EXECUTION VERSION

LOAN AGREEMENT
Dated as of December 6, 2023
among
VINEBROOK HOMES BORROWER 1, LLC,
as Borrower,
and
BANK OF AMERICA, NATIONAL ASSOCIATION,
as Lender

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TABLE OF CONTENTS
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Schedules and Exhibits
Schedules:
Schedule I     -    Properties Schedule
Schedule II    -    Organizational Chart
Schedule III     -    Exceptions to Representations and Warranties
Schedule IV    -    Definition of Special Purpose Bankruptcy Remote Entity
Schedule V    -     Allocated Loan Amount
Schedule VI    -    Qualified Title Insurance Companies
Schedule VII -    Chief Executive Office, Other Offices, Prior Names and Federal Employer Identification Number
Schedule VIII    -    Securities
Schedule IX    -    Midland Loan Services–2023-SFR1 SFR Asset Management Fees
Schedule X    -    Periodic Rating Agency Information
Schedule XI    -    Vacant Properties
Schedule XII    -    Advance Rents
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Schedule XIII     -    Security Deposit Account
Schedule XIV -    Terminated Accounts
Schedule XV -    Non-Stabilized Properties
Schedule XVI -    Major Contracts
Schedule XVII -    Competitor Property Managers
Schedule XVIII -    Rent Deposit Account

Exhibits:
Exhibit A    -     Form of Blocked Account Control Agreement
Exhibit B    -    Form of Property Account Control Agreement
Exhibit C    -    Form of Tenant Direction Letter
Exhibit D    -    Form of Request for Release
Exhibit E    -    Forms of U.S. Tax Compliance Certificate
Exhibit F    -    Protective Lender Provisions for Releases
Exhibit G     -    Form of Closing Date BPO Certificate
Exhibit H    -    Form of Closing Date OSN Certificate
Exhibit I    -    Form of Request for Release of a Disqualified Property
Exhibit J    -    Form of Compliance Certificate
Exhibit K    -    Form of Security Deposit and Advance Rent Notice
Exhibit L    -    Form of Automatic Sweep Instructions
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LOAN AGREEMENT
THIS LOAN AGREEMENT, dated as of December 6, 2023 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, having an address at One Bryant Park, 11th Floor, New York, New York 10036 (together with its successors and assigns, collectively, “Lender”), and VINEBROOK HOMES BORROWER 1, LLC, a Delaware limited liability company, having an address at 300 Crescent Court, Suite 700, Dallas, Texas 75201 (together with its permitted successors and assigns, “Borrower”).
All capitalized terms used herein shall have the respective meanings set forth in Article 1 hereof.
W I T N E S S E T H :
WHEREAS, Borrower desires to obtain the Loan from Lender; and
WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms and conditions of this Agreement and the other Loan Documents.
NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:
Article 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION; COOPERATION
Section 1.1Specific Definitions.
For all purposes of this Agreement, except as otherwise expressly provided:
“Actual Rent Collections” means, for any period of determination, actual cash collections of Rents in respect of the Properties by Borrower (or, for the period prior to the Closing Date, by Borrower’s Affiliates that owned the Properties) to the extent such Rents relate to such period of determination, regardless of when actually collected; provided, that collections of Advance Rent shall be allocated to the applicable calendar month set forth in the Security Deposit and Advance Rent Notice.
“Additional Fees” means those fees payable to Property Manager as set forth in Article VI of the Management Agreement, as amended or modified from time to time in accordance with the Loan Documents.
“Advance Rent” means, for any given month, any Rent that has been prepaid more than thirty (30) days in advance, as measured from the date of determination.
“Affiliate” means, as to any Person, any other Person that (i) owns directly or indirectly forty-nine percent (49%) or more of all equity interests in such Person, (ii) is in Control of, is Controlled by or is under common ownership or Control with such Person, (iii) is a director or officer of such Person or of an Affiliate of such Person, and/or (iv) is the spouse, issue or parent of such Person or of an Affiliate of such Person.
“Allocated Loan Amount” means, with respect to each Property, an amount equal to the portion of the Loan made with respect to such Property, as set forth on Schedule V as the same may be reduced in accordance with Section 2.4; provided that (i) if a single Substitute Property is

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substituted for an Affected Property or portfolio of Affected Properties pursuant to Section 2.4.3(a), then the initial Allocated Loan Amount of such Substitute Property shall be the Allocated Loan Amount of such Affected Property or Replaced Property (or the aggregate Allocated Loan Amounts of such Affected Properties or Replaced Properties, as applicable) immediately prior to its (or their) Substitution and (ii) if two (2) or more Substitute Properties are substituted for an Affected Property or portfolio of Affected Properties pursuant to Section 2.4.3(a), then the initial Allocated Loan Amount of each such Substitute Property shall be a pro rata portion of the Allocated Loan Amount of such Affected Property or Replaced Property (or the aggregate Allocated Loan Amounts of such Affected Properties or Replaced Properties) immediately prior to its (or their) Substitution, with such pro rata portion determined based on the BPO Values of the Substitute Properties (which such BPO shall be obtained by Borrower and be acceptable to Lender). For the avoidance of doubt, in connection with calculating any prepayments contemplated by this Agreement, Lender will determine the Allocated Loan Amount for any Property as of the date Lender received notice of the prepayment from Borrower.
“ALTA” means American Land Title Association, or any successor thereto.
“A.M. Best” means A.M. Best Company, Inc.
“Annual Budget” means the operating and capital budget for the Properties in the aggregate setting forth, on a month-by-month basis, in reasonable detail, each line item of Borrower’s good faith estimate of anticipated Rents and other recurring income, Operating Expenses and Capital Expenditures for the applicable Fiscal Year.
“Applicable HOA Properties” means with respect to any Applicable HOA State, (a) all HOA Properties located in such Applicable HOA State except for any Properties (i) as to which any Liens for HOA Fees are expressly subordinated to the Lien of the Mortgages and the applicable Title Insurance Policy insures against any loss sustained by Lender if such Liens for HOA Fees, including after-arising HOA Liens, have priority over the Lien of the Mortgages or (ii) with respect to which (x) Borrower has delivered to Lender an opinion, satisfactory to Lender, from a nationally recognized law firm (or one with prominent standing in the applicable state) that affirmatively concludes that any Liens for HOA Fees (including future-arising Liens for HOA Fees) would not have Priority with respect to such Property (which may be based on the particular terms of the HOA declarations for such Property as set forth in the Closing Date HOA Opinion for that state subject to certification by OS National, LLC or a similar title service) and (y) Borrower has delivered to Lender, within twenty (20) Business Days after June 30 and December 31 of each calendar year, commencing with June 30, 2024, an updated legal opinion with the same conclusion (which may be in the form of a bring-down or date-down opinion with respect to an earlier delivered opinion) and (b) all HOA Properties located in such Applicable HOA State designated as an Applicable HOA Property pursuant to Section 4.3.13(b).
“Applicable HOA State” means (a) a state in which, pursuant to applicable Legal Requirements, (i) a Lien in favor of a HOA may be created through the non-payment of amounts assessed against a Property by such HOA, (ii) any such Lien would have priority over the lien of the Mortgage and (iii) any such Lien if foreclosed upon by such HOA would result in an extinguishment of the Lien of the Mortgage on such Property or (b) a state designated as an Applicable HOA State pursuant to Section 4.3.13(b). For the avoidance of doubt, if any reported decision of a state appellate court would result in the foregoing clauses (a)(i) through (iii) applying in such state, then such state shall constitute an Applicable HOA State.
“Approved Capital Expenditures” means Capital Expenditures incurred by Borrower and either (i) if no Trigger Period has occurred and is continuing, included in the Annual Budget or, if during a Trigger Period, an Approved Annual Budget or (ii) approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed.

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“Assignment of Leases and Rents” means an Assignment of Leases and Rents for each Property or for multiple Properties located within the same county or parish, dated as of the Closing Date (or, in connection with a Property which is a Substitute Property, dated as of the Substitution Date), executed and delivered by Borrower, constituting an assignment of the Lease or the Leases, as applicable, and the proceeds thereof as Collateral for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. The Assignment of Leases and Rents may be included as part of the Mortgage for such Property or Properties.
“Assignment of Management Agreement” means (i) with respect to the Existing Management Agreement, an Assignment of Management Agreement and Subordination of Management Fees among Lender, Borrower, Borrower TRS and Property Manager, substantially in the form delivered on the Closing Date by Borrower, Borrower TRS, Property Manager and Lender, and (ii) with respect to any Replacement Management Agreement, an Assignment of Management Agreement and Subordination of Management Fees substantially in the same form or as otherwise consented to by Lender and executed by Borrower, Borrower TRS, the Qualified Manager replacing Property Manager and Lender, in either case, as it may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Award” means any compensation paid by any Governmental Authority in connection with a Condemnation in respect to all or any part of a Property.
“Blocked Account Control Agreement” means the Cash Management Agreement among Borrower, Cash Management Account Bank and Lender providing for the exclusive control of the Cash Management Account and all other Accounts by Lender, substantially in the form of Exhibit A or such other form as may be reasonably acceptable to Lender, as it may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Borrower Security Agreement” means that certain Security Agreement, dated as of the date hereof, executed by Borrower in favor of Lender, each as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Borrower TRS” means VineBrook Homes TRS 1, LLC, a wholly owned Delaware limited liability company subsidiary of Borrower that is treated for U.S. federal income tax purposes as a “taxable REIT subsidiary”.
“Borrower TRS Guaranty” means that certain Borrower TRS Guaranty, dated as of the date hereof, executed by Borrower TRS in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Borrower TRS Security Agreement” means that certain Security Agreement, dated as of the date hereof, executed by Borrower TRS in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“BPO” means a broker price opinion obtained from an independent vendor based on an exterior review of the Property on an “as-is” basis. For the avoidance of doubt, BPOs obtained in accordance with the terms of the Agreement may be relied upon by the Lender, and neither the Lender nor the Servicer will have any liability for any errors, omissions or inaccuracies contained therein.
“BPO Value” means, with respect to any Property, the “as is” value for such Property set forth in a BPO obtained from an independent vendor by Borrower at Borrower’s sole cost and expense and acceptable to Lender in its reasonable discretion with respect to a Property. Until such time as an BPO is obtained hereunder, the BPO Value shall be the BPO Value set forth on

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the Properties Schedule to the Loan Agreement. All BPO Values must be calculated using a BPO.
“Business Day” means any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.
“C&C Threshold Amount” means, with respect to either (i) all Casualties arising from any single Casualty event or (ii) any single Condemnation event, an amount equal to five percent (5.0%) of the Outstanding Principal Balance as of the date of such Casualty or Condemnation event.
“Calculation Date” means the last day of each calendar quarter during the Term, commencing with the calendar quarter ending in March 2024.
“Capital Expenditures” means, for any period, amounts expended for replacements and alterations to a Property and required to be capitalized according to GAAP.
“Cash Management Account Bank” means the Eligible Institution selected by Lender to maintain the Cash Management Account.
“Closing Date” means the date of the funding of the Loan.
“Closing Date BPO Certificate” means a certificate from RREM in substantially the form of Exhibit G without any material exceptions.
“Closing Date DSCR” means 1.34:1.00.
“Closing Date HOA Opinions” means the opinions of counsels to Borrower executed and delivered on or prior to the Closing Date.
“Closing Date OSN Certificate” means a certificate from OS National, LLC in substantially the form of Exhibit H without any material exceptions.
“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Collateral” means, collectively, all of the real, personal and mixed property in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.
“Collateral Documents” means the Borrower Security Agreement, the Equity Owner Security Agreement, the Borrower TRS Security Agreement, the Blocked Account Control Agreement, each Property Account Control Agreement, the Assignment of Management Agreement, each Mortgage Document and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Lender a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations, as the same may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.
“Collections” means, without duplication, with respect to any Property, all Rents, Other Receipts, Insurance Proceeds (whether or not Lender elects to treat any such Insurance Proceeds

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as business or rental interruption Insurance Proceeds pursuant to Section 5.4(d)), Condemnation Proceeds, Net Transfer Proceeds, interest on amounts on deposit in the Cash Management Account and the Reserve Funds, amounts paid to Borrower (or Borrower TRS) pursuant to the terms of the applicable Purchase Agreement, amounts drawn on security deposits that become Collections pursuant to Section 4.1.15, amounts paid by Borrower (or Borrower TRS) to the Cash Management Account pursuant to this Agreement, and all other payments received with respect to such Property (except for security deposits) and all “proceeds” (as defined in Section 9-102 of the UCC) of such Property. “Collections” shall not include unearned amounts remitted by a prospective tenant to Borrower and held in escrow to reserve a Property; provided, that such amounts shall constitute Collections when they are earned, and may be retained, by Borrower and applied as rents or rent equivalents.
    “Compliance Certificate” means the certificate in the form attached hereto as Exhibit J.
“Component” means individually or collectively, as the context may require, any one of Component A, Component B, Component C, Component D, Component E1, Component E2 and Component F, each as more particularly set forth in Section 2.1.2.
“Component D DSCR” means, as of any date of determination, a ratio in which:
(i)the numerator is the sum of (a) the balance of the PCC Reserve Subaccount as of such date of determination, plus (b) Underwritten Net Cash Flow determined with reference to the applicable DSCR Period Measurement Date; and
(ii)the denominator is the sum of (A) the aggregate Monthly Debt Service Payment Amounts for the twelve (12) month period following the applicable DSCR Period Measurement Date (other than the Monthly Debt Service Payment Amount due with respect to Component E1 and Component E2), and (B) the regular monthly fee of the certificate administrator (deemed to be $6,967 per month) and the trustee (deemed to be $333 per month) under the Servicing Agreement for such twelve (12) month period.
“Component D DSCR Period” means, a period that shall commence on the date which is the first day of the Interest Period following the determination by Lender that the Component D DSCR determined with reference to the applicable DSCR Period Measurement Date is less than the Low DSCR Trigger as of the date of determination and based on the financial statements of Borrower related to such DSCR Period Measurement Date, and shall end (i) on the date which is the first day of the Interest Period following the determination by Lender that, as of the applicable DSCR Period Measurement Date, based on the financial statements of Borrower related to such DSCR Period Measurement Date, that, as of any two (2) succeeding consecutive Calculation Dates occurring after the commencement of the related “Component D DSCR Period”, the Component D DSCR is at least the Low DSCR Trigger or (ii) upon the Borrower prepaying the principal amount of the Loan in an amount sufficient to cause the Component D DSCR to be at least the Low DSCR Trigger, effective as of the first day of the Interest Period following the date on which such prepayment is made. For the avoidance of doubt, (i) a Component D DSCR Period will be effective for the entire Interest Period during which such Component D DSCR Period commences (unless cured during such Interest Period) and (ii) no Component D DSCR Period will be continuing if the Component Outstanding Principal Balance of Component D is equal to zero.
“Component E1 Deferred Interest Amount” means, as of any date of determination, the aggregate amount of all accrued, deferred and unpaid Component E1 Monthly Deferred Interest Amounts.
“Component E1 DSCR” means, as of any date of determination, a ratio in which:

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(i)the numerator is the sum of (a) the balance of the PCC Reserve Subaccount as of such date of determination, plus (b) the Underwritten Net Cash Flow determined with reference to the applicable DSCR Period Measurement Date; and
(ii)the denominator is the sum of (A) the aggregate Monthly Debt Service Payment Amounts for the twelve (12) month period following the applicable DSCR Period Measurement Date (other than the Monthly Debt Service Payment Amount due with respect to Component E2), and (B) the regular monthly fee of the certificate administrator (deemed to be $6,967 per month) and the trustee (deemed to be $333 per month) under the Servicing Agreement for such twelve (12) month period.
“Component E1 DSCR Period” means, a period that shall commence on the date which is the first day of the Interest Period following the determination by Lender that the Component E1 DSCR determined with reference to the applicable DSCR Period Measurement Date is less than the Low DSCR Trigger as of the date of determination and based on the financial statements of Borrower related to such DSCR Period Measurement Date, and shall end if no Component D DSCR Period is continuing (provided that a Component E1 DSCR Period may end simultaneously with a Component D DSCR Period in accordance with the related definitions thereof) and (i) on the date which is the first day of the Interest Period following the determination by Lender that, as of the applicable DSCR Period Measurement Date, based on the financial statements of Borrower related to such DSCR Period Measurement Date, that, as of any two (2) succeeding consecutive Calculation Dates occurring after the commencement of the related “Component E1 DSCR Period”, the Component E1 DSCR is at least the Low DSCR Trigger or (ii) upon Borrower prepaying the principal amount of the Loan in an amount sufficient to cause the Component E1 DSCR to be at least the Low DSCR Trigger, effective as of the first day of the Interest Period following the date on which such prepayment is made. For the avoidance of doubt, (i) a Component E1 DSCR Period will be effective for the entire Interest Period during which such Component E1 DSCR Period commences (unless cured during such Interest Period) and (ii) no Component E1 DSCR Period will be continuing if the Component Outstanding Principal Balance of Component E1 is equal to zero.
“Component E2 Deferred Interest Amount” means, as of any date of determination, the aggregate amount of all accrued, deferred and unpaid Component E2 Monthly Deferred Interest Amounts.
“Component E2 DSCR” means, as of any date of determination, a ratio in which:
(i)the numerator is the sum of (a) the balance of the PCC Reserve Subaccount as of such date of determination, plus (b) the Underwritten Net Cash Flow determined with reference to the applicable DSCR Period Measurement Date; and
(ii)the denominator is the sum of (A) the aggregate Monthly Debt Service Payment Amounts for the twelve (12) month period following the applicable DSCR Period Measurement Date, and (B) the regular monthly fee of the certificate administrator (deemed to be $6,967 per month) and the trustee (deemed to be $333 per month) under the Servicing Agreement for such twelve (12) month period.
“Component Outstanding Principal Balance” means, as of any given date, with respect to each Component, the outstanding principal balance of such Component. The Component Outstanding Principal Balance of each Component shall be increased by the Deferred Interest Amount with respect to such Component.
“Concessions” means, for any period of determination, the value of concessions (other than free Rent) provided with respect to the Properties by Borrower (or, for the period prior to the Closing Date, by Borrower and Borrower’s Affiliates that owned the Properties).

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“Condemnation” means a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of a Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting a Property or any part thereof.
“Constituent Document” means, (i) with respect to any partnership (whether limited or general), (a) the certificate of partnership (or equivalent filings), (b) the partnership agreement (or equivalent organizational documents) of such partnership and (c) any document setting forth the designation, amount and/or rights, limitations and preferences of any of such partnership’s partnership interests or the holders thereof; (ii) with respect to any limited liability company, (a) the certificate of formation (or the equivalent organizational documents) of such entity, (b) the operating agreement (or the equivalent governing documents) of such entity and (c) any document setting forth the designation, amount and/or rights, limitations and preferences of any of such limited liability company’s membership interests or the holders thereof; and (iii) with respect to any other type of entity, the organizational and governing document for such entity which are equivalent to those described in clauses (i) and (ii) above, as applicable.
“Contest Security” means any security delivered to Lender by Borrower under Section 4.1.3 or Section 4.4.8.
“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms “Controlled”, “Controlling” and “Common Control” shall have correlative meanings.
“Cure Period” means with respect to the failure of any Property to qualify as an Eligible Property if such failure is reasonably susceptible of cure, a period of thirty (30) days after the earlier of actual knowledge of such condition by a Responsible Officer of Borrower or the Manager or notice thereof by Lender to Borrower; provided that, if Borrower is diligently pursuing such cure during such thirty (30) day period and such failure is susceptible of cure but cannot reasonably be cured within such thirty (30) day period, then such cure period shall be extended for another ninety (90) days so long as Borrower continues to diligently pursue such cure and, provided further, that if the Obligations have been accelerated pursuant to Section 8.2.1, then the cure period hereunder shall be reduced to zero (0) days. If any failure of any Property to qualify as an Eligible Property is not reasonably susceptible of cure, then no cure period shall be available. If any failure of any Property to qualify as an Eligible Property is due to a Voluntary Action, then no cure period shall be available.
“Cut-Off Date” means August 31, 2023.
“DBRS Morningstar” means DBRS, Inc.
“DC Interest Amount” means, with respect to any Deferrable Component and any Monthly Payment Date, interest at the DC Interest Rate on such Deferrable Component calculated on the basis of twelve (12) thirty (30)-day months so that the interest owing through and including the last day of such Interest Period for such Deferrable Component will be equal to the product of (i) 1/12th, (ii) the DC Interest Rate and (iii) the average daily Component Outstanding Principal Balance of such Component during the applicable Interest Period. For the avoidance of doubt, DC Interest Amount is a portion of the Deferrable Interest with respect to the Deferrable Component.
“DC Interest Rate” means, with respect to any Deferrable Component, a per annum rate equal to the lesser of 4.50% and the Deferrable Interest Rate with respect to such Component.

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“Debt” means the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium, if applicable) due to Lender from time to time in respect of the Loan under the Note, this Agreement, the Mortgage Documents, the Environmental Indemnity or any other Loan Document.
“Debt Service” means, with respect to any particular period of determination, the scheduled interest payments due under the Note for such period.
“Default” means the occurrence of any event which, but for the giving of notice or passage of time, or both, would constitute an Event of Default hereunder or under any other Loan Document.
“Default Rate” means, with respect to each Component (other than Component F and other than with respect to any Deferred Interest Amount with respect to any Component) and any other Obligations, a rate per annum equal to the lesser of (i) the Maximum Legal Rate and (ii) three percent (3.0%) above the Interest Rate applicable to such Component (other than Component F).
“Deferrable Component” means each of Component E1 and Component E2, individually or collectively, as the context may require.
“Deferrable Interest” means, with respect to any Monthly Payment Date and any Deferrable Component, an amount equal to the interest which is then due on the Component Outstanding Principal Balance of such Deferrable Component (including, for the avoidance of doubt, the outstanding Deferred Interest Amount with respect to such Deferrable Component) calculated using the applicable Deferrable Interest Rate for such Deferrable Component. For the avoidance of doubt, DC Interest Amount is a portion of the Deferrable Interest with respect to the related Deferrable Component.
“Deferrable Interest Rate” means, with respect to (i) Component E1, 4.7500% per annum and (ii) Component E2, 4.7500% per annum.
“Deferred Interest Amount” means, with respect to Component E1, the Component E1 Deferred Interest Amount and with respect to Component E2, the Component E2 Deferred Interest Amount.
“Deficiency” means, with respect to any Property File, (i) the failure of one or more Specified Documents contained therein to be fully executed or to match the information on the most recent Properties Schedule required to be delivered by Section 4.3.6, (ii) one or more Specified Documents contained therein are mutilated, materially damaged or torn or otherwise physically altered or unreadable or (iii) the absence from a Property File of any Specified Document required to be contained in such Property File.
“Designated HOA Properties” means, with respect to any state, HOA Properties located in such state that (i) were not Applicable HOA Properties on the Closing Date, (ii) become Applicable HOA Properties after the Closing Date and (iii) are designated by Borrower to Lender in writing as Designated HOA Properties.
“Discount Rate” means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semiannually.
“Disqualified Property” means any Property that fails to constitute an Eligible Property (after the lapse of any applicable Cure Period).

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“DSCR Period” means, (i) with respect to Component E1, a Component D DSCR Period, (ii) with respect to Component E2, a Component E1 DSCR Period and (iii) with respect to whether a Trigger Period has occurred and is continuing, a Low DSCR Period.
“DSCR Period Measurement Date” means, as of any date of determination, the most recent Calculation Date for which both (i) financial statements of Borrower have been delivered to Lender in accordance with Section 4.3.1 and (ii) with respect to which Lender has made a determination as to whether a DSCR Period has commenced or is continuing with respect to such Calculation Date. For the avoidance of doubt, Lender shall review the financial statements referenced in clause (i) above in the order they were received, and make its determination accordingly.
“Eligibility Requirements” means, with respect to a Person, the requirement that such Person has a net worth of not less than $300,000,000 (exclusive of such Person’s direct or indirect interest in the Properties and Borrower).
“Eligible Account” means a separate and identifiable account from all other funds held by the holding institution that is an account or accounts (or subaccounts thereof) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
“Eligible Institution” means:
(a)PNC Bank, National Association so long as PNC Bank, National Association’s long-term deposits or long-term unsecured debt rating shall be at least “A2” by Moody’s and the equivalent by Fitch (if then rated by Fitch) and “BBB(high)” by DBRS Morningstar (if then rated by DBRS Morningstar, or if not rated by DBRS Morningstar, an equivalent or higher rating by at least two (2) NRSROs (which may include Moody’s and Fitch)) (if the deposits are to be held in the applicable account for more than 30 days) or PNC Bank, National Association’s short-term deposit or short-term unsecured debt rating shall be at least “P-1” by Moody’s, “F1” by Fitch and “R-1(low)” by DBRS Morningstar (if then rated by DBRS Morningstar, or if not rated by DBRS Morningstar, an equivalent or higher rating by at least two (2) NRSROs (which may include Moody’s and Fitch)) (if the deposits are to be held in the applicable account for 30 days or less); or
(b)a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short-term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of letters of credit or accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least (a) “AA” by S&P and (b) “AA” and/or “F1+” (for securities) by Fitch and/or “AAAmmf” (for money market funds) by Fitch.
“Eligible Lease” means, as of any date of determination, a Lease for a Property that satisfies all of the following:
(a)the Lease reflects customary market standard terms;
(b)the Lease is entered into on an arms-length basis without payment support by Borrower or its Affiliates (provided that any incentives offered to Tenants shall not be deemed to constitute such payment support);
(c)the Lease had, as of its commencement date, an initial Lease Term of at least six (6) months (except with respect to the initial Lease Term for any in-place Lease when

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such Property was acquired by Borrower’s Affiliate or acquired by Borrower on the Closing Date);
(d)the Lease is to a bona fide third-party lessee; and
(e)the Lease is in compliance with all applicable Legal Requirements in all material respects.
“Eligible Property” means, as of any date of determination, a Property that is in compliance with each of the Property Representations and each of the Property Covenants.
“Environmental Indemnity” means that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrower in connection with the Loan for the benefit of Lender.
“Environmental Laws” has the meaning set forth in the Environmental Indemnity.
“Equity Interests” means, with respect to any Person, shares of capital stock, partnership interests, membership interests, beneficial interests or other equity ownership interests in such Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest from such Person.
“Equity Owner” means VineBrook Homes Equity Owner 1, LLC, a Delaware limited liability company.
“Equity Owner Guaranty” means, that certain Equity Owner Guaranty, dated as of the date hereof, executed by Equity Owner in favor of Lender.
“Equity Owner Security Agreement” means that certain Equity Owner Security Agreement, dated as of the date hereof, executed by Equity Owner in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Existing Facility” means that certain existing loan facility evidenced by that certain Amended and Restated Revolving Credit Agreement, dated as of November 3, 2021, among VineBrook Homes Operating Partnership, L.P. and certain of its subsidiaries, as borrowers, the lenders party thereto, KeyBank, National Association, as administrative agent, and KeyBanc Capital Markets, Inc., BMO Capital Markets Corp., Raymond James Bank, Truist Securities, Inc., Wells Fargo Bank, N.A., Mizuho Bank, Ltd., Citizens Bank, N.A., BofA Securities, Inc. and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners, as amended, restated, supplemented or otherwise modified from time to time.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which another entity is a member or (ii) described in Section 414(m) or (o) of the Code of which another entity is a member, except that this clause (ii) shall apply solely for purposes of potential liability under Section 302(b) of ERISA and Section 412(b) of the Code and any lien created under Section 303(k) of ERISA and Section 430(k) of the Code.
“ERISA Event” means (i) the failure to pay a minimum required contribution or installment to a Plan on or before the due date provided under Section 430 of the Code or Section 303 of ERISA, (ii) the filing of an application with respect to a Plan for a waiver of the

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minimum funding standard under Section 412(c) of the Code or Section 302(c) of ERISA, (iii) the failure of a Loan Party or any of its ERISA Affiliates to pay a required contribution or installment to a Multiemployer Plan on or before the applicable due date, or (iv) the occurrence of a Plan Termination Event.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.7, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.7.6 and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Management Agreement” means that certain Property Management Agreement, dated as of the date hereof, among Borrower, Borrower TRS and Property Manager, pursuant to which Property Manager is to provide management and other services with respect to the Properties, as it may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing an official government agreement with respect to the foregoing.
“Fiscal Quarter” means each three (3) month period ending on March 31, June 30, September 30 and December 31, respectively, during each year of the Term.
“Fiscal Year” means each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.
“Fitch” means Fitch Ratings, Inc.
“Fixture Filing” means, with respect to any jurisdiction in which any Property or Properties are located in which a separate, stand-alone fixture filing is required or generally recorded or filed pursuant to the local law or custom (as reasonably determined by Lender), a Uniform Commercial Code financing statement (or other form of financing statement required in the jurisdiction in which the applicable Property or Properties are located) recorded or filed in the real estate records in which the applicable Property or Properties are located.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that (a) neither is subject to ERISA nor is a “governmental plan” within the meaning of Section 3(32) of ERISA and that is established, maintained, or contributed to, by a Loan Party or any of its ERISA Affiliates and (b) is mandated by a government other than the United States

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(other than a state within the United States or an instrumentality thereof) for employees of a Loan Party or any of its ERISA Affiliates.
“Forward Leased Property” means any Property for which a Tenant entered into an Eligible Lease (or a renewal or extension to an Eligible Lease) with respect to such Property prior to November 8, 2023, but such lease does not, by its terms, start until after the Cut-off Date.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.
“Government List” means (1) any list maintained by OFAC, (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Government Lists”, or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority with jurisdiction over Borrower or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Government Lists”.
“Governmental Authority” means any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city or otherwise) whether now or hereafter in existence.
“GPR” means, as of any date of determination, the sum of (i) the annualized in place Rents under bona fide Eligible Leases for the Properties as of such date and (ii) the annualized market rents for Properties that are vacant as of such date. For purposes of clause (ii), market rents shall be determined by Borrower or, if reasonably required by Lender, by RREM or any other nationally recognized rental rate reporting service selected by Lender in its reasonable discretion (such nationally recognized rental rate reporting service’s fee to be at Borrower’s sole cost and expense); provided that Borrower may object to any such determination by RREM or any other nationally recognized rental rate reporting service by delivering written notice to Lender within five (5) Business Days of any such determination and, in such event, the market rents so objected to shall be as determined by an independent broker opinion of market rent obtained by Borrower and acceptable to Lender at Borrower’s sole cost and expense.
“Guarantor” means each of Equity Owner and Borrower TRS.
“Hazardous Substance” has the meaning set forth in the Environmental Indemnity.
“HOA” means a homeowners’ or condominium owners’ association.
“HOA Fees” means homeowners’ or condominium owners’ association dues, fees and assessments.
“HOA Property” means a Property which is subject to an HOA.
“Improvements” means the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on a Property.

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“Indebtedness” means, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case for which such Person is liable or its assets are liable, whether such Person (or its assets) is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss and (vii) any other contractual obligation for the payment of money which are not settled within thirty (30) days after becoming due and payable.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Independent” means, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in Borrower or in any Affiliate of Borrower, (ii) is not connected with Borrower or any Affiliate of Borrower as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer or person performing similar functions and (iii) is not a member of the immediate family of a Person defined in clause (i) or (ii) above.
“Independent Accountant” means (i) a firm of nationally recognized, certified public accountants which is Independent and which is selected by Borrower and reasonably acceptable to Lender or (ii) such other certified public accountant(s) selected by Borrower, which is Independent and reasonably acceptable to Lender.
“Individual Material Adverse Effect” means, in respect of a Property, any event or condition that has a material adverse effect on the value, use, occupation, leasing or marketability of such Property or results in any material liability to, claim against or obligation of Lender or material liability or obligation on the part of any Loan Party.
“Insolvency Opinion” means that certain bankruptcy non-consolidation opinion letter dated the date hereof delivered by Dechert LLP in connection with the Loan.
“Interest Rate” means, with respect to each Component, a fixed interest rate per annum equal to (a) with respect to Component A, 4.9235% per annum; (b) with respect to Component B, 4.9235% per annum, (c) with respect to Component C, 4.9235% per annum, (d) with respect to Component D, 4.9235% per annum, (e) with respect to Component E1, 4.9235% per annum, (f) with respect to Component E2, 4.9235% per annum or (g) with respect to Component F, 0.0005% per annum (or, when applicable pursuant to this Agreement or any other Loan Document, the applicable Default Rate); provided that with respect to each of the Deferrable Components, any Deferred Interest Amounts with respect to such Deferrable Component will instead accrue interest on a fixed per annum interest rate equal to the related Deferrable Interest Rate.
“IRS” means the United States Internal Revenue Service.
“KBRA” means Kroll Bond Rating Agency, LLC.

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“Knowledge” means, when used with respect to Borrower, Equity Owner, Borrower TRS or Property Manager, the actual knowledge of a Responsible Officer of such Person.
“Lease” means a bona fide written lease, sublease, letting, license, concession or other agreement pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Property by or on behalf of Borrower, and (a) every modification, amendment or other agreement relating to such lease, sublease or other agreement entered into in connection with such lease, sublease or other agreement, and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the Tenant.
“Lease Term” means, (i) with respect to a substitution of a single Property with a Substitute Property, the remaining contractual term of the Eligible Lease for the Property or the Substitute Property, as applicable (without giving effect to any extension option in such Lease), and (ii) with respect to a substitution of a portfolio of Properties with a portfolio of Substitute Properties, the weighted average remaining contractual term of the Eligible Leases for the Properties or the Substitute Properties, as applicable (without giving effect to any extension option in such leases), weighted based on the Allocated Loan Amounts for such Properties or Substitute Properties, as applicable.
“Legal Requirements” means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Loan, any Secondary Market Transaction with respect to the Loan, Borrower or a Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Securities Act, the Exchange Act, Regulation AB, the rules and regulations promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, zoning and land use laws, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting a Property or any part thereof, including any which may (i) require repairs, modifications or alterations in or to a Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.
“Lien” means any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of any Collateral or any interest therein, or any direct or indirect interest in Borrower or any other Loan Party, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.
“Loan” means the loan in the original principal amount of Three Hundred Ninety-Two Million One Hundred Eighty Thousand and 00/100 Dollars ($392,180,000.00) made by Lender to Borrower pursuant to this Agreement.
“Loan Documents” means, collectively, this Agreement, the Note, the Sponsor Guaranty, the Equity Owner Guaranty, the Borrower TRS Guaranty, the Environmental Indemnity, each Collateral Document and all other agreements, instruments and documents delivered pursuant thereto or in connection therewith, as the same may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.
“Loan Party” means Borrower, Borrower TRS and Equity Owner.

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“Low DSCR Cure Prepayment” means any voluntary prepayment made by Borrower to Lender of the principal of the Loan during any Low DSCR Period other than a payment in reduction of any Deferred Interest Amount.
“Low DSCR Period” means a period that shall commence on the date which is the first day of the Interest Period following the determination by Lender that the Component E2 DSCR determined with reference to the applicable DSCR Period Measurement Date is less than the Low DSCR Trigger as of the date of determination and based on the financial statements of Borrower related to such DSCR Period Measurement Date, and shall end if no Component E1 DSCR Period or Component D DSCR Period is continuing (provided that a Low DSCR Period may end simultaneously with a Component E1 DSCR Period or a Component D DSCR Period in accordance with the related definitions thereof) and (i) on the date which is the first day of the Interest Period following the determination by Lender that, as of the applicable DSCR Period Measurement Date, based on the financial statements of Borrower related to such DSCR Period Measurement Date, that, as of any two (2) succeeding consecutive Calculation Dates occurring after the commencement of the related Low DSCR Period, the Component E2 DSCR is at least the Low DSCR Trigger or (ii) upon Borrower prepaying the principal amount of the Loan in an amount sufficient to cause the Component E2 DSCR to be at least the Low DSCR Trigger, effective as of the first day of the Interest Period following the date on which such prepayment is made. For the avoidance of doubt, (i) a Low DSCR Period shall be effective for the entire Interest Period during which such Low DSCR Period commences (unless cured during such Interest Period) and (ii) no Low DSCR Period will be continuing if the Component Outstanding Principal Balance of Component E2 is equal to zero.
“Low DSCR Trigger” means 1.20:1.00.
“Major Contract” means (i) any agreement between any Loan Party and any Affiliate of any Relevant Party (other than the Management Agreement) or (ii) any brokerage, leasing, cleaning, maintenance, service or other contract or agreement of any kind (other than Leases, utility contracts on commercially reasonable rates and purchase or sale agreements) relating to the Properties, in each case involving payment or expense of more than One Million Dollars ($1,000,000) during any twelve (12) month period, unless cancelable on thirty (30) days or less notice without requiring payment of termination fees or payments of any kind.
“Management Agreement” means the Existing Management Agreement or a Replacement Management Agreement pursuant to which a Qualified Manager is managing one or more of the Properties in accordance with the terms and provisions of this Agreement.
“Management Fee Cap” means, with respect to the calendar month ending immediately prior to each Monthly Payment Date during the Term, six percent (6.00%) of gross Rents collected with respect to the Properties for such calendar month; provided, that for purposes of determining gross Rents collected, collections of Advance Rent shall be allocated to applicable calendar month set forth in the applicable Security Deposit and Advance Rent Notice.
“Manager” means, as the context may require, Property Manager or a Qualified Manager who is managing one or more of the Properties in accordance with the terms and provisions of the Existing Management Agreement or pursuant to a Replacement Management Agreement.
“Material Adverse Effect” means a material adverse effect on (a) the property, business, operations or financial condition of the Loan Parties taken as a whole, (b) the use, operation or value of the Properties, taken as a whole, (c) the ability of Borrower to repay the principal and interest of the Loan when due or to satisfy any of Borrower’s other obligations under the Loan Documents, or (d) the enforceability or validity of any Loan Document, the perfection or priority of any Lien created under any Loan Document or the rights, interests and remedies of Lender under any Loan Document.

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“Maturity Date” means the Stated Maturity Date, or such earlier date on which the final payment of principal of the Note becomes due and payable as herein or therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.
“Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Minimum Disbursement Amount” means $50,000.
“Monthly Debt Service Payment Amount” means, for each Monthly Payment Date, an amount equal to the amount of interest which is then due on the Component Outstanding Principal Balance of each Component at the applicable Interest Rate (subject to Section 2.2.3 and Section 2.3.6).
“Monthly Deferred Interest Amount” means, with respect to any Monthly Payment Date, (i) with respect to Component E1, the Component E1 Monthly Deferred Interest Amount for the related Interest Period and (ii) with respect to Component E2, the Component E2 Monthly Deferred Interest Amount for the related Interest Period.
“Monthly Payment Date” means the ninth (9th) day of every calendar month occurring during the Term, or if such date is not a Business Day, the immediately preceding Business Day. The first Monthly Payment Date shall be January 9, 2024.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means a Mortgage (which, with respect to Properties located in the state of Florida, may be amended and restated) or Deed of Trust (which, with respect to the Properties located in Tennessee, may be amended and restated) or Deed to Secure Debt, as applicable, for each Property or for multiple Properties located within the same county or parish, dated as of the Closing Date (or, in connection with a Property which is a Substitute Property, dated as of the Substitution Date), executed and delivered by Borrower, constituting a Lien or security title on the Improvements and the Property or Properties, as applicable, as Collateral for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Mortgage Documents” means the Mortgages, the Assignments of Leases and Rents and the Fixture Filings.
“Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 414(f) of the Code or Section 3(37) of ERISA to which contributions are required to be made by any Loan Party or any of its ERISA Affiliates or to which any such entity has any liability.
“Net Assets” means, with respect to any Person, the difference between (i) the fair market value of such Person’s assets and (ii) such Person’s liabilities determined in accordance with GAAP, but without deducting for depreciation with respect to any real estate assets.
“Net Proceeds” means (i) the net amount of all insurance proceeds received by Lender pursuant to Section 5.1.1(a)(i) and (iii) as a result of damage to or destruction of a Property, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of an Award, after deduction of Lender’s reasonable costs and expenses (including, but not limited to,

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reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.
“Net Transfer Proceeds” means, with respect to the Transfer of any Property, the gross sales price for such Property (including any earnest money, down payment or similar deposit included in the total sales price paid by the purchaser), less Transfer Expenses.
“Non-Property Taxes” means all Taxes other than Property Taxes and Other Charges.
“Non-Stabilized Property” means, individually, and “Non-Stabilized Properties” means, collectively, the Properties listed on Schedule XV attached hereto which do not satisfy the Renovation Standards as of the Cut-Off Date.
“NRSRO” means any credit rating agency that has elected to be treated as a nationally recognized statistical rating organization for purposes of Section 15E of the Exchange Act, without regard to whether or not such credit rating agency has been engaged by Lender or its designees in connection with, or in anticipation of, a Securitization.
“Obligations” means, collectively, Borrower’s obligations for the payment of the Debt and the performance by the Loan Parties of the Other Obligations.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Officer’s Certificate” means a certificate delivered to Lender by Borrower which is signed by an authorized officer of Borrower or another Loan Party.
“Operating Expenses” means, for any period, without duplication, all expenses actually paid or payable by Borrower (or, for the period prior to the Closing Date, by Borrower and, if applicable, any of Borrower’s Affiliates that owned the Properties) during such period in connection with the administration, operation, management, maintenance, repair and use of the Properties, determined on an accrual basis, and, except to the extent otherwise provided in this definition, in accordance with GAAP. Operating Expenses specifically shall include, without duplication, (i) all operating expenses incurred in such period based on quarterly financial statements delivered to Lender in accordance with Section 4.3.1(a), (ii) cost of utilities, inventories, and fixed asset supplies consumed in the operation of the Properties, (iii) management fees in an amount equal to the greater of (A) actual management fees or (B) the lesser of the Management Fee Cap and the actual management fees set forth in the Management Agreement, (iv) any Additional Fees; (v) administrative, payroll, security and general expenses for the Properties, (vi) costs and fees of Independent professionals (including, without limitation, legal, accounting, consultants and other professional expenses), technical consultants, operational experts (including quality assurance inspectors) or other third parties retained to perform services required or permitted hereunder, (vii) computer processing charges, (viii) operational equipment and other lease payments to the extent constituting operating expenses under GAAP, (ix) Property Taxes and Other Charges (other than income taxes), (x) insurance premiums, (xi) Property maintenance expenses, (xii) all reserves required by Lender hereunder (without duplication) and (xiii) HOA Fees and other similar fees. Notwithstanding the foregoing, Operating Expenses shall not include (A) depreciation or amortization, (B) income taxes or other charges in the nature of income taxes, (C) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the making of the Loan or the sale, exchange, transfer, financing or refinancing of all or any portion of any Property or in connection with the recovery of Insurance Proceeds or Awards which are applied to prepay the Note, (D) Capital Expenditures, (E) Debt Service, (F) expenses incurred in connection with the acquisition, initial renovation and initial leasing of Properties and other activities undertaken prior to such initial lease that do not constitute recurring operating expenses to be paid by Borrower, including eviction of existing Tenants, incentive payments to Tenants

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and other similar expenses, (G) any item of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but is paid directly by any Tenant under a Lease, (H) any service that is required to be provided by the Manager pursuant to the Management Agreement without compensation or reimbursement (other than the management fee set forth in the Management Agreement), (I) any expenses that relate to a Property from and after the release of such Property in accordance with Section 2.5 hereof, (J) bad debt expense with respect to Rents, (K) the value of any free rent or other concessions provided with respect to the Properties, (L) any loss that is covered by the Policies including any portion of a loss that is subject to a deductible under the Policies or (M) corporate overhead expenses incurred by Borrower’s Affiliates.
“Other Charges” means all (i) HOA Fees, (ii) impositions other than Property Taxes, (iii) charges, liens or fees, levied or assessed or imposed against a Property by a governmental authority in connection with code violations, and (iv) any other charges levied or assessed or imposed against a Property or any part thereof other than Property Taxes.
“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Obligations” means (a) the performance of all obligations of the Loan Parties contained herein; (b) the performance of each obligation of the Relevant Parties contained in any other Loan Document; and (c) the performance of each obligation of the Relevant Parties contained in any renewal, extension, amendment, restatement, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Document.
“Other Receipts” for any period of determination, any actual net cash flow receipts received by Borrower (or, for the period prior to the Closing Date, by Borrower and, if applicable, any of Borrower’s Affiliates that owned the Properties) from sources other than Rents, with respect to the Properties, to the extent they are recurring in nature and properly included as operating income for such period in accordance with GAAP.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Outstanding Principal Balance” means, as of any date, the aggregate Component Outstanding Principal Balances of the Components of the Loan.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Permitted Capital Contributions” means capital contributions actually made by Sponsor and credited to the PCC Reserve Subaccount of Borrower pursuant to Section 6.11.1; provided, that, in order to be included in any calendar quarter for purposes of determining the Component D DSCR, the Component E1 DSCR or the Component E2 DSCR as of the Calculation Date

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upon which such calendar quarter ends, the deposit of such Permitted Capital Contribution must be made in accordance with Section 6.11.1 on or before such Calculation Date.
“Permitted Investments” means:
(a)obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;
(b)federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, (A) in the case of such investments with maturities of thirty (30) days or less, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by Moody’s or Fitch in the highest short term rating category) and the long term obligations of which are rated at least “A2” by Moody’s or “A” by Fitch (or such lower rating for which Rating Agency Confirmation is received with respect to Moody’s or Fitch), (B) in the case of such investments with maturities of three (3) months or less, but more than thirty (30) days, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by Moody’s or Fitch in the highest short term rating category) and the long term obligations of which are rated at least “A1” by Moody’s or “A+” by Fitch (or such lower rating for which Rating Agency Confirmation is received with respect to Moody’s or Fitch), (C) in the case of such investments with maturities of six (6) months or less, but more than three (3) months, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by Moody’s or Fitch in the highest short term rating category) and the long term obligations of which are rated at least “Aa3” by Moody’s or “AA-” by Fitch (or such lower rating for which Rating Agency Confirmation is received with respect to Moody’s or Fitch), and (D) in the case of such investments with maturities of more than six (6) months, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by Moody’s or Fitch in the highest short term rating category) and the long term obligations of which are rated “Aaa” by Moody’s or “AAA” by Fitch (or such lower rating for which Rating Agency Confirmation is received with respect to Moody’s or Fitch); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;
(c)fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, (A) in the case of such investments with

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maturities of thirty (30) days or less, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by Moody’s or Fitch in the highest short term rating category) and the long term obligations of which are rated at least “A2” by Moody’s or “A” by Fitch (or such lower rating for which Rating Agency Confirmation is received with respect to Moody’s or Fitch), (B) in the case of such investments with maturities of three (3) months or less, but more than thirty (30) days, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by Moody’s or Fitch in the highest short term rating category) and the long term obligations of which are rated at least “A1” by Moody’s or “A+” by Fitch (or such lower rating for which Rating Agency Confirmation is received with respect to Moody’s or Fitch), (C) in the case of such investments with maturities of six (6) months or less, but more than three (3) months, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by Moody’s or Fitch in the highest short term rating category) and the long term obligations of which are rated at least “Aa3” by Moody’s or “AA-” by Fitch (or such lower rating for which Rating Agency Confirmation is received with respect to Moody’s or Fitch), and (D) in the case of such investments with maturities of more than six (6) months, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by Moody’s or Fitch in the highest short term rating category) and the long term obligations of which are rated “Aaa” by Moody’s or “AAA” by Fitch (or such lower rating for which Rating Agency Confirmation is received with respect to Moody’s or Fitch); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;
(d)debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by Moody’s or Fitch in its highest long-term unsecured rating category); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (iv) such investments must not be subject to liquidation prior to their maturity;
(e)commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days (A) in the case of such investments with maturities of thirty (30) days or less, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by Moody’s or Fitch in the highest short term rating category) and the long term obligations of which are rated at least “A2” by Moody’s or and “A” by Fitch (or such lower rating for which Rating Agency Confirmation is received with respect to Moody’s or Fitch), (B) in the case of such investments with maturities of three (3) months or less, but more than thirty (30) days, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated Moody’s or Fitch in the highest short term rating category) and the long term obligations of which are rated at least “A1” by Moody’s or “A+” by Fitch (or such lower rating for which Rating Agency Confirmation is received with respect to Moody’s or Fitch), (C) in the case of such investments with maturities of six (6) months or less, but more than three (3) months, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by Moody’s or Fitch in the highest short term rating category) and the long term obligations of which are rated at least “Aa3” by Moody’s or “AA-”

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by Fitch (or such lower rating for which Rating Agency Confirmation is received with respect to Moody’s or Fitch), and (D) in the case of such investments with maturities of more than six (6) months, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by Moody’s or Fitch in the highest short term rating category) and the long term obligations of which are rated “Aaa” by Moody’s or “AAA” by Fitch (or such lower rating for which Rating Agency Confirmation is received with respect to Moody’s or Fitch); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;
(f)units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invested solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and
(g)any other security, obligation or investment which has been specifically approved as a Permitted Investment in writing (i) by Lender and (ii) each Rating Agency, as confirmed by satisfaction of the Rating Agency Confirmation with respect to each Rating Agency;
provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment and provided, further, that each investment described hereunder must have (x) a predetermined fixed amount of principal due at maturity (that cannot vary or change) and (y) an original maturity of not more than 365 days and a remaining maturity of not more than thirty (30) days.
“Permitted Liens” means, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all encumbrances and other matters disclosed in the Title Insurance Policies for the Properties and, with respect to any Substitute Property, as Lender has approved in writing in Lender’s reasonable discretion or as is or will be insured pursuant to the related Title Insurance Owner’s Policy, (iii) Liens, if any, for Non-Property Taxes or Property Taxes imposed by any Governmental Authority not yet due or delinquent, (iv) Liens arising after the Closing Date for Non-Property Taxes, Property Taxes or Other Charges being contested in accordance with Section 4.1.3 or Section 4.4.8, (v) any workers’, mechanics’ or other similar Liens on a Property that are bonded or discharged or satisfied within ninety (90) days after Borrower first receives written notice of such Lien, (vi) all Liens, easements, rights-of-way, restrictions and other similar non-monetary encumbrances recorded against and affecting any Property and that either (1) would not reasonably be expected to and do not have an Individual Material Adverse Effect on the Property, or (2) which are reasonably consented to in writing by Lender, (vii) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s reasonable discretion and (viii) rights of Tenants as Tenants only under Leases permitted hereunder.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

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“Plan” means an “employee pension benefit plan” as defined in Section 3(3) of ERISA that is established, maintained or contributed to by any Loan Party or any of its ERISA Affiliates (or as to which such entity has any liability) and that is covered by Title IV of ERISA, other than a Multiemployer Plan.
“Plan Termination Event” means (i) any event described in Section 4043 of ERISA with respect to any Plan for which the 30-day notice provision has not been waived; (ii) the withdrawal of any Loan Party or any of its ERISA Affiliates from a Plan during a plan year in which such Loan Party or such ERISA Affiliate was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the provision of any affected parties with written notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution of proceedings by the PBGC to terminate a Plan or by any similar foreign governmental authority to terminate a Foreign Plan; (v) the institution of proceedings by a foreign governmental authority to appoint a trustee to administer any Foreign Plan that could reasonably be expected to result in a Material Adverse Effect; or (vi) the incurrence of any liability with respect to the partial or complete withdrawal of any Loan Party or any of its ERISA Affiliates from a Multiemployer Plan or Foreign Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Prepayment Notice” means a prior written notice to Lender specifying the proposed Business Day on which a prepayment of the Debt is to be made pursuant to Section 2.4.2, which date shall be no earlier than ten (10) days after the date of such Prepayment Notice and no later than ninety (90) days after the date of such Prepayment Notice. A Prepayment Notice may be revoked in writing by Borrower, or may be modified in writing by Borrower to a new specified Business Day, in each case, on or prior to the proposed prepayment date set forth in such Prepayment Notice; provided that such new Business Day shall be no earlier than such proposed prepayment date. If revoked (as opposed to modified), any new Prepayment Notice shall comply with the timeframes set forth above. Borrower shall pay to Lender all out-of-pocket costs and expenses (if any) incurred by Lender in connection with Borrower’s permitted revocation or modification of any Prepayment Notice.
“Priority” means, with respect to any HOA Property, that the valid and proper foreclosure of a Lien for HOA Fees would extinguish the Lien of a Mortgage with respect to such HOA Property.
“Properties Schedule” means the data tape of Properties attached hereto as Schedule I, as updated on a quarterly basis pursuant to Section 4.3.6.
“Property” means, individually, and “Properties” means, collectively, (i) the residential real properties described on the Properties Schedule as of the Closing Date and encumbered by the Mortgages and (ii) any residential real properties that are Substitute Properties; provided that (a) if the Allocated Loan Amount for any Property has been reduced to zero and all interest and other Obligations related thereto that are required to be paid on or prior to the date when the Allocated Loan Amount for such Property is required to be repaid have been repaid in full, and the Lien of the Mortgage Documents related to such Property have been released, then such residential real property shall no longer be a Property hereunder, and (b) upon the release of an Affected Property for a Substitute Property in accordance with Section 2.4.3 hereof, such Affected Property shall no longer be deemed to be a Property. The Properties include the Improvements now or hereafter erected or installed thereon and other personal property owned by Borrower located thereon, together with all rights pertaining to such real property, Improvements and personal property.
“Property Account Bank” means the Eligible Institution at which a Property Account is maintained.

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“Property Account Control Agreement” means, (i) the Deposit Account Control Agreement (Springing Agreement) dated the date hereof among Borrower, Lender and a Property Account Bank, providing for springing control by Lender, substantially in the form set forth as Exhibit B attached hereto or such other form as may be reasonably acceptable to Lender, and (ii) the Deposit Account Control Agreement (Springing Agreement) dated the date hereof among Borrower, Lender and a Property Account Bank, providing for springing control by Lender, substantially in the form set forth as Exhibit B attached hereto or, in each case, such other form as may be reasonably acceptable to Lender, as each may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Property Accounts” means the Rent Deposit Account and the Borrower’s Operating Account.
“Property Covenants” means those covenants set forth in Section 4.4 and the covenants contained in Section 2 of the Environmental Indemnity.
“Property File” means with respect to each Property:
(a)The Purchase Agreement, auction receipt or other applicable purchase documentation reasonably satisfactory to Lender;
(b)The documentation described in Sections 3.2.3, 3.2.4, 3.2.5, 4.4.3, 4.4.4, and 4.4.5;
(c)Evidence reasonably satisfactory to Lender of the insurance policies required by Section 5.1.1 with respect to such Property;
(d)The executed Lease and any renewals, amendments or modification of the Lease or any new Lease, each of which shall be delivered to the Property File (which shall be deemed satisfied in respect of any such document if maintained in Borrower’s records, so long as it can be made available to Lender promptly after request therefor (but in no event shall be required to made available sooner than forty-five (45) days after execution thereof)) (provided, that if such Property is a Vacant Property or Non-Stabilized Property, such Property will be disclosed in the Properties Schedule required to be delivered by Section 4.3.6 as a Vacant Property or Non-Stabilized Property until an Eligible Lease is executed with respect to such Property); and
(e)The BPO for such Property.
“Property Manager” means VineBrook Homes, LLC, a Delaware limited liability company.
“Property Representations” means those representations and warranties set forth in Section 3.2 and Section 1 of the Environmental Indemnity.
“Property Taxes” means any real estate and personal property taxes, assessments, water charges, sewer rents, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto now or hereafter levied or assessed or imposed by a Governmental Authority against any Property, any Collateral, any part of either of the foregoing or Borrower.
“Public Vehicle” means a Person whose securities are listed and traded on a national securities exchange and shall include a majority owned affiliate of any such Person or any operating partnership through which such Person conducts all or substantially all of its business.

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“Purchase Agreement” means the purchase agreement with respect to the purchase of a Property entered into by Borrower or its Affiliate and a third party seller of a Property who is not an Affiliate of any Loan Party.
“Qualified Manager” means (a) Property Manager, (b) any Person that Controls, is Controlled by or is under Common Control with Property Manager or Sponsor, (c) any Person that Controls, is Controlled by or is under Common Control with any successor or assign of Sponsor pursuant to a Transfer made in accordance with Section 7.1, and/or (d) a reputable Person that has at least two (2) years’ experience in the management of at least two hundred and fifty (250) residential rental properties in each metropolitan statistical area in which the applicable Properties to be managed by such Person are located and is not the subject of a bankruptcy or similar proceeding; provided, that in the case of the foregoing subclause (d), Borrower shall have obtained a Rating Agency Confirmation in respect of the management of the Properties by such Person; and provided, further, that if any such Person is an Affiliate of Borrower and if requested by Lender, Borrower shall have obtained an additional Insolvency Opinion; and provided, further, that any other Person for which Borrower has obtained a Rating Agency Confirmation meets this definition.
“Qualified Title Insurance Company” means each title insurance company listed on Schedule VI and any other title insurance company unless such title insurance company is disqualified by Lender in its reasonable discretion by notice to Borrower.
“Qualified Transferee” means (a) Sponsor, (b) REIT or (c) any Person that (i) has a net worth of not less than $300,000,000 (exclusive of such Person’s direct or indirect interest in the Properties and Borrower), (ii) has not been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding or any governmental or regulatory investigation which resulted in a final, nonappealable conviction for criminal activity involving moral turpitude, (iii) is (or is under Common Control with a Person that is) regularly engaged in the management, ownership or operation of one to four unit residential rental properties and (iv) with respect to the applicable Transfer to such Person, Borrower shall have obtained a Rating Agency Confirmation.
“Rating Agencies” means the nationally-recognized statistical rating organization (e.g. S&P, Moody’s, Fitch, DBRS Morningstar, KBRA or any successor thereto) that have been or will be engaged by Lender or its designees in connection with, or in anticipation of, a Securitization and, after the final Securitization of the Loan, means any of the foregoing that have rated and continue to rate any of the certificates issued in connection with such Securitization (but, for the avoidance of doubt, excluding any unsolicited ratings).
“Rating Agency Confirmation” means a written affirmation from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion, provided that upon receipt of a written acknowledgment or waiver (which may be in electronic form and whether or not specifically identifying the matter or in general, press release form) from a Rating Agency indicating its decision not to review or to waive review of the matter for which Rating Agency Confirmation is sought, the requirement to obtain Rating Agency Confirmation for such matter at such time will be considered not to apply (as if such requirement did not exist for such matter at such time) with respect to such Rating Agency. In the event that, at any given time, no Securities are then outstanding, then the term Rating Agency Confirmation shall be deemed instead to require the written approval of Lender in its reasonable discretion, provided that the foregoing shall be inapplicable in any case in which Lender has an independent approval right in respect of the matter at issue pursuant to the terms of this Agreement.

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“Records” means all leases, agreements, instruments, documents, books, records and other information (including, without limitation, tapes, disks, punch cards and related property and rights) maintained with respect to Properties or the Loan Parties, other than the Property Files.
“Regulation AB” means Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.
“REIT” means VineBrook Homes Trust, Inc., a Maryland corporation.
“Related Loan” means a loan to an Affiliate of Borrower or Guarantor or secured by a Related Property, that is included in a Securitization with the Loan, and any other loan that is cross-collateralized with the Loan.
“Related Property” means a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of Significant Obligor, to a Property.
“Release Amount” means, for a Property, the following applicable amount together with any other amounts specified in Section 2.4.5:
(a)in connection with the Transfer of a Property pursuant to Section 2.5 or any failure of a Property to qualify as an Eligible Property due to the occurrence of a Voluntary Action (such Properties, “Release Premium Properties”), (i) 105% of the aggregate Allocated Loan Amount for such Property if the sum of the aggregate Allocated Loan Amount of (1) such Property or Properties being released, and (2) all Release Premium Properties previously released from the Loan, is less than $39,218,000.00, (ii) 110% of the aggregate Allocated Loan Amount for such Property if the sum of the aggregate Allocated Loan Amounts of (1) such Property or Properties being released, and (2) all Release Premium Properties previously released from the Loan, is equal to or greater than $39,218,000.00 but less than $58,827,000.00, (iii) 115% of the aggregate Allocated Loan Amount for such Property if the sum of the aggregate Allocated Loan Amounts (1) such Property or Properties being released, and (2) all Release Premium Properties previously released from the Loan, is equal to or greater than $58,827,000.00 but less than $78,436,000.00, and (iv) 120% of the aggregate Allocated Loan Amount for such Property if the sum of the aggregate Allocated Loan Amounts of (1) such Property or Properties being released and (2) all Release Premium Properties previously released from the Loan, is equal to or greater than $78,436,000.00;
(b)in connection with any failure of a Property to qualify as an Eligible Property, other than due to the occurrence of a Voluntary Action that is not cured within the applicable Cure Period, an amount equal to 100% of the Allocated Loan Amount for such Property; and
(c)in connection with any Condemnation or Casualty of any Property for which prepayment of the Release Amount is required pursuant to Section 5.2 or Section 5.3, one hundred percent (100%) of the Allocated Loan Amount for such Property.
“Relevant Party” means each Loan Party and Sponsor (collectively “Relevant Parties”).
“REMIC Trust” means a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.
“Renovation Expenses” means, the costs and expenses incurred to renovate a Property so that (i) all renovation work required for such Property to satisfy the Renovation Standards has been completed in a good and workmanlike manner and in accordance with all applicable Legal

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Requirements, in each case, in all material respects, and (ii) such Property satisfies the Renovation Standards in all material respects and is in a good, safe and habitable condition. For the avoidance of doubt, Renovation Expenses include any fees, costs or expenses associated with any ongoing recurring repairs or maintenance to any Property.
“Renovation Standards” means the maintenance, repairs, improvements and installations that are necessary for a Property to conform to applicable material Legal Requirements and not deviate materially from local rental market standards for the area in which such Property is located.
“Rents” means, with respect to each Property, all rents and rent equivalents and any fees, payments or other compensation from any Tenant (except for security deposits or unearned amounts remitted by a prospective tenant to Borrower and held in escrow to reserve a Property; provided, that such amounts shall constitute Rent or Rents when they are earned, and may be retained, by Borrower and applied as rents or rent equivalents).
“Repayment Date” means the date of a prepayment of the Loan pursuant to the provisions of Section 2.4.
“Replaced Property” means either an Affected Property that is replaced with a Substitute Property under Section 2.4.3(a).
“Replacement Management Agreement” means, collectively, (a) either (i) a management agreement with a Qualified Manager, substantially in the same form and substance as the Existing Management Agreement or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, that with respect to this clause (ii), (x) if such management agreement provides for the payment of management fees in excess of those fees provided for under the Existing Management Agreement, then Borrower shall have obtained a Rating Agency Confirmation with respect to such increase in management fees and (y) otherwise Lender, at its option, may require that Borrower obtain a Rating Agency Confirmation with respect to such management agreement, and (b) an assignment of management agreement and subordination of management fees substantially in the form of the Assignment of Management Agreement described in clause (i) of the definition thereof dated as of the date hereof (or such other form and substance reasonably acceptable to Lender and the Qualified Manager), each as it may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Request for Release” means a request for release of a Property in connection with any Transfer of a Property, substantially in the form attached hereto as Exhibit D.
“Request for Release of a Disqualified Property” means a request for payoff and release of a Disqualified Property in accordance with Section 2.4.3(a), substantially in the form attached hereto as Exhibit I.
“Required SPE” means each of Borrower, Borrower TRS and Equity Owner.
“Reserve Funds” means, collectively, all funds deposited by Borrower with Lender or Cash Management Account Bank pursuant to Article 6, including, but not limited to, the Capital Expenditure Funds, the Insurance Funds, the Tax Funds, the HOA Funds, the Casualty and Condemnation Funds, the Cash Collateral Funds, the Special Insurance Reserve Funds, the Eligibility Funds, the Advance Rent Funds and the PCC Reserve Funds or otherwise in connection with a prepayment or Substitution pursuant to Section 2.4.3(a)(xvii).
“Reserve Release Date” means any Business Day as requested by Borrower pursuant to a Reserve Release Request; provided that (i) there shall be no more than one (1) Reserve Release

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Date in any calendar month and (ii) a Reserve Release Date shall be not less than ten (10) Business Days after delivery of the related Reserve Release Request.
“Reserve Release Request” means any written request by Borrower for a release of Reserve Funds made in accordance with Article 6 and reasonably acceptable to Lender.
“Responsible Officer” means, as to any Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer, corporate secretary or board director of such Person or its applicable managing member or general partner, or such other similar officer of such Person or its applicable managing member or general partner reasonably acceptable to Lender; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer means any Person authorized to act on such officer’s behalf as demonstrated by a certified resolution.
“Restoration” means the repair and restoration of a Property after a Casualty as nearly as possible to the condition such Property was in immediately prior to such Casualty, with such material alterations as may be approved by Lender, such approval not to be unreasonably withheld, delayed or conditioned.
“Restricted Junior Payment” means, with respect to any Person, (i) any dividend or other distribution of any nature (cash, securities, assets, Indebtedness or otherwise) and any payment, by virtue of redemption, retirement or otherwise, on any class of Equity Interests or subordinate Indebtedness issued by such Person, whether such Equity Interests are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests or subordinate Indebtedness of such Person now or hereafter outstanding, or (iii) any payment of management or similar fees by such Person (other than payment of management fees under any Management Agreement to the extent expressly permitted by this Agreement).
“Restricted Pledge Party” means, collectively, Borrower, Borrower TRS, Equity Owner and any other direct equity holder in Borrower, Borrower TRS or Equity Owner up to, but not including, the first direct equity holder that has substantial assets other than the Properties and the other Collateral for the Loan (which, as of the Closing Date, is Sponsor, and which, for the avoidance of doubt, is not a Restricted Pledge Party).
“RREM” means Radian Real Estate Management LLC.
“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business.
“Security Deposit and Advance Rent Notice” means the notice in the form attached hereto as Exhibit K.
“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.
“Solvent” means, with respect to any Person or any consolidated group, on any date of determination, that on such date (i) the fair saleable value of such Person’s or consolidated group’s assets exceeds its total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities, (ii) the fair saleable value of such Person’s or consolidated group’s assets exceeds its probable liabilities, as applicable, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured, (iii) such Person’s or consolidated group’s assets do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted and (iv) such Person or

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consolidated group does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its obligations).
“Specified Documents” means, with respect to any Property File, each document listed in the definition of “Property File”.
“Sponsor” means VineBrook Homes Operating Partnership, L.P., a Delaware limited partnership, together with its permitted successors and/or assigns.
“Sponsor Financial Covenant” means the requirement that Sponsor or any Qualified Transferee that executes and delivers a replacement guaranty pursuant to Section 7.1 maintain Net Assets of not less than $150,000,000 (exclusive of Sponsor’s or such Qualified Transferee’s direct or indirect interest in Borrower).
“Sponsor Guaranty” means that certain Sponsor Guaranty, dated as of the date hereof, executed by Sponsor in favor of Lender, as it may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Sponsor Parent Entity” means any Person that owns, directly or indirectly, any legal and beneficial interests in Sponsor.
“Sponsor Public Listing” means the listing of the direct or indirect legal or beneficial interests of Sponsor or REIT (or any direct or indirect subsidiary of Sponsor or REIT or any Sponsor Parent Entity) on the New York Stock Exchange or another nationally recognized securities exchange.
“Sponsor Public Sale” means the sale, transfer or conveyance (but not a pledge), in one or a series of transactions (a) of more than 50% of the direct or indirect legal or beneficial interests in Sponsor or REIT (or any direct or indirect subsidiary of Sponsor or REIT or any Sponsor Parent Entity) to a Public Vehicle or (b) through which Sponsor or REIT (or any direct or indirect subsidiary of Sponsor or REIT or any Sponsor Parent Entity) becomes, or is merged with or into, a Public Vehicle.
“Stated Maturity Date” means the Monthly Payment Date occurring in December, 2028.
“Subordination Period” means, with respect to any Monthly Payment Date and any Deferrable Component, either (i) a shortfall in funds available to pay the full amount of interest payable on such Deferrable Component at its applicable Interest Rate (or, in the case of any outstanding Deferred Interest Amount with respect to such Component, at the applicable Deferrable Interest Rate) is in effect on such Monthly Payment Date pursuant to Section 6.8.1 assuming any payments required pursuant to Section 6.8.1(e), (f) and (g) were made before making a payment of such interest payable or (ii) a DSCR Period with respect to such Deferrable Component is in effect on such Monthly Payment Date.
“Substitute Property” means an Eligible Property that is substituted for an Affected Property under Section 2.4.3(a).
“Substitution” means the substitution of any Property with a Substitute Property under Section 2.4.3(a).
“Substitution Date” means the date of the consummation of any Substitution pursuant to Section 2.4.3(a).

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tenant” means any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of a Property.
“Term” means the entire term of this Agreement, which shall expire upon repayment in full of the Debt.
“Terminated Accounts” means the accounts listed on Schedule XIV.

“Title Insurance Owner’s Policy” means, with respect to each Property, an ALTA owner title insurance policy issued by a Qualified Title Insurance Company in a form reasonably acceptable to Lender (or, if a Property is in a state which does not permit the issuance of such ALTA policy, such form as shall be permitted in such state and determined that is reasonably acceptable to Lender) issued with respect to such Property and insuring the legal title to such Property, as applicable, posted to Lender’s online data room pursuant to Section 4.1.14 with electronic or written notification to Lender of such posting.
“Title Insurance Policy” means, with respect to each Property or multiple Properties encumbered by the same Mortgage, an ALTA mortgagee title insurance policy issued by a Qualified Title Insurance Company containing such endorsements as Lender may reasonably require (to the extent available in the state where the Property or the Properties, as applicable, are located) in a form reasonably acceptable to Lender (or, if such Property or the Properties, as applicable, are located in a state which does not permit the issuance of such ALTA policy, such form as shall be permitted in such state and determined that is reasonably acceptable to Lender) issued with respect to such Property or Properties, as applicable, and insuring the Lien of the Mortgage Documents encumbering such Property or Properties (subject to Permitted Liens), as applicable, and posted to Lender’s online data room pursuant to Section 4.1.14 with electronic or written notification to Lender of such posting.
“Transfer Date” means the date upon which a Transfer of a Property is consummated.
“Transfer Expenses” means, with respect to the Transfer of any Property, the reasonable expenses of Borrower incurred in connection therewith not to exceed 8.0% of all gross amounts realized with respect thereto, for any of the following: (i) third party real estate commissions, (ii) the closing costs of the purchaser of such Property or Borrower actually paid by Borrower (including, without limitation, all taxes paid in connection with such Transfer) and (iii) Borrower’s miscellaneous closings costs, including, but not limited to out-of-pocket attorneys’ fees, title, escrow and appraisal costs and expenses.
“Treasury Rate” means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Repayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Stated Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate).
“Trigger Period” shall commence upon the occurrence of (i) an Event of Default or (ii) the commencement of a Low DSCR Period; and shall end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the Event of Default commencing the Trigger Period has been cured and such cure has been accepted by Lender (and no other Event of Default is then

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continuing) or (B) with respect to a Trigger Period continuing due to clause (ii), the Low DSCR Period has ended pursuant to the terms hereof.
“Trust Fund Expenses” means, without duplication, (a) any interest payable to the Servicer, or any special servicer, trustee, operating advisor, custodian, or certificate administrator in connection with the Loan or the Properties pursuant to the Servicing Agreement in respect of advances made by any of the foregoing; provided, however, that Borrower shall only be obligated to pay any amounts described in this clause (a) if and to the extent such interest exceeds the sum of the Default Rate interest and late payment charges payable pursuant to Section 2.3.4 in respect of the event giving rise to the related advances; (b) all special servicing fees, work-out, liquidation fees and other reasonable fees payable to any special servicer under the Servicing Agreement (i) after the Loan is transferred to the special servicer as a result of (A) the occurrence of an Event of Default or (B) an acknowledgment by Borrower in writing that the Loan is likely to go into default, or (ii) in connection with any Borrower-requested or consensual work-out or modification of the Loan; (c) the regular monthly fee of the certificate administrator (capped at $6,967 per month) and the trustee (capped at $333 per month) under the Servicing Agreement, (d) without duplication to the foregoing, the fees and expenses of Midland Loan Services as Servicer as set forth in Schedule IX; (e) the costs and expenses incurred by Servicer (including costs and expenses of any third party engaged by the Servicer) in connection with (i) the determination of market rents for purposes of and in accordance with clause (ii) of the definition of GPR and (ii) the verification of information set forth in Quarterly HOA Reports and quarterly reports delivered pursuant to clause (h) of Schedule X, as well as the verification and/or preparation of any reports related to HOA compliance required to be performed by the Servicer or special servicer under the Servicing Agreement; and (f) except for the regular monthly fees payable to the master servicer and any operating advisor, any other cost, fee or expense of the Servicer, the trustee, the operating advisor and any certificate administrator under the Servicing Agreement (i) after the Loan is transferred to the special servicer as a result of (A) the occurrence of an Event of Default or (B) an acknowledgment by Borrower in writing that the Loan is likely to go into default, (ii) the occurrence of an Event of Default under clauses (i), (ii) or (iii) of Section 8.1 or (iii) in connection with any Borrower-requested or consensual work out or modification of the Loan or any other special waiver or approval requests made by Borrower or Guarantor during the term of the Loan (in each case including, but not limited to, (1) any out-of-pocket costs and expenses in connection with BPOs and, where BPOs are not sufficient in accordance customary mortgage servicing standards, appraisals of the Properties or the Equity Interests in Borrower (or any updates to BPOs or such appraisals) conducted by or on behalf of the Servicer and/or special servicer, (2) property inspections conducted by or on behalf of the Servicer and/or special servicer, (3) lien searches conducted by or on behalf of the Servicer and/or special servicer, (4) any out-of-pocket reimbursements to the trustee, the Servicer, the special servicer, the operating advisor, any certificate administrator thereunder and related Persons of each of the foregoing, or the trust fund, pursuant to the Servicing Agreement, (5) any indemnification to Persons entitled thereto under the Servicing Agreement, (6) any litigation expenses arising from an Event of Default and (7) the cost of Rating Agency Confirmations and/or opinions of counsel, if any, required to be obtained pursuant to the Servicing Agreement in connection with servicing or administering the Loan or the Properties and administration of the trust fund).
“Trustee” means any trustee holding the Loan or any Component in a Securitization.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State (with respect to fixtures), the State of New York or the state in which any of the Cash Management Accounts are located, as the case may be.
“Underwritten Capital Expenditures” means, as of any date of determination, for the twelve (12) month period ending on such date, the product of (i) the number of Properties (excluding any Property with respect to which Borrower has made a deposit in the Eligibility

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Reserve Account equal to 100% of the Allocated Loan Amount for such Property) multiplied by (ii) $500.
“Underwritten Net Cash Flow” means, as of any date of determination, the excess of: (a) for the twelve (12) month period ending on such date, the sum of (i) the lesser of (x) GPR multiplied by 93.79%, and (y) Actual Rent Collections, and (ii) Other Receipts; over (b) for the twelve (12) month period ending on such date, the sum of (i) Operating Expenses, adjusted to reflect exclusion of amounts representing non-recurring expenses, (ii) Underwritten Capital Expenditures and (iii) Concessions. For purposes of the foregoing calculations, for each of the first three Calculation Dates after the Closing Date, Operating Expenses, Concessions, Actual Rent Collections and Other Receipts with respect to the Properties for the period from and including the Closing Date, to and including each such Calculation Date shall be annualized to determine the twelve (12) month Operating Expenses, Concessions, Actual Rent Collections and Other Receipts with respect to the Properties.
Notwithstanding the foregoing, Underwritten Net Cash Flow shall not include (a) any Insurance Proceeds (other than business interruption and/or rental loss insurance proceeds and only to the extent allocable to the applicable reporting period), (b) any proceeds resulting from the Transfer of all or any portion of any Property, (c) any item of income otherwise included in Underwritten Net Cash Flow but paid directly by any Tenant to a Person other than Borrower as an offset or deduction against Rent payable by such Tenant, provided such item of income is for payment of an item of expense (such as payments for utilities paid directly to a utility company) and such expense is otherwise excluded from the definition of Operating Expenses pursuant to clause “(G)” of the definition thereof, (d) security deposits received from Tenants until forfeited or applied and (e) any lease buy-out or surrender payment from any Tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions).
Notwithstanding anything herein to the contrary, other than with respect to a Disqualified Property for which Borrower has deposited an amount equal to 100% of the Allocated Loan Amount of such Disqualified Property into the Eligibility Reserve Account in accordance with Section 2.4.3(a) and Section 6.10(a), the Underwritten Net Cash Flow of any Property that is a Disqualified Property shall be zero for all purposes of this Agreement.
“United States” means the United States of America.
“Unrestricted Cash” means any cash or Permitted Investments not held (or required to be held) in any Account, the Cash Management Account, the Rent Deposit Account or the Security Deposit Account, whether paid by Borrower from receipts with respect to the Properties or from contributions of the Equity Owner of Borrower or otherwise, to the extent the cash value thereof could be distributed as a Restricted Junior Payment by a Loan Party pursuant to Section 4.2.12 on such date. For the avoidance of doubt, Net Transfer Proceeds are not Unrestricted Cash.
“U.S. Dollars” refers to lawful money of the United States.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“Vacant Property” means, individually, and “Vacant Properties” means, collectively, the Properties listed on Schedule XI attached hereto which are not leased to or occupied by any Tenant as of the Cut-Off Date.
“Voluntary Action” means, in respect of any Property, a voluntary action or omission by any Loan Party or an action or omission by any third party authorized by a Loan Party that, in each case, such Loan Party intends in bad faith to result in (a) an imposition of a Lien (other than

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a Permitted Lien) on such Property, (b) a Transfer of such Property or (c) such Property becoming a Disqualified Property.
“Voluntary Cash Prepayment” means any voluntary prepayments of principal (including any applicable Deferred Interest Amounts) on the Loan made from Unrestricted Cash, other than any Low DSCR Cure Prepayments or prepayments in connection with the release of any Optional Release Property.
“Yield Maintenance Date” means the Monthly Payment Date occurring in December, 2026.
“Yield Maintenance Premium” means, except as otherwise provided in this Agreement, with respect to any Component prepaid (other than Component F and any amounts paid in reduction of the Deferred Interest Amounts), the product of:
(i)a fraction whose numerator is the principal amount of the Component so prepaid (or accelerated) (other than any amounts paid in reduction of the related Deferred Interest Amount with respect to such Component) and whose denominator is the Component Outstanding Principal Balance of such Component (other than any Deferred Interest Amount with respect to such Component) before giving effect to such payment, multiplied by
(ii)the sum of the respective present values (computed as of the date of such prepayment) of the remaining scheduled payments (assuming such payments are made as scheduled) of interest with respect to such Component (other than any Deferred Interest Amount with respect to such Component) prior to the Yield Maintenance Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (x) the Interest Rate for such Component and (y) the Treasury Rate, determined by discounting such interest payments at the Discount Rate.
Each Yield Maintenance Premium shall be allocated to the related Components (other than Component F) being prepaid. For the avoidance of doubt, no Yield Maintenance Premium shall be due or payable with respect to any prepayment or acceleration of Component F or with respect to any amounts paid in reduction of any Deferred Interest Amount.
Section 1.2Index of Other Definitions. The following terms are defined in the Sections, Schedules or Loan Documents as indicated below:
“Acceptable Blanket Policy” – 5.1.1(c)
“Acceptable LLC” – Schedule IV
“Accounts” – 6.1.1(b)
“Act” – Schedule IV
“Advance Rent Account” – 6.1.5
“Advance Rent Funds” – 6.1.5
“Affected Property” and “Affected Properties” – 2.4.3(a)
“Agreement” – Introductory Paragraph
“Anti-Money Laundering Laws” –4.1.16
“Approved Annual Budget” – 6.8.3
“Approved Extraordinary Operating Expense” – 6.8.4
“Approved Initial Budget” – 6.8.3
“Automatic Sweep Instructions” – 6.1.1(a)
“Available Cash” – 6.8.1(m)
“Borrower” – Introductory Paragraph
“Borrower TRS Permitted Indebtedness” – 4.2.8
“Borrower’s Operating Account” – 6.1.3

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“Capital Expenditure Account” – 6.4.1
“Capital Expenditure Funds” – 6.4.1
“Cash Collateral Account” – 6.7.1
“Cash Collateral Floor” – 6.7.2
“Cash Collateral Funds” – 6.7.1
“Cash Management Account” – 6.1.1(b)
“Cash Management Accounts” – 6.9
“Casualty” – 5.2
“Casualty and Condemnation Account” – 6.6
“Casualty and Condemnation Funds” – 6.6
“Casualty Consultant” – 5.4(d)(iii)
“Casualty Retainage” – 5.4(d)(iv)
“Cause” – Schedule IV
“Committee” – Schedule IV
“Component A” – 2.1.2
“Component B” – 2.1.2
“Component C” – 2.1.2
“Component D” – 2.1.2
“Component E1” – 2.1.2
“Component E1 Monthly Deferred Interest Amount” – 2.3.6(a)(ii)
“Component E2” – 2.1.2
“Component E2 Monthly Deferred Interest Amount” – 2.3.6(b)(ii)
“Component F” – 2.1.2
“Condemnation Proceeds” – Net Proceeds Definition
“Costs” – 10.35(a)
“Covered Disclosure Information” – 9.2(b)
“Disclosure Document” – 9.2(a)
“Eligibility Funds” – 6.10(a)
“Eligibility Reserve Account” – 6.10(a)
“Embargoed Person” – 4.2.16
“Equity Certificate” – 10.28(a)
“Event of Default” – 8.1
“Excess Deductible” – 5.1.3
“Exchange Act” – 9.2(a)
“Exchange Act Filing” – 9.1(d)
“Extraordinary Operating Expense” – 6.8.4
“Fully Condemned Property” – 5.3(b)
“Fully Condemned Property Prepayment Amount” – 5.3(b)
“Guarantees” – 10.35(a)
“Guarantor’s Permitted Indebtedness” – 4.2.8
“HOA Account” – 6.2.3
“HOA Funds” – 6.2.3
“Indemnified Liabilities” – 4.1.21
“Independent Director” – Schedule IV
“Independent Manager” – Schedule IV
“Initial Interest Period” – 2.3.1
“Insurance Account” – 6.3.1
“Insurance Funds” – 6.3.1
“Insurance Premiums” – 5.1.1(b)
“Insurance Proceeds” – Net Proceeds Definition
“Interest” – 10.35(a)
“Interest Period” – 2.3.2
“Issuer” – 9.2(b)
“Lender” – Introductory Paragraph
“Lender Group” – 9.2(b)

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“Liabilities” – 9.2(b)
“Limitation” – 10.35(b)
“Limitation Date” – 10.35(b)
“Mandatory Prepayment Date” – 2.4.3(a)
“Margin Stock” – 3.1.16
“Material Action” – Schedule IV
“Maximum Aggregate Liability” – 10.35(a)
“Monthly Budgeted Amount” – 6.8.3
“Nationally Recognized Service Company” – Schedule IV
“Net Proceeds Deficiency” – 5.4(d)(vi)
“Note” – 2.1.4
“Notice” – 10.5
“Optional Release Property” – 2.4.5(b)
“Participant Register” – 10.24
“Patriot Act Offense” – 3.1.26
“PCC Reserve Funds” – 6.11.1
“PCC Reserve Release Funds” – 6.11.2
“PCC Reserve Subaccount” – 6.11.1
“Periodic Rating Agency Information” – 4.3.11
“Permitted Indebtedness” – 4.2.8
“Permitted Transfers” – 7.1
“Policy” and “Policies” – 5.1.1(b)
“Qualified Release Property Default” – 2.5(ii)
“Quarterly HOA Report” – 4.3.13(a)
“Register” – 10.24
“Registrar” – 10.24
“Release Conditions” – 2.5
“Release Premium Properties” – Release Amount Definition
“Release Property” – 2.5
“Rent Deposit Account” – 6.1.1(a)
“Rent Deposit Account Excluded Amount” – 6.1.1(a)
“Rent Deposit Bank” – 6.1.1(a)
“Review Waiver” – 10.2(b)
“Secondary Market Transaction” – 9.1(a)
“Securities” – 9.1(a)
“Securities Act” – 9.2(a)
“Securitization” – 9.1(a)
“Security Deposit Account” – 4.1.15(a)
“Servicer” – 10.20
“Servicing Agreement” – 10.20
“Shortfall” – 2.4.3(e)
“Sole Member” – Schedule IV
“Special Insurance Reserve Account” – 6.5(a)
“Special Insurance Reserve Funds” – 6.5(a)
“Special Member” – Schedule IV
“Special Purpose Bankruptcy Remote Entity” – Schedule IV
“Substitute Mortgage Documents” – 2.4.3(a)(x)
“Tax Account” – 6.2.1
“Tax Funds” – 6.2.1
“Tenant Direction Letter” – 6.1.1(a)
“Transfer” – 4.2.3
“Underwriter Group” – 9.2(b)
“U.S. Tax Compliance Certificate” – 2.7.6(b)(ii)(C)

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Section 1.3Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision hereof or thereof. When used in this Agreement or any other Loan Document, the word “including” means “including but not limited to”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. “Covered by insurance” or words of similar import when used in this Agreement or any other Loan Document shall mean eligible for coverage under an insurance policy meeting the insurance requirements set forth in Section 5.1, regardless of whether the amount of the claim exceeds the amount of any applicable deductible.
Section 1.4Cooperation. To permit Lender to perform any of its duties and obligations hereunder, Borrower shall cooperate with all commercially reasonable requests of Lender in connection with this Agreement.
Article 2

THE LOAN
Section 2.1The Loan.
2.1.1Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.
2.1.2Components of the Loan. For purposes of the computation of the interest accrued on the Loan from time to time and certain other computations set forth herein, the Loan shall be divided into multiple components designated as “Component A”, “Component B”, “Component C”, “Component D”, “Component E1”, “Component E2” and “Component F”. The following table sets forth the initial principal amount of each such Component.

Component	Initial Principal Amount

Component A	$178,375,000.00
Component B	$38,607,000.00
Component C	$30,788,000.00
Component D	$43,005,000.00
Component E1	$50,092,000.00
Component E2	$12,217,000.00
Component F	$39,096,000.00

2.1.3Single Disbursement to Borrower. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.
2.1.4The Note. The Loan and all of the Components thereof shall be evidenced by that certain Promissory Note of even date herewith, in the stated principal amount of Three Hundred Ninety-Two Million One Hundred Eighty Thousand and 00/100 Dollars ($392,180,000.00) executed by Borrower and payable to the order of Lender in evidence of each

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of the Components of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the “Note”) and shall be repaid in accordance with the terms of this Agreement, the Note and the other Loan Documents. If the Note is mutilated or defaced and is surrendered to Borrower, or if there shall be delivered to Borrower evidence to its reasonable satisfaction of the destruction, loss or theft of the Note, then Borrower shall execute and deliver, in lieu of the mutilated, defaced destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount and bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note, provided, that the applicant for a replacement Note shall indemnify Borrower for any liability, obligation, loss or damages Borrower may incur in connection with any enforcement, collection or attempted enforcement or collection of the destroyed, lost or stolen Note. In the event that, as of the date a replacement Note is requested, the principal amount of any such mutilated, defaced, destroyed, stolen or lost Note shall have become, or will within the next succeeding fifteen (15) days become, due and payable in accordance with its terms, Borrower may, at its discretion, not authenticate and deliver such a replacement Note. Borrower shall not be required to incur any material cost or expense in procuring any such indemnity or with the preparation, execution, authentication and delivery of such replacement Note.
2.1.5Use of Proceeds. Borrower shall use proceeds of the Loan to (i) repay and discharge any existing indebtedness relating to the Properties, (ii) make initial deposits of the Reserve Funds, (iii) make distributions to Equity Owner, (iv) pay costs and expenses incurred in connection with the closing of the Loan and the related Securitization, and (v) to the extent any proceeds remain after satisfying clauses (i) through (iv) above, for such lawful purpose as Borrower shall designate.
Section 2.2Interest Rate.
2.2.1Interest Rate.
(a)Each Component of the Loan shall accrue interest throughout the Term at the Interest Rate applicable to such Component (other than with respect to any Deferred Interest Amount which shall instead accrue interest at the applicable Deferrable Interest Rate). The total interest accrued under the Loan shall be the sum of the interest accrued on the Component Outstanding Principal Balance of each of the Components. Borrower shall pay to Lender on each Monthly Payment Date the interest accrued or to be accrued on the Loan for the related Interest Period (subject to Section 2.3.6 and, with respect to the final payment occurring on the Maturity Date, to the last sentence of Section 2.3.2).
2.2.2Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Component Outstanding Principal Balance of each of the Components (other than Component F and any Deferred Interest Amounts) and, to the extent not prohibited by applicable Legal Requirements, all other portions of the Debt (other than the Component Outstanding Principal Balance of Component F and any Deferred Interest Amounts), shall accrue interest at the Default Rate, calculated from the date such payment was due or, if later, such Default shall have occurred, without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Lender shall elect, to the extent not previously paid and to the extent not prohibited by applicable Legal Requirements.
2.2.3Interest Calculation. With respect to the Initial Interest Period, interest on each Component is equal to the product of (a) twenty-six (26), (b) the Interest Rate for such Component divided by three hundred sixty (360) and (c) the Component Outstanding Principal Balance of such Component on the Closing Date. Thereafter, interest on the Loan and any other Obligations due on each Monthly Payment Date shall be equal to the aggregate interest due on

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each Component of the Loan and any other Obligations outstanding with respect to each such Monthly Payment Date. With respect to each such Monthly Payment Date, interest on each Component (other than any Deferred Interest Amount with respect to such Component) and any other Obligations shall be calculated on the basis of twelve (12) thirty (30)-day months so that the interest owing on each Monthly Payment Date for each Component shall be equal to the product of (i) one-twelfth (1/12th), (ii) the Interest Rate for such Component, and (iii) the average daily Component Outstanding Principal Balance of such Component (other than the any Deferred Interest Amount with respect to such Component) during the applicable Interest Period (or, in the case of any other Obligations, the amount of such other Obligations). With respect to each such Monthly Payment Date, interest on any Deferred Interest Amount with respect to any Component shall be calculated on the basis of twelve (12) thirty (30)-day months so that the interest owing on each Monthly Payment Date for such Deferred Interest Amount shall be equal to the product of (i) one-twelfth (1/12th), (ii) the Deferrable Interest Rate for such Component, and (iii) the average daily Deferred Interest Amount of such Component during the applicable Interest Period. On any Monthly Payment Date for which there is a Monthly Deferred Interest Amount in respect of a Deferrable Component (x) the amount of such Monthly Deferred Interest Amount shall be deferred and added to the Component Outstanding Principal Balance of such Deferrable Component (and accordingly, for the avoidance of doubt, to the Outstanding Principal Balance of the Loan) until repaid and shall not be considered due and payable until the Maturity Date and (y) if such Monthly Deferred Interest Amount exists because of a DSCR Period, the amount of such Monthly Deferred Interest Amount shall be deposited in the Cash Collateral Account to the extent that there are amounts available pursuant to Section 6.8.1(m)(B)(3). Deferred Interest Amounts, including any interest accrued and unpaid thereon at the applicable Deferrable Interest Rate shall be due and payable only on the Maturity Date, except as set forth herein. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period which ends on the last day of the calendar month immediately preceding the month in which such Monthly Payment Date occurs.
2.2.4Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the Outstanding Principal Balance at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the Outstanding Principal Balance at a rate in excess of the Maximum Legal Rate, the Interest Rate shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable Legal Requirements, be amortized, prorated, allocated and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
Section 2.3Loan Payments.
2.3.1Payments. On January 9, 2024, Borrower shall pay interest on the Outstanding Principal Balance of the Components from the date hereof through and including December 31, 2023 (the “Initial Interest Period”), which amounts shall be calculated in accordance with the provisions of Section 2.2. On each Monthly Payment Date thereafter during the Term, Borrower shall make a payment of interest equal to the Monthly Debt Service Payment Amount, which payment shall be applied in accordance with Article 6. Borrower shall also pay to Lender all amounts required in respect of Reserve Funds as set forth in Article 6.

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2.3.2Payments Generally. After the Initial Interest Period, during the term of the Loan, the interest accrual period for each Monthly Payment Date (each, an “Interest Period”) shall be the calendar month immediately preceding the calendar month in which the related Monthly Payment Date shall occur. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the Monthly Payment Date or a Maturity Date (including the Stated Maturity Date) is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. Lender shall have the right from time to time, in its sole discretion, solely in connection with a Secondary Market Transaction, upon not less than ten (10) days prior written notice to Borrower, to change the Monthly Payment Date to a different calendar day and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change; provided, however, that if Lender shall have elected to change the Monthly Payment Date as aforesaid, (i) Lender shall have the option, but not the obligation, to adjust the Interest Period accordingly and (ii) the Stated Maturity Date and any other date in the Loan Documents which corresponds with a Monthly Payment Date shall be automatically amended to reflect the Monthly Payment Date as so adjusted. With respect to payments of principal due on any Component on the Maturity Date, interest shall be payable as set forth in the definition of “Interest Rate”, through and including the day immediately preceding such Maturity Date.
2.3.3Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage Documents and the other Loan Documents.
2.3.4Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents (other than the Outstanding Principal Balance due and payable on the Maturity Date (including any outstanding Deferred Interest Amount)) is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4.0%) of such unpaid sum or the maximum amount permitted by applicable Legal Requirements in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Borrower Security Agreement, the Mortgage Documents and the other Loan Documents to the extent permitted by applicable Legal Requirements.
2.3.5Method and Place of Payment.
(a)Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 5:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or at such other place as Lender shall from time to time designate, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.
(b)Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day.
(c)All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.
2.3.6Deferred Interest Amount.

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(a)Through and including the last day of the related Interest Period, if the Component Outstanding Principal Balance of Component A, Component B, Component C or Component D is greater than zero and if:
(i)a Component D DSCR Period has occurred and is continuing, all Deferrable Interest with respect to Component E1 through and including the last day of the related Interest Period not paid pursuant to Section 6.8.1(h) shall be deferred and added to the Component Outstanding Principal Balance of Component E1 until repaid and shall not be considered due and payable until the Maturity Date; or
(ii)no Component D DSCR Period has occurred and is continuing, to the extent that there are insufficient available amounts to pay all unpaid Deferrable Interest with respect to Component E1 through and including the last day of the related Interest Period, such accrued and unpaid interest shall be deferred and added to the Component Outstanding Principal Balance of Component E1 until repaid and shall not be considered due and payable until the Maturity Date (with respect to any Interest Period, the amount of all accrued, deferred and unpaid interest pursuant to the foregoing clauses (i) and (ii), the “Component E1 Monthly Deferred Interest Amount”).
(b)Through and including the last day of the related Interest Period, if the Component Outstanding Principal Balance of Component A, Component B, Component C, Component D or Component E1 is greater than zero and if:
(i)a Component E1 DSCR Period has occurred and is continuing, all Deferrable Interest with respect to Component E2 through and including the last day of the related Interest Period not paid pursuant to Section 6.8.1(i) shall be deferred and added to the Component Outstanding Principal Balance of Component E2 until repaid and shall not be considered due and payable until the Maturity Date; or
(ii)no Component E1 DSCR Period has occurred and is continuing, to the extent that there are insufficient available amounts to pay all unpaid Deferrable Interest with respect to Component E2 through and including the last day of the related Interest Period, such accrued and unpaid interest shall be deferred and added to the Component Outstanding Principal Balance of Component E2 until repaid and shall not be considered due and payable until the Maturity Date (with respect to any Interest Period, the amount of all accrued and unpaid interest through and including the last day of such Interest Period pursuant to the foregoing clauses (i) and (ii), the “Component E2 Monthly Deferred Interest Amount”).
Section 2.4Prepayments.
2.4.1Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Stated Maturity Date.
2.4.2Voluntary Prepayments. Upon timely delivery by Borrower to Lender of a Prepayment Notice, Borrower may prepay all or any portion of the Outstanding Principal Balance and any other amounts outstanding under the Note, this Agreement, the Mortgage Documents and any of the other Loan Documents, on any Business Day, provided that Borrower shall comply with the provisions of and pay to Lender the amounts set forth in Section 2.4.5, including any applicable Yield Maintenance Premium. If such prepayment is a voluntary prepayment (other than a Low DSCR Cure Prepayment or a payment of any Deferred Interest Amount), such prepayment is limited to a minimum prepayment amount of not less than $1,000,000 and integral multiples of $100,000 in excess thereof and shall be made and applied in the manner set forth in Section 2.4.5.

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2.4.3Mandatory Prepayments.
(a)Disqualified Properties. If at any time any Property shall become a Disqualified Property, subject to the satisfaction of the items required by the next sentence to the extent required for prepayment, Borrower shall, no later than the close of business on the last Business Day of the month in which the applicable Cure Period ends (the “Mandatory Prepayment Date”), prepay the Debt in the applicable Release Amount with respect to such Property, which payment shall be applied to repayment of the Debt (as of the Mandatory Prepayment Date). At least ten (10) Business Days prior to the Mandatory Prepayment Date, Borrower shall deliver to Lender a Request for Release of Disqualified Property, together with all attachments thereto, and include (v) sufficient information to identify the Disqualified Property and for Lender to understand the payoff requirements, prepare the payoff quote, and complete the payoff; and (w) such other information as Lender may reasonably request that is reasonably necessary to effectuate and complete the prepayment of the Debt with respect to such Disqualified Property and the release of such Disqualified Property; provided, that Lender and Borrower shall mutually cooperate to complete Schedule II to each Request for Release of Disqualified Property by the Mandatory Prepayment Date and prior to the release. On or before the Mandatory Prepayment Date, Borrower shall (y) deliver to Lender a draft release, (and, in the event the Mortgage and the Assignment of Leases and Rents applicable to the Disqualified Property encumbers other Property(ies) in addition to the Disqualified Property, such release shall be a partial release that relates only to the Disqualified Property and does not affect the Liens and security interests encumbering or on the other Property(ies)) in form and substance appropriate for the jurisdiction in which such Disqualified Property is located and which shall contain standard provisions protecting the rights of Lender as set forth on Exhibit F, and (z) without duplication of the Release Amount, Borrower shall pay all taxes, out-of-pocket costs and other reasonable expenses associated with such release (including, without limitation, cost to file and record the release and Lender’s reasonable attorneys’ fees). Notwithstanding anything herein to the contrary, no Yield Maintenance Premium shall be due in connection with any such prepayment made pursuant to this Section 2.4.3(a) (except where such prepayment arises as a result of a Voluntary Action). After the prepayment of the Debt by the Release Amount (as calculated on Schedule II of the applicable Request for Release of Disqualified Property) with respect to a Disqualified Property as provided above and receipt of all documents and information required by this Section 2.4.3(a), Lender shall release the Disqualified Property from the applicable Mortgage Documents and related Lien. For the avoidance of doubt, the prepayment of the Debt shall be permitted to occur before all of the conditions for the release of such Disqualified Property from the applicable Mortgage Documents and related Lien have been satisfied. Notwithstanding the foregoing, in lieu of such prepayment, no later than the Mandatory Prepayment Date, Borrower may either (1) deposit an amount equal to 100% of the Allocated Loan Amount for such Disqualified Property in the Eligibility Reserve Account in accordance with and subject to Section 6.10 or (2) deliver to Lender a written notice of proposed substitution (as described in clause (i) below) of a Disqualified Property or a portfolio of Disqualified Properties (each, an “Affected Property” and collectively, the “Affected Properties”) with a Substitute Property or a portfolio of Substitute Properties provided that, in the case of a proposed Substitution, the following conditions are satisfied:
(i)Borrower shall have submitted to Lender, not less than ten (10) Business Days prior to the proposed Substitution Date, written notice of the proposed Substitution, provided, that for the avoidance of doubt, such notice period is the minimum notice period required and not an outside date by which such Substitution is to be completed;
(ii)each substitute Eligible Property shall be a single family residential real property, but excluding housing cooperatives and manufactured housing;

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(iii)no Event of Default shall have occurred and be continuing except as related to, and cured by the removal of, any Affected Property or Affected Properties being substituted;
(iv)Borrower shall have obtained and provided to Lender and the Servicer, at Borrower’s sole cost and expense, and acceptable to Lender, a BPO for the Substitute Property (or BPOs for the Substitute Properties, if a portfolio of Affected Properties are being substituted) and based on such BPO(s), the Substitute Property (or Substitute Properties, if a portfolio of Affected Properties are being substituted) shall have the same or greater BPO Value as the greater of (x) the BPO Value of the Affected Property (or portfolio of Affected Properties being substituted) as of the Closing Date (or, with respect to any such Affected Property which was previously a Substitute Property, the date such Affected Property became collateral for the Loan) and (y) the BPO Value of the Affected Property (or portfolio of Affected Properties being substituted) immediately prior to the time of Substitution;
(v)Borrower shall deliver to Lender an Officer’s Certificate stating that each Substitute Property satisfies each of the Property Representations and is in compliance with each of the Property Covenants on the Substitution Date after giving effect to the Substitution;
(vi)the Eligible Lease for each Substitute Property shall have a remaining contractual term at the time of Substitution of at least six (6) months (without giving effect to any extension option in such lease);
(vii)the in place Rents under the Lease(s) for the Substitute Property (or Substitute Properties, if a portfolio of Affected Properties are being substituted) and the Underwritten Net Cash Flow attributable to the Substitute Property (or Substitute Properties, if a portfolio of Affected Properties are being substituted) based on reasonable allocations by Borrower shall be equal to or greater than the greater of (A) the in place Rents under the Lease(s) for the Affected Property (or portfolio of Affected Properties being substituted) and the Underwritten Net Cash Flow attributable to the Affected Property (or portfolio of Affected Properties being substituted) based on reasonable allocations by Borrower, in each case, measured as of the time of Substitution and (B) the in place Rents under the Lease(s) for the Affected Property (or portfolio of Affected Properties being substituted) and the Underwritten Net Cash Flow attributable to the Affected Property (or portfolio of Affected Properties being substituted) based on reasonable allocations by Borrower, in each case, measured as of the Closing Date (or, with respect to any such Affected Property which was previously a Substitute Property, the date such Affected Property became collateral for the Loan);
(viii)simultaneously with the Substitution, Borrower shall convey all of Borrower’s right, title and interest in, to and under the Affected Property (or portfolio of Affected Properties) being substituted to a Person other than Borrower or any other Loan Party or any Person owned directly or indirectly by Borrower or any other Loan Party (provided that Borrower may transfer the Affected Property (or portfolio of Affected Properties being substituted) to any such person as a step in a conveyance on the same Business Day prior to the transfer thereof to a person other than Borrower or other Loan Party or any person owned directly or indirectly by Borrower or other Loan Party) and Borrower shall deliver to Lender a copy of the deed conveying all of Borrower’s right, title and interest in the Affected Property (or portfolio of Affected Properties being substituted), provided that Borrower may contribute the Affected Property (or portfolio of Affected Properties) to Borrower TRS prior to transfer thereof to a third party;

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(ix)Borrower shall deliver on or prior to the Substitution Date evidence satisfactory to Lender that each Substitute Property is insured pursuant to Policies meeting the requirements of Article 5;
(x)Borrower shall deliver to Lender the Property File with respect to each Substitute Property;
(xi)Borrower shall have executed and delivered to Lender, the Mortgage Documents with respect to each Substitute Property, which shall be in substantially the same form as the Mortgage, Assignment of Leases and Rents and Fixture Filing, if applicable, executed and/or delivered on the Closing Date (or, with respect to any such Affected Property which was previously a Substitute Property, the date such Affected Property became collateral for the Loan) with such changes as may be necessitated or appropriate (as reasonably determined by Lender) for the jurisdiction in which the Substitute Property is located, and which may, in Lender’s reasonable discretion, be Mortgage Documents with respect to only such Substitute Property (and in the event the Substitute Property is located in the same county or parish in which one or more other Properties (other than the Affected Property) is located, such Mortgage and Assignment of Leases and Rents may be in the form of an amendment and spreader agreement to the existing Mortgage and Assignment of Leases and Rents covering such Property or Properties located in the same county or parish as the Substitute Property, in each case, in form and substance reasonably acceptable to Lender) (the “Substitute Mortgage Documents”);
(xii)Borrower shall deliver to Lender the following opinions of counsel: (A) an opinion of counsel admitted to practice under the laws of the state in which the Substitute Property (or portfolio of Substitute Properties) is located in form and substance reasonably satisfactory to Lender opining as to the enforceability of the Substitute Mortgage Documents with respect to the Substitute Property (or portfolio of Substitute Properties) and (B) an opinion stating that the Substitute Mortgage Documents were duly authorized, executed and delivered by Borrower and that the execution and delivery of such Substitute Mortgage Documents and the performance by Borrower of its obligations thereunder will not cause a breach or a default under, any law, rule or regulation to which Borrower or by which they or the applicable Properties are bound or the terms of the Loan Documents and otherwise in form and substance reasonably satisfactory to Lender;
(xiii)Lender shall have received a Title Insurance Policy for the Substitute Property (or, in the event a Substitute Property is located in the same county or parish in which one or more other Properties (other than an Affected Property) is located, an endorsement to the existing Title Insurance Policy with respect to such Property or Properties located in the same county or parish as such Substitute Property in form and substance reasonably satisfactory to Lender) insuring the Lien of the Mortgage encumbering such Substitute Property as a valid first lien on such Substitute Property, free and clear of all exceptions other than the Permitted Liens;
(xiv)each Substitute Property shall be located in a metropolitan statistical area that contains at least one Property described on the Properties Schedule as of the Closing Date;
(xv)no acquisition of a Substitute Property will result in Borrower or any other Loan Party incurring any Indebtedness (except as permitted by this Agreement);

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(xvi)the BPO Value of the Affected Properties, together with the BPO Value of all other Affected Properties since the date hereof, shall be no more than ten percent (10%) of the aggregate BPO Values of all Properties as of the Closing Date, which BPO is obtained by Borrower and acceptable to Lender;
(xvii)if any Lien, litigation or governmental proceeding is existing or pending or, to the Knowledge of Property Manager, Sponsor or a Loan Party, threatened in writing against any Affected Property or Substitute Property which are reasonably likely to result in liability for Borrower, Borrower shall (A) deposit with Lender additional Reserve Funds reasonably required by Lender as security for the satisfaction of such liability or (B) if such deposits are not made or are insufficient, such amount will constitute a portion of the amount guaranteed pursuant to the Sponsor Guaranty; provided that any such Reserve Funds shall, upon satisfactory evidence provided to Lender that such Lien has been removed or such litigation or proceeding has been resolved, be returned to Borrower within ten (10) Business Days after Borrower’s written request therefor;
(xviii)simultaneously with the Substitution, Lender shall release the Affected Property or Affected Properties from the applicable Mortgage Documents and related Lien, provided, that Borrower has delivered to Lender a draft release (and, in the event the Mortgage Documents applicable to the Affected Property or Affected Properties encumbers other Property(ies) in addition to the Affected Property or Affected Properties, such release shall be a partial release that relates only to the Affected Property or Affected Properties and does not affect the Liens and security interests encumbering or on the other Property(ies)) in form and substance appropriate for the jurisdiction in which such Affected Property or Affected Properties are located which contains standard provisions protecting the rights of Lender as set forth in Exhibit F;
(xix)on or prior to the Substitution Date, Borrower shall pay or reimburse to Lender all reasonable out-of-pocket costs and expenses incurred by Lender in connection with the Substitution (including, without limitation, reasonable costs and expenses incurred by Lender in connection with the release of the Affected Property (or portfolio of Affected Properties) from applicable Mortgage Documents) and, in addition, the fee set forth on Schedule IX hereof with respect to Substitutions;
(xx)the Affected Property or Affected Properties shall constitute separate legal parcels from the property remaining encumbered by Mortgages, and the Substitute Property shall be comprised of one or more separate legal parcels on a stand-alone basis;
(xxi)on the Substitution Date (1) Borrower will deposit into the Tax Account such amount, as reasonably determined by Lender, that when aggregated with Tax Funds in the Tax Account and assuming subsequent monthly fundings of the Tax Account on each Monthly Payment Date of one-twelfth (1/12) of projected annual Property Taxes, will be sufficient to pay all Property Taxes prior to their respective due dates, (2) if an Acceptable Blanket Policy is not in effect, Borrower will deposit into the Insurance Account such amount, as reasonably determined by Lender, that when aggregated with Insurance Funds in the Insurance Account and assuming subsequent monthly fundings of the Insurance Account on each Monthly Payment Date of one-twelfth (1/12) of the projected Insurance Premiums payable for the renewal of the coverage afforded by the Policies, will be sufficient to pay all such Insurance Premiums prior to the expiration of the Policies, and (3) if the Substitute Property is an Applicable HOA Property, Borrower will deposit into the HOA Account such amount, as reasonably determined by Lender, that when aggregated with HOA Funds in the HOA Account, will

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be sufficient to pay projected HOA Fees with respect to all Applicable HOA Properties during the ensuing twelve (12) months.
Any such deposit in the Eligibility Reserve Account or any such Substitution shall be completed no later than the due date for the prepayment required under this Section 2.4.3(a). Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan is included in a REMIC Trust, no release of a Disqualified Property or Substitution will be permitted unless (1) either (aa) immediately after such release of a Disqualified Property or Substitution the ratio of the Outstanding Principal Balance of the Loan to the value of the remaining Properties (as determined by Lender in its sole discretion using any commercially reasonable method permitted to a REMIC Trust, and which shall exclude the value of personal property (other than fixtures) or going concern value, if any) is equal to or less than 125% or such other percentage as required by the Code or (bb) the ratio of the Outstanding Principal Balance of the Loan to the value of the Properties (including the Substitute Property or Substitute Properties) will not increase after giving effect to the prepayment for the release or Substitution of such Disqualified Property or the Substitution of the Substitute Property or Substitute Properties for the Affected Property or Affected Properties, or (2) Lender receives an opinion of counsel that the Securitization will not fail to maintain its status as a REMIC Trust as a result of the release of such Disqualified Property or the Substitution of the Substitute Property or Substitute Properties for the Affected Property or Affected Properties.
(b)Transfer. If at any time any Property is Transferred to a party other than a Loan Party, other than a Substitution pursuant to Section 2.4.3(a), then Borrower shall, no later than the close of business on the day on which such Transfer occurs, give notice thereof to Lender and prepay the Debt in the applicable Release Amount with respect to such Property in accordance with Section 2.5.
(c)Condemnation or Casualty. If Borrower is required to make any prepayment under Section 5.3 or Section 5.4 as a result of a Condemnation or Casualty, on the next occurring Monthly Payment Date following the date on which Lender actually receives the applicable Net Proceeds, one hundred percent (100%) of such Net Proceeds and all other amounts required to be prepaid pursuant to Section 5.3 or Section 5.4, as applicable, shall be applied to the prepayment of the Debt in accordance with Section 2.4.5(d). Notwithstanding anything herein to the contrary, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.3(c).
(d)Application of Mandatory Prepayments. Each such prepayment shall be made and applied in the manner set forth in Section 2.4.5.
(e)Payment from Cash Management Account. If Borrower fails to prepay the Loan to the extent any prepayment is required under this Section 2.4.3, Lender may collect such required prepayment from the Cash Management Account on the Business Day following the date such prepayment is payable hereunder and such collection shall satisfy the obligation of Borrower to pay such prepayment. On the Mandatory Prepayment Date, if there are insufficient funds in the Cash Management Account to prepay the Debt, expenses, fees and other costs of the Disqualified Property (a “Shortfall”), Borrower shall pay such Shortfall using its own funds.
2.4.4Prepayments After Default.
(a)If, during the continuance of an Event of Default, payment of all or any part of the Debt (except Debt Service) is tendered by Borrower and accepted by Lender or is otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed to be a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1, and Borrower shall pay, as part of the Debt, all of: (i) all accrued interest calculated at the Interest Rate (other than with respect to any

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Deferred Interest Amount with respect to any Deferrable Component, which Deferred Interest Amount instead accrues interest at the related Deferrable Interest Rate for such Deferrable Component), through and including the last day of the Interest Period in which such prepayment is made and (ii) other than with respect to Component F, an amount equal to the applicable Yield Maintenance Premium (if made before the Yield Maintenance Date).
(b)Notwithstanding anything contained herein to the contrary, upon the occurrence and during the continuance of any Event of Default, any payment of principal, interest and other amounts payable under the Loan Documents from whatever source may be applied by Lender among the Components and other Obligations as Lender shall determine in its sole and absolute discretion.
2.4.5Prepayment/Repayment Conditions.
(a)On the date on which a prepayment, voluntary or mandatory, is made under the Note or as required under this Agreement, which date must be a Business Day, Borrower shall pay to Lender:
(i)all accrued and unpaid interest calculated (A) at the Interest Rate on the amount of principal being prepaid on the applicable Component or Components (other than Component F, which Component F will be deemed not to have any accrued and unpaid interest for purposes of this calculation), other than with respect to any Deferred Interest Amount prepaid, and (B) at the Deferrable Interest Rate on the Deferred Interest Amount prepaid on the applicable Component, in each such case, through and including the last day of the Interest Period in which such prepayment is made;
(ii)other than with respect to Component F or any Deferred Interest Amount, the Yield Maintenance Premium applicable thereto (if such prepayment occurs prior to the Yield Maintenance Date or if such prepayment is a Low DSCR Cure Prepayment); provided that no Yield Maintenance Premium shall be due (A) in connection with a prepayment under Section 2.4.3(a) (except where such prepayment arises as a result of a Voluntary Action), (B) a release of an Optional Release Property as provided in Section 2.4.5(b) or (C) in connection with a prepayment under Section 2.4.3(c), or (D) in connection with any prepayment made in reduction of any Deferred Interest Amount; and
(iii)all other sums, then due under the Note, this Agreement and the other Loan Documents (including, if applicable, any Yield Maintenance Premium) with respect to such prepayment.
(b)Notwithstanding the foregoing Section 2.4.5(a), Borrower shall be permitted to prepay the Loan pursuant to Section 2.5 without the requirement to pay in connection therewith any Yield Maintenance Premium prior to and until such time as the aggregate Allocated Loan Amount of such Release Properties pursuant to Section 2.5 in the aggregate exceeds $29,413,500.00 (any Property so released, an “Optional Release Property”); provided that (i) no Event of Default has occurred and is continuing as of the date of any prepayment and (ii) Borrower shall comply with all other terms and conditions of Section 2.4.5 and Section 2.5 (i.e., other than the payment of any Yield Maintenance Premium).
(c)Borrower shall pay all out-of-pocket costs and expenses of Lender incurred in connection with the repayment or prepayment (including without limitation reasonable attorneys’ fees and expenses and reasonable out-of-pocket costs and expenses related to the Transfer or Substitution of any Property); provided, for the avoidance of doubt, this provision shall not apply with respect to Taxes.

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(d)Except upon the occurrence and during the continuance of an Event of Default, prepayments shall be applied by Lender in the following order of priority: (i) first, to any amounts (other than principal, interest, and Yield Maintenance Premium) then due and payable under the Loan Documents, including any costs and expenses of Lender in connection with such prepayment; (ii) second, interest payable pursuant to Section 2.4.5(a)(i) on the applicable Component or Components (other than any Deferred Interest Amount) being prepaid pursuant to this clause (d) at the Interest Rate; (iii) third, Yield Maintenance Premium, to the extent applicable, on the applicable Component or Components (other than Component F or any Deferred Interest Amount) being prepaid pursuant to this clause (d) and (iv) fourth, to principal and interest, applied as set forth in clause (e) below.
(e)Except upon the occurrence and during the continuance of an Event of Default, and other than with respect to any Voluntary Cash Prepayment, prepayments of principal (including any applicable Deferred Interest Amounts) of the Loan made pursuant to this Section 2.4.5 shall be applied to the Loan (i) first, to Component A until the Component Outstanding Principal Balance of Component A is reduced to zero, (ii) second, to Component B until the Component Outstanding Principal Balance of Component B is reduced to zero, (iii) third, to Component C until the Component Outstanding Principal Balance of Component C is reduced to zero, (iv) fourth, to Component D until the Component Outstanding Principal Balance of Component D is reduced to zero, (v) fifth, to Component E1 until the Component Outstanding Principal Balance of Component E1 (including any Component E1 Deferred Interest Amount) is reduced to zero, (vi) sixth, to Component E2 until the Component Outstanding Principal Balance of Component E2 (including any Component E2 Deferred Interest Amount) is reduced to zero and (vii) seventh, to Component F until the Component Outstanding Principal Balance of Component F is reduced to zero; provided, that so long as no Event of Default shall then exist or would result therefrom, any Voluntary Cash Prepayments of principal (including any applicable Deferred Interest Amounts) on the Loan made pursuant to Section 2.4.2, shall be applied to the Loan (i) first, to Component E2 in reduction of the Component E2 Deferred Interest Amount until the Component E2 Deferred Interest Amount is reduced to zero, (ii) second, to Component E1 in reduction of the Component E1 Deferred Interest Amount until the Component E1 Deferred Interest Amount is reduced to zero, (iii) third, to Component E2 until the Component Outstanding Principal Balance of Component E2 is reduced to zero, (iv) fourth, to Component E1 until the Component Outstanding Principal Balance of Component E1 is reduced to zero, (v) fifth, to Component D until the Component Outstanding Principal Balance of Component D is reduced to zero, (vi) sixth, on a pro rata basis to Component A, Component B and Component C based on the Component Outstanding Principal Balance of each such Component relative to the aggregate Component Outstanding Principal Balances for Component A, Component B and Component C until the Component Outstanding Principal Balance for each of Component A, Component B and Component C has been reduced to zero and (vii) seventh, to Component F until the Component Outstanding Principal Balance of Component F is reduced to zero. If Borrower is making any payments under this Agreement with Unrestricted Cash, Borrower shall provide Lender with notice identifying the payment as Unrestricted Cash when making any such payment.
(f)Prepayments under Section 2.4.2 applied in reduction of the Outstanding Principal Balance (other than any amounts applied to reduce any Deferred Interest Amounts) shall reduce the Allocated Loan Amounts for each Property on a pro rata basis. Prepayments under Section 2.4.3 shall reduce the Allocated Loan Amount with respect to the applicable Property, until the Allocated Loan Amount and any interest, fees or other Obligations related thereto is zero and any excess of such prepayment shall be applied in reduction of the Outstanding Principal Balance (other than any amounts applied to reduce any Deferred Interest Amounts) shall also be applied to reduce the Allocated Loan Amounts for the remaining Properties on a pro rata basis, such that the Outstanding Principal Balance (excluding any Deferred Interest Amounts) shall not exceed the aggregate Allocated Loan Amounts for all remaining Properties at such time.

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(g)Lender shall, within sixty (60) days of receipt of the written request of Borrower and at the expense of Borrower, upon payment in full of the Debt in accordance with the terms and provisions of the Loan Documents, release the Liens of the Mortgage Documents and the Collateral Documents and cause the trustees under any of the Mortgages to reconvey the applicable Properties to Borrower and cause Computershare Trust Company, National Association, as Certificate Administrator (under and as defined in the Servicing Agreement) or any other Certificate Administrator under the Servicing Agreement, to deliver to Borrower (or to such other Person as Borrower may direct in writing) any certificates delivered to it representing an ownership interest in any direct or indirect owner of Borrower under the Collateral Documents. In connection with the releases of the Liens, Borrower shall submit to Lender, forms of releases of Liens (and related Loan Documents) for execution by Lender. Such releases shall be the forms appropriate in the jurisdictions in which the Properties are located and contain standard provisions protecting the rights of Lender as set forth in Exhibit F. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such releases, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will, upon proper recordation of such release of the Liens of the Mortgage Documents, together with the payment of any filing fees with respect thereto, effect such release in accordance with the terms of this Agreement. Borrower shall pay all taxes, and out-of-pocket costs and expenses associated with the release of the Liens of the Mortgage Documents, including attorneys’ fees of any outside counsel.
Section 2.5Transfers of Properties. Borrower may Transfer any Property (each, a “Release Property”) and Lender shall release the Release Property from the applicable Mortgage Documents and release the security interest and Lien on any Collateral located at such Property, provided that the following conditions precedent to such Transfer are satisfied (the “Release Conditions”); provided, that, for the avoidance of doubt, the Release Conditions do not need to be satisfied in order for Lender to release its security interest and Lien on any Disqualified Property in connection with any prepayment or Substitution in accordance with Section 2.4.3(a), to the extent Section 2.4.3(a) conflicts with such Release Conditions:
(i)Borrower shall submit to Lender, not less than ten (10) Business Days prior to the Transfer Date, a Request for Release, together with all attachments thereto and evidence reasonably satisfactory to Lender that the conditions precedent set forth in this Section 2.5 will be satisfied upon the consummation of such Transfer (for the avoidance of doubt, a Request for Release in connection with a contribution of a Release Property to Borrower TRS prior to the Transfer thereof to a third party shall include only clauses (ii), (iii) and (x) below, provided, that the Transfer of such Release Property to such third party shall be subject to satisfaction of all of the conditions contained in this Section 2.5, and provided further that the contribution of such Release Property by Borrower to Borrower TRS shall be subject to the terms of Section 4.1.22 hereof);
(ii)no Event of Default has occurred and is continuing (other than a non-monetary Event of Default that is specific to such Release Property to which Section 2.4.3(a) is applicable and would be cured as a result of the release of the Release Property, so long as a mandatory prepayment is made with respect thereto in accordance with Section 2.4.3(a) or Section 2.5(v), as applicable (a “Qualified Release Property Default”));
(iii)the Component E2 DSCR as of the most recent Calculation Date, after giving pro forma effect for the elimination from the Underwritten Net Cash Flow of the Release Property and the repayment of the Loan in the applicable Release Amount, is at least the Closing Date DSCR; provided that the condition in this clause (iii) shall not be applicable to a Transfer of a Property if the Loan is prepaid in the amount that is the

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greater of the applicable Release Amount and 100% of the Net Transfer Proceeds for the Transferred Property;
(iv)the Release Property shall be Transferred to a Person other than Borrower, any other Loan Party or, unless the release of the Release Property is effected in order to cure a Qualified Release Property Default or the Release Property is a Designated HOA Property, any Affiliate of Borrower or any other Loan Party (provided that Borrower may (x) contribute the Release Property to Borrower TRS prior to such Transfer so long as the Properties in Borrower TRS shall not exceed five percent (5.0%) of the total Properties of the Loan Parties at any time and Borrower TRS shall commence marketing such Release Property for sale within sixty (60) calendar days of transfer) or (y) sell or otherwise transfer the Release Property to a taxable REIT subsidiary that is an affiliate of Borrower if Borrower’s sale or transfer of the Release Property to an affiliate of Borrower pursuant to this clause (y) is made on fair and reasonable terms materially no less favorable to Borrower than would be obtained in a comparable arm’s-length transaction with a person that is not an affiliate of Borrower. Except for any releases of a Release Property to cure a Qualified Release Property Default, each Release Property must be transferred pursuant to a bona fide all-cash sale of the Release Property on arm’s-length terms and conditions;
(v)on or prior to the Transfer Date, Borrower shall prepay the Outstanding Principal Balance by an amount equal to the applicable Release Amount for the Release Property, together with all other amounts required to be paid by Borrower pursuant to Sections 2.4.5(a) and (c);
(vi)if a Trigger Period has occurred and is continuing on the Transfer Date, the excess, if any, of (y) the Net Transfer Proceeds for the Release Property over (z) the applicable Release Amount for the Release Property and any other amounts payable to Lender in connection with such release, shall be deposited into the Cash Collateral Account to be held and/or disbursed in accordance with Section 6.7;
(vii)Borrower shall submit to Lender, not less than five (5) Business Days’ prior to the Transfer Date, a draft release for the applicable Mortgage Documents (and, in the event the Mortgage and the Assignment of Leases and Rents applicable to the Release Property encumber other Property(ies) in addition to the Release Property, such release shall be a partial release that relates only to the Release Property and does not release or affect the Liens and security interests encumbering or on the other Property(ies)) in form and substance appropriate for the jurisdiction in which the Release Property is located and shall contain standard provisions protecting the rights of Lender as set forth on Exhibit F. In addition, Borrower shall provide all other documentation of a ministerial or administrative nature that Lender reasonably requires to be delivered by Borrower in connection with such release or assignment;
(viii)Borrower shall have paid all taxes and all reasonable actual out-of-pocket costs and expenses incurred by Lender and/or its Servicer in connection with any such release and, in addition, the current reasonable and customary fee being assessed by Lender and/or its Servicer to effect such release or assignment;
(ix)notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan is included in a REMIC Trust and the ratio of the unpaid principal balance of the Loan to the value of the remaining Properties (as determined by Lender in its sole discretion using any commercially reasonable method permitted to a REMIC Trust, and which shall exclude the value of any personal property (other than fixtures) or going concern value, if any) exceeds or would exceed 125% or such other percentage as required by the Code immediately after giving effect to the

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release of the Release Property, no release will be permitted unless the principal balance of the Loan is prepaid by an amount not less than the greater of (y) the Release Amount or (z) the least amount that is a “qualified amount” as that term is defined in IRS Revenue Procedure 2010-30, as the same may be amended, replaced, supplemented or modified from time to time, unless Lender receives an opinion of counsel that, if this Section 2.5(ix) is applicable but not followed or is no longer applicable at the time of such release, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the release of the Release Property; and
(x)the Release Property is a separate legal parcel from the property remaining encumbered by Mortgages.
    Upon satisfaction of the Release Conditions with respect to a Release Property, but in no event later than sixty (60) days after such Release Conditions are satisfied, Lender agrees to deliver executed releases by Lender in connection with clause (vii) above.
Section 2.6Yield Maintenance Premium. Upon any repayment or prepayment of the Loan (if such prepayment occurs prior to the Yield Maintenance Date or if such prepayment is a Low DSCR Cure Prepayment) (including in connection with an acceleration of the Loan but excluding (i) in connection with any mandatory prepayment pursuant to Section 2.4.3(a) (except where such prepayment arises as a result of a Voluntary Action) or Section 2.4.3(c), (ii) as provided in Section 2.4.5(b), and (iii) in connection with any prepayment made in reduction of any Deferred Interest Amount), Borrower shall pay to Lender on the date of such repayment or prepayment (or acceleration of the Loan) the Yield Maintenance Premium, if any, applicable thereto. All Yield Maintenance Premium payments due and payable hereunder shall be deemed to be earned by Lender upon the funding of the Loan.
Section 2.7Taxes.
2.7.1Defined Terms. For purposes of this Section 2.7, the term “applicable law” includes FATCA.
2.7.2Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of Borrower) requires the deduction or withholding of any Tax from any such payment by Borrower, then Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.7) Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.
2.7.3Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.
2.7.4Indemnification by the Loan Parties. Borrower shall indemnify Lender, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.7) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.

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2.7.5Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.7, Borrower shall deliver to Lender the original or a certified copy of a receipt, if any, issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence reasonably satisfactory to Lender evidencing such payment.
2.7.6Status of Lender.
(a)If Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document then Lender shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.7.6(b)(i), (b)(ii) and (b)(iv) below) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender.
(b)Without limiting the generality of the foregoing,
(i)If Lender is a U.S. Person it shall deliver to Borrower (in such number of copies as shall be reasonably requested by Borrower) on or prior to the date on which such Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed originals of IRS Form W-9 certifying that Lender is exempt from U.S. federal backup withholding tax;
(ii)If Lender is a Foreign Lender it shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be reasonably requested by Borrower) on or prior to the date on which it becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable:
(A)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (in the case of an individual) or W-8BEN-E (in the case of an entity) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (in the case of an individual) or W-8BEN-E (in the case of an entity) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)executed originals of IRS Form W-8ECI;
(C)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) or 871(h) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in

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Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (in the case of an individual) or W-8BEN-E (in the case of an entity); or
(D)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (in the case of an individual) or W-8BEN-E (in the case of an entity), a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(iii)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be reasonably requested by Borrower) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; and
(iv)if a payment made to Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA and to determine that Lender has complied with Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.
2.7.7Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.7 (including by the payment of additional amounts pursuant to this Section 2.7), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.7.7 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.7.7, in no event will the indemnified party be required to pay any amount to an indemnifying party

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pursuant to this Section 2.7.7 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.7.7 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
2.7.8Survival. Each party’s obligations under this Section 2.7 shall survive any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Article 3

REPRESENTATIONS AND WARRANTIES
Section 3.1General Representations. Borrower represents and warrants to Lender as of the Closing Date that, except to the extent (if any) disclosed on Schedule III with reference to a specific subsection of this Section 3.1:
3.1.1Organization; Special Purpose. Each Loan Party has been duly organized and is validly existing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each Loan Party is duly qualified to do business and in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect. Each Loan Party possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, each as applicable, and each except to the extent that failure to do so could not in the aggregate reasonably be expected to have a Material Adverse Effect. The sole business of Borrower is (i) the acquisition renovation, rehabilitation, ownership, maintenance, holding, exchange, substitution, leasing, financing, transfer, sale, management and operation of the Properties, (ii) acting as the sole member of Borrower TRS and (iii) other activity in furtherance thereof; the sole business of Equity Owner is acting as the sole member of Borrower and other activity in furtherance thereof, including, providing the Equity Owner Guaranty and the Equity Owner Security Agreement; and the sole business of Borrower TRS is the acquisition, renovation, rehabilitation, ownership, maintenance, holding, exchange, substitution, leasing, financing, transfer, sale, management and operation of the Properties and other activity in furtherance thereof, including providing the Borrower TRS Guaranty and the Borrower TRS Security Agreement. Each Required SPE is a Special Purpose Bankruptcy Remote Entity.
3.1.2Proceedings; Enforceability. Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by or on behalf of each Loan Party that is party thereto and constitute legal, valid and binding obligations of each Loan Party that is party thereto, enforceable against each such Loan Party that is party thereto in accordance with their respective terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
3.1.3No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by each Loan Party that is party thereto (i) will not contravene such Loan Party’s Constituent Documents, (ii) will not result in any violation of the provisions of

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any Legal Requirement of any Governmental Authority having jurisdiction over any Loan Party or any of each Loan Party’s properties or assets, (iii) with respect to each Loan Party, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the terms of any indenture, mortgage, deed of trust, deed to secure debt, loan agreement, management agreement or other agreement or instrument to which any Loan Party is a party or to, which any of each Loan Party’s property or assets is subject, that would be reasonably expected to have a Material Adverse Effect and (iv) with respect to each Loan Party, except for Liens created under the Loan Documents, will not result in or require the creation or imposition of any Lien upon or with respect to any of the assets of any Loan Party. Any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority required for the execution, delivery and performance by each Loan Party of this Agreement or any other Loan Documents to which it is a party has been obtained and is in full force and effect.
3.1.4Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other entity now pending or, to the Knowledge of Property Manager or any Loan Party, threatened in writing, against or affecting any Loan Party or Property Manager, as applicable, which actions, suits or proceedings (i) involve this Agreement, the Mortgage Documents, the Loan Documents or the transactions contemplated thereby or (ii) if adversely determined, would reasonably be expected to have a Material Adverse Effect. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other entity that resulted in a judgment against any Loan Party that has not been paid in full that would otherwise constitute an Event of Default under Section 8.1.
3.1.5Agreements. No Loan Party is a party to any agreement or instrument or subject to any restriction which would reasonably be expected to have a Material Adverse Effect. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which default would be reasonably expected to have a Material Adverse Effect. Other than the Loan Documents, no Loan Party has a material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Loan Party is a party other than, with respect to Borrower, the Management Agreement, any applicable Purchase Agreements, the Leases, any other agreement Borrower is permitted to enter into pursuant to the terms of the Loan Documents and agreements that relate to Renovation Expenses.
3.1.6Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by any Loan Party of, or compliance by any Loan Party with, this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby and thereby, other than those which have been obtained by the applicable Loan Party or those which have been waived in writing by the applicable Governmental Authority.
3.1.7Solvency. Each Loan Party has (a) not entered into the transaction contemplated by this Agreement nor executed any Loan Document with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. After giving effect to the Loans, each Loan Party is Solvent. No petition in bankruptcy has been filed against any Loan Party, and no Loan Party has made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. No Loan Party is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person’s assets or property, and to the Knowledge of any Loan Party, no Person is contemplating the filing of any such petition against any Loan Party.

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3.1.8Employee Benefit Matters.
(a)The assets of each Loan Party do not constitute “plan assets” of (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) any “plan” (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code or (iii) any employee benefit plan or plan that is not subject to Title I of ERISA or Section 4975 of the Code but is subject to any law, rule or regulation applicable to such Loan Party which is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.
(b)No Loan Party or, except as would not reasonably be expected to result in material liability to any Loan Party, any of its ERISA Affiliates sponsors, maintains or contributes to any Plan, any Multiemployer Plan or any Foreign Plan. No Loan Party or any of their respective subsidiaries has any employees.
3.1.9Compliance with Legal Requirements. Each Loan Party is in compliance with all applicable Legal Requirements, except to the extent that any noncompliance would not reasonably be expected to have a Material Adverse Effect. No Loan Party is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, except for any default or violation that would not reasonably be expected to have a Material Adverse Effect.
3.1.10Perfection Representations.
(a)The Borrower Security Agreement, the Equity Owner Security Agreement and the Borrower TRS Security Agreement, as applicable, create valid and continuing security interests (as defined in the applicable UCC) in the personal property Collateral (as defined in each such Collateral Document) in favor of Lender, which security interests are prior to all other Liens arising under the UCC, subject to Permitted Liens, and are enforceable as such against creditors of each Loan Party, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);
(b)All appropriate financing statements have been, or will contemporaneously herewith be, filed in the proper filing office in the appropriate jurisdictions under applicable Legal Requirements in order to perfect the security interest granted to Lender under the Collateral Documents in the Collateral that may be perfected by filing a financing statement;
(c)Other than the security interest granted to Lender pursuant to the Collateral Documents and this Agreement and except as may have been terminated prior to or simultaneously with the date hereof, no Loan Party has pledged, assigned, collaterally assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except to the extent expressly permitted by the terms hereof. No Loan Party has authorized the filing of and is not aware of any financing statements against any Loan Party that include a description of the Collateral other than any financing statement relating to the security interest granted to Lender hereunder or under the Collateral Documents or that has been terminated.
(d)No instrument or document that constitutes or evidences any Collateral has any marks or notations indicating that they are currently pledged, assigned or otherwise conveyed to any Person other than Lender, other than in accordance with this Agreement.
(e)The grant of the security interest in the Collateral by each Loan Party to Lender, pursuant to the Borrower Security Agreement, the Equity Owner Security Agreement

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and the Borrower TRS Security Agreement, is in the ordinary course of business for each Loan Party and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.
(f)The chief executive office and the location of each Loan Party’s records regarding the Collateral are listed on Schedule VII. Except as otherwise disclosed to Lender in writing, each Loan Party’s legal name is as set forth in this Agreement, each Loan Party has not changed its name since its formation. Except as otherwise listed on Schedule VII, each Loan Party does not have trade names, fictitious names, assumed names or “doing business as” names and each Loan Party’s federal employer identification number and organizational identification number is set forth on Schedule VII.
(g)Borrower is a limited liability company, and the jurisdiction in which Borrower is organized is Delaware.
3.1.11Business. Since its formation, no Loan Party has conducted any business other than (i) entering into and performing its obligations under the Loan Documents to which it is a party and (ii) as described on Schedule IV. Since the date of formation of each Loan Party, no event has occurred which would reasonably be expected to have a Material Adverse Effect. Immediately after entering into this Agreement, no Loan Party owns or holds, directly or indirectly (i) any capital stock or equity security of, or any equity interest in, any Person other than a Loan Party, except as set forth on Schedule VIII or (ii) any debt security or other evidence of indebtedness of any Person, except for Permitted Investments and as otherwise contemplated by the Loan Documents. Borrower does not have any subsidiaries other than Borrower TRS and Borrower TRS does not have any subsidiaries.
3.1.12Management. The ownership, leasing, management and collection practices used by each Loan Party and Property Manager with respect to the Properties have been, to the Knowledge of Property Manager and each Loan Party, in compliance with all applicable Legal Requirements, and all necessary licenses, permits and regulatory requirements pertaining thereto have been obtained and remain in full force and effect, except in each case to the extent that failure to obtain would not reasonably be expected to have a Material Adverse Effect.
3.1.13Financial Information. All financial data that have been delivered to Lender by or on behalf of any Loan Party in connection with the Loan (i) are true, complete and correct in all material respects (or, to the extent that any such financial data was incorrect in any material respect when delivered, the same has been corrected by financial data subsequently delivered to Lender prior to the date hereof or, in the case of any financial information included in any Disclosure Document on or prior to the date hereof, prior to the date such Disclosure Document was finalized), (ii) accurately represent the financial condition of the Properties as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. The foregoing representation shall not apply to any such financial data that constitutes projections, provided that Borrower represents and warrants that such projections were made in good faith and that Borrower has no reason to believe that such projections were materially inaccurate when made. Borrower has no material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and would reasonably be expected to have a Material Adverse Effect on the Properties or the operation thereof, except as referred to or reflected in said financial statements. Borrower has no material liabilities or other obligations that arose or accrued prior to the date hereof that would reasonably be expected to have a Material Adverse Effect, other than those that might have been terminated on or prior to the Closing Date (other than any liabilities that might survive such termination either pursuant to the terms of the related contract or under applicable Legal Requirements).

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3.1.14Insurance. Borrower has obtained and delivered to Lender certificates evidencing the Policies required to be maintained under Section 5.1.1. All such Policies are in full force and effect, with all premiums prepaid thereunder. No claims have been made that are currently pending, outstanding or otherwise remain unsatisfied under any such Policies that would reasonably be expected to have a Material Adverse Effect. With respect to any insurance policy, neither Borrower nor, to the Knowledge of any Loan Party or the Property Manager, any other Person, has done, by act or omission, anything which would impair the coverage of any of the Policies in any material respect.
3.1.15Tax Filings. Each Loan Party has filed, or caused to be filed, on a timely basis all material Tax returns (including, without limitation, all foreign, federal, state, local and other Tax returns) required to be filed by it, is not liable for Non-Property Taxes payable by any other Person and has paid or made adequate provisions for the payment of all Non-Property Taxes (to the extent such Taxes, assessment and other governmental charges exceed $100,000 in the aggregate) payable by such Loan Party except as permitted by Section 4.1.3 or 4.4.8. All material recording or other similar taxes required to be paid by any Loan Party under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid or will be paid when due.
3.1.16Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (“Margin Stock”) or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements in any material respects or by the terms and conditions of this Agreement or the other Loan Documents. None of the Collateral is comprised of Margin Stock and less than 25% of the assets of each Loan Party are comprised of Margin Stock.
3.1.17Organizational Chart. The organizational chart attached as Schedule II, relating to the Loan Parties and certain Affiliates and other parties, is true and correct on and as of the Closing Date.
3.1.18Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.
3.1.19FIRPTA. No Loan Party is a “foreign person” within the meaning of Section 1445(f)(3) of the Code.
3.1.20Investment Company Act. No Loan Party or Sponsor or Property Manager is required to register as an “investment company” under the Investment Company Act of 1940, as amended.
3.1.21Fiscal Year. Each fiscal year of Borrower commences on January 1.
3.1.22Other Debt; Liens. No Loan Party has any Indebtedness other than, with respect to Borrower, Permitted Indebtedness, with respect to Equity Owner, Guarantor’s Permitted Indebtedness and with respect to Borrower TRS, Borrower TRS Permitted Indebtedness.

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3.1.23Contracts.
(a)Neither Borrower nor Borrower TRS has entered into, nor is bound by, any Major Contract which continues in existence, except those listed on Schedule XVI hereto and subsequently disclosed in writing (including via electronic mail) to Lender.
(b)Each of the Major Contracts is in full force and effect, there are no material defaults by Borrower thereunder and, to the Knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto. None of Borrower, any Affiliate of Borrower or, to the Knowledge of Borrower, any other Person acting on Borrower’s behalf, has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute.
(c)Borrower has delivered copies of the Major Contracts (including all amendments and supplements thereto) to Lender that are true, correct and complete in all material respects.
(d)Except for Property Manager under the Existing Management Agreement, no Major Contract has as a party an Affiliate of Borrower with respect to the management of the Properties. All fees and other compensation for services previously performed under the Management Agreement have been paid in full.
3.1.24Full and Accurate Disclosure. All information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of each Loan Party to Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto (but excluding any projections, forward looking statements, budgets, estimates and general market data as to which each Loan Party only represents and warrants that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time), when taken as a whole, as of the date furnished or, if applicable, as of the date any correction of any earlier misstatement was furnished, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading.
3.1.25Illegal Activity. None of the Properties has been or will be purchased with proceeds of any illegal activity by private investors. To Borrower’s Knowledge, none of the Properties has been or will be purchased with proceeds of any illegal activity by retail or public investors.
3.1.26Patriot Act.
(a)No Loan Party nor, to Borrower’s Knowledge, Sponsor, REIT nor any other subsidiary of REIT owning a direct or indirect interest in any Loan Party (i) is listed on any Government Lists, (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (iv) is currently under investigation by any Governmental Authority for alleged felony involving a crime of moral turpitude. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws relating to terrorism; (B) the criminal laws relating to money laundering, (C) the Bank Secrecy Act, as amended,

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(D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.
(b)To Borrower’s and Property Manager’s Knowledge after due inquiry, at the time Borrower first entered into a Lease with each Tenant (excluding any Tenant who occupied a Property pursuant to an in-place Lease when such Property was acquired by Borrower’s Affiliate), no such Tenant was listed on any of the Government Lists described in Section 4.1.17.
Section 3.2Property Representations. Borrower represents and warrants to Lender with respect to each Property it owns as follows, except to the extent (if any) disclosed on Schedule III with respect to a specific subsection of this Section 3.2:
3.2.1Property/Title.
(a)Borrower has good and marketable fee simple legal and equitable title to the real property comprising the Property, subject to Permitted Liens and Liens that are being contested in good faith as expressly permitted under this Agreement. The Mortgage Documents, when properly recorded and/or filed in the appropriate records, will create (i) a valid, first priority, perfected Lien on Borrower’s interest in the Property, subject only to the Permitted Liens, and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to the Permitted Liens.
(b)All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Mortgage Documents with respect to such Property, including the Mortgages, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments in respect of the Property have been paid prior to becoming delinquent, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy and the Title Insurance Owner’s Policy for such Property.
(c)Each Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of such Property. Each Property is comprised of one (1) or more separate legal parcels and no portion of any Property constitutes a portion of any legal parcel not a part of such Property; provided, however, that Properties that are contained in any single multi-unit structures and are not legally subdivided parcels shall be treated collectively as a single Property for purposes of this Section 3.2.1(c).
3.2.2Adverse Claims. Borrower’s ownership of the Property is free and clear of any Liens other than (i) Permitted Liens, (ii) any Lien created in favor of Lender under the Loan Documents, (iii) those Liens that are being contested in good faith as expressly permitted under this Agreement, and (iv) any Condemnation proceedings being conducted in accordance with Section 5.3.
3.2.3Title Insurance Owner’s Policy. The Property File for the Property includes either (i) a Title Insurance Owner’s Policy insuring fee simple ownership of such Property by Borrower in an amount equal to or greater than the initial Allocated Loan Amount of the Property, issued by a Qualified Title Insurance Company with no title exceptions other than

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Permitted Liens or (ii) a marked or initialed binding commitment that is effective as a Title Insurance Owner’s Policy in respect of such Property in an amount equal to or greater than the initial Allocated Loan Amount of the Property, issued by a Qualified Title Insurance Company with no title exceptions other than Permitted Liens, which commitment shall be accompanied by such other affidavits, transfer declarations and other documents as are necessary for the recordation of the deed for such Property and issuance of such Title Insurance Owner’s Policy.
3.2.4Deed. The Property File for the Property includes a copy of a deed for such Property conveying the Property to Borrower, with vesting in the actual name of Borrower, with either (i) recording information on such deed, or (ii) a certification from Borrower or the applicable Qualified Title Insurance Company issuing the related Title Insurance Owner’s Policy or binding commitment referred to in Section 3.2.3 that such Property’s deed has been recorded or presented to and accepted for recording by the applicable Qualified Title Insurance Company issuing the related Title Insurance Owner’s Policy or binding commitment referred to in Section 3.2.3, with all fees, premiums and deed stamps and other transfer taxes paid.
3.2.5Mortgage File Required Documents. The Property File for the Property includes (a) either (i) certified or file stamped (in each case by the applicable land registry) original executed Mortgage Documents or (ii) a copy of the Mortgage Documents in recordable form that have been submitted by the title insurance company for recording in the jurisdiction in which such Property is located (which Mortgage Documents delivered on the Closing Date consist solely of Mortgages without separate Assignments of Leases and Rents or Fixture Filings unless otherwise required by the counsel issuing the relevant opinion described in clause (b) below), (b) an opinion of counsel admitted to practice in the state in which such Property is located in form and substance reasonably satisfactory to Lender in respect of the enforceability of such Mortgage Documents and an opinion of counsel in form and substance reasonably satisfactory to Lender stating that the Mortgage Documents were duly authorized, executed and delivered by Borrower and that the execution and delivery of such Mortgage Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, specified material agreements, (c) either (x) a Title Insurance Policy insuring the Lien of the Mortgage encumbering such Property, or (y) a marked or initialed binding commitment that is effective as a Title Insurance Policy in respect of such Mortgage, in each case, issued by a Qualified Title Insurance Company with no title exceptions other than Permitted Liens, which commitment shall be accompanied by such other affidavits, transfer declarations and other documents specified in such commitment as necessary for the issuance of such Title Insurance Policy, and (d) evidence that all taxes, fees and other charges payable in connection therewith have been paid in full. RREM has delivered to Lender the Closing Date BPO Certificate.
3.2.6Property File. The Property File for such Property has been delivered to Lender and there is no Deficiency with respect to such Property File.
3.2.7Property Taxes and Other Charges. There are no delinquent Property Taxes or Other Charges outstanding with respect to the Property, other than Property Taxes or Other Charges that may exist in accordance with Section 4.4.8. There are no pending or, to the Knowledge of any Loan Party or the Property Manager, proposed in writing, special or other assessments for HOA improvements affecting the Property that would reasonably be expected to have an Individual Material Adverse Effect with respect to the Property, other than those which have been paid.
3.2.8Compliance with Renovation Standards. Unless such Property is a Non-Stabilized Property or has suffered a Casualty and is in the process of being restored in accordance with Section 5.4, the Property satisfies the Renovation Standards and all renovations thereto have been conducted in accordance with applicable Legal Requirements, in all material respects.

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3.2.9Physical Condition. At the commencement of the applicable Eligible Lease, the Property is in a good, safe and habitable condition and repair, and free of and clear of any damage or waste that has an Individual Material Adverse Effect on the Property.
3.2.10Brokers. There is no commission or other compensation payable by any Loan Party to any broker or finder in connection with the purchase of the Property by Borrower or its Affiliate that has not been paid (a) to the extent that such failure to pay would reasonably be expected to have an Individual Material Adverse Effect on the Property or (b) unless such payment is being contested in good faith by Borrower.
3.2.11Leasing. As of the Cut-Off Date, or, in case of any Substitute Property, as of the date such Property becomes a Substitute Property, to the Knowledge of Borrower and Manager, the Property (including any Forward Leased Property and other than the Vacant Properties set forth on Schedule XI and any Non-Stabilized Property set forth on Schedule XV) was leased by Borrower pursuant to an Eligible Lease and each such lease was in full force and effect and was not in default if such default would result in a Material Adverse Effect. No Person (other than Borrower) has any possessory interest in the Property or right to occupy the same except any Tenant under and pursuant to the provisions of the applicable Lease and any Person claiming rights through any such Tenant. The copy of such Eligible Lease in the Property File for the Property is true and complete in all material respects and there are no material oral agreements with respect thereto. Except with respect to amounts set forth on Schedule XII as of the last day of the prior calendar month immediately prior to the Closing Date or in a Security Deposit and Advance Rent Notice delivered in accordance with Section 4.3.10 thereafter and delivered to the Advance Rent Account on or before the Closing Date with respect to amounts set forth on Schedule XII or within three (3) Business Days of receipt of such amounts with respect to amounts set forth in a Security Deposit and Advance Rent Notice, no Rent (including security deposits) has been paid more than thirty (30) days in advance of its due date, other than Advance Rents paid into the Rent Deposit Account on or before the last day of the prior calendar month in accordance with the terms of this Agreement. The information set forth in each Security Deposit and Advance Rent Notice with respect to the Advance Rents received and the Monthly Payment Dates to which such Advance Rents are applicable is true and correct in all material respects. As of the date hereof, any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to the relevant Tenant on or before the Closing Date has already been provided to such Tenant unless not yet due to such Tenant. The leasing of the Properties has complied in all material respects with Borrower’s internal leasing guidelines in effect as of the date the applicable Lease was executed.
3.2.12Insurance. The Property is covered by property, casualty, liability, business interruption, windstorm, flood, earthquake and other applicable insurance policies as and to the extent, and in compliance with the applicable requirements of Section 5.1.1 and neither Borrower nor Property Manager, nor to the Knowledge of Borrower or Property Manager, has taken (or omitted to take) any action that would reasonably be expected to impair or invalidate the coverage provided by any such policies. As of the date hereof, no claims have been made that are currently pending, outstanding or otherwise remain unsatisfied under any such policies and would reasonably be expected to have an Individual Material Adverse Effect with respect to the Property.
3.2.13Lawsuits, Etc. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other entity pending or to the Knowledge of any Loan Party or Property Manager, threatened in writing against or affecting the Property, which actions, suits or proceedings are not covered by insurance and would reasonably be expected to have an Individual Material Adverse Effect on such Property.

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3.2.14Orders, Injunctions, Etc. To Borrower’s Knowledge, there are no orders, injunctions, decrees or judgments outstanding with respect to the Property that (i) would reasonably be expected to have an Individual Material Adverse Effect on such Property or (ii) have not been paid in full or otherwise discharged or fully bonded.
3.2.15Agreements Relating to the Properties. Borrower is not a party to any agreement or instrument or subject to any restriction of record which would reasonably be expected to have an Individual Material Adverse Effect on such Property. Borrower has not received notice of a default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Property is bound. Borrower does not have a material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument by which the Property is bound, other than obligations under the Loan Documents. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Lien with respect to any Property. Neither the Property nor any part thereof are subject to any purchase options, rights of first refusal, rights of first offer or other similar rights in favor of any Tenant or other third parties.
3.2.16Accuracy of Information Regarding Property. To Borrower’s Knowledge, all information with respect to the Property included in the Property File and the Properties Schedule is true, complete and accurate in all material respects (except to the extent of any projections, forward-looking statements, budgets, estimates and general market data as to which Borrower only represents and warrants that such information was prepared in good faith based on assumptions believed by it to be reasonable at the time and has no reason to believe that such projections, forward-looking statements, budgets, estimates and general market data were materially inaccurate when made).
3.2.17Compliance with Legal Requirements. To Borrower’s Knowledge, the Property (including the leasing and intended use thereof) complies with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes and all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal leasing, use, occupancy, habitability and operation of such Property, except as would not reasonably be expected to have an Individual Material Adverse Effect with respect to the Property. There is no consent, approval, permit, license, order or authorization of, and no filing with or notice to, any court or Governmental Authority required for the operation, use or leasing of the Property that has not been obtained or is not in the process of being obtained or transferred, except as would not reasonably be expected to have an Individual Material Adverse Effect with respect to such Property. There has not been committed by Borrower or, to Borrower’s Knowledge, by any other Person in occupancy of or involved with the operation, use or leasing of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof.
3.2.18Environmental Laws. To Borrower’s Knowledge, the Property is in material compliance with all Environmental Laws to the extent that failure to do so would be reasonably likely to result in an Individual Material Adverse Effect on such Property. No Loan Party nor any Affiliate of any Loan Party has caused or has Knowledge of any discharge, spill, uncontrolled loss or seepage of any Hazardous Substance onto any property comprising or adjoining any location of the Property, and no Loan Party nor any Affiliate of any Loan Party nor, to the Knowledge of Borrower or Property Manager, any tenant or occupant of all or part of the Property, is now or has been involved in operations at any Property that could reasonably be expected to result in environmental liability that would be reasonably likely to result in an Individual Material Adverse Effect on such Property or the imposition of a Lien (other than a Permitted Lien) on the Property under any Environmental Law. To Borrower’s Knowledge, there

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is no condition presently existing and no event has occurred or failed to occur prior to the date hereof, concerning the Property relating to any Hazardous Substance or other hazardous or toxic materials or condition, asbestos, mold or other environmental or similar matters which would reasonably be expected to result in environmental liability, or that would have an Individual Material Adverse Effect on the Property.
3.2.19Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer or septic system, and storm drain facilities adequate to service the Property for its intended uses and all public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the applicable Title Insurance Owner’s Policy and Title Insurance Policy and all roads necessary for the use of the Property for its intended purposes have been completed, except, in each case, as would not reasonably be expected to have an Individual Material Adverse Effect with respect to the Property.
3.2.20Eminent Domain. With respect to each Property as of the date hereof, such Property has not been condemned in whole or in part. There is no proceeding pending or, to the Knowledge of Borrower, Property Manager or any other Loan Party, threatened in writing, for the total or partial condemnation or taking of the Property by eminent domain (other than those takings that result in Permitted Liens pursuant to clause (vi) of that term) or for the relocation of roadways resulting in a failure of access to the Property on public roads that, in either case, could be reasonably expected to have an Individual Material Adverse Effect with respect to the Property.
3.2.21Flood Zone. The Property is not located in an area identified by the Federal Emergency Management Agency as a special flood hazard area, or, if so located the flood insurance required pursuant to Section 5.1.1(a) is in full force and effect with respect to the Property.
Section 3.3Survival of Representations. The representations and warranties set forth in this Article 3 and elsewhere in this Agreement and the other Loan Documents shall (i) survive until the Debt has been paid in full and (ii) be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
Article 4

COVENANTS
Section 4.1Affirmative Covenants. Borrower shall comply with the following covenants:
4.1.1Compliance with Laws, Etc. Borrower shall and shall cause each other Loan Party to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its rights, licenses and permits and to comply with all Legal Requirements applicable to it and the Properties (and the use thereof), including, without limitation, building and zoning ordinances and codes and certificates of occupancy, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect. Any Loan Party, at such Loan Party’s expense, may contest by appropriate legal proceeding timely initiated, the validity of any Legal Requirement, the applicability of any Legal Requirement to a Loan Party or any Property or any alleged violation of any Legal Requirement; provided that (i) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which a Loan Party is subject and shall not constitute a default thereunder

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and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (ii) no Property nor any part thereof or interest therein is reasonably likely to be sold, forfeited, terminated, cancelled or lost as a result of such contest; and (iii) the Loan Party shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
4.1.2Preservation of Existence. Borrower shall and shall cause each other Loan Party to (i) observe all procedures required by its Constituent Documents in all material respects and preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and (ii) qualify and remain qualified in good standing (where relevant) as a foreign limited liability company or limited partnership, as applicable, in each other jurisdiction where the nature of its business requires such qualification and to the extent such concept exists in such jurisdiction and where, in the case of clause (ii), except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.
4.1.3Non-Property Taxes. Borrower shall and shall cause each other Loan Party to file, cause to be filed or obtain an extension of the time to file, all Tax returns for Non-Property Taxes and reports required by law to be filed by it and to promptly pay or cause to be paid all Non-Property Taxes now or hereafter levied, assessed or imposed on it as the same become due and payable; provided that, after prior notice to Lender of its intention to contest such Non-Property Taxes, such Loan Party may contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity of any such Non-Property Taxes and, in such event, may permit the Non-Property Taxes so contested to remain unpaid during any period, including appeals, when a Loan Party is in good faith contesting the same so long as (i) such proceeding shall be permitted under and be conducted in accordance with all applicable Legal Requirements, (ii) no Property or other Collateral nor any part thereof or interest therein is reasonably likely to be sold, forfeited, terminated, canceled or lost as a result of such contest, (iii) the applicable Loan Party has set aside on its books adequate reserves in accordance with GAAP in order to pay such Non-Property Taxes, unless the non-payment or non-discharge of such Non-Property Taxes would not reasonably be expected to have a Material Adverse Effect, (iv) enforcement of the contested Non-Property Taxes is effectively stayed for the entire duration of such contest and no Lien is imposed on any Property or other Collateral as a result of such contest, (v) any Non-Property Taxes determined to be due, together with any interest or penalties thereon, is promptly paid as required after final resolution of such contest, (vi) to the extent such Non-Property Taxes (when aggregated with all other Taxes that any Loan Party is then contesting under this Section 4.1.3 or Section 4.4.8 and for which Borrower has not delivered to Lender any Contest Security) exceed $1,000,000, Borrower shall deliver to Lender either (A) cash, or other security as may be approved by Lender, in an amount sufficient to insure the payment of any such Non-Property Taxes, together with all interest and penalties thereon or (B) a payment and performance bond in an amount equal to one hundred percent (100%) of the contested amount from a surety acceptable to Lender in its reasonable discretion, (vii) failure to pay such Non-Property Taxes will not subject Lender to any civil or criminal liability, (viii) such contest shall not affect the ownership, use or occupancy of any Property or other Collateral, and (ix) Borrower shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) through (ix) of this Section 4.1.3. Notwithstanding the foregoing, Borrower shall and shall cause each other Loan Party to pay any contested Non-Property Taxes (or, if cash or other security has been provided, Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto) if, in Lender’s reasonable judgment, any Property or other Collateral (or any part thereof or interest therein) is reasonably likely to be sold, forfeited, terminated, cancelled or lost or there shall be a reasonable likelihood of the Lien of any Collateral Document being primed by any related Lien as a result of such contest.

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4.1.4Access to Properties. Subject to the rights of Tenants, Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice (which notice shall be given not less than one (1) Business Day in advance), but no more often than once per year with respect to a Property, unless (a) an Event of Default shall be continuing, (b) Borrower has acknowledged in writing that the Loan is likely to go into default, (c) Lender receives information that such Property has been materially damaged or abandoned, or that waste is being committed there, or (d) upon the occurrence of any event or the existence of any circumstance which permits or otherwise requires Lender to access or inspect such Property in accordance with the terms of the other Loan Documents; provided that, unless an Event of Default shall be continuing, any such inspection shall be limited to Vacant Properties and Properties with respect to which the applicable Tenant has permitted access or has not otherwise prohibited access to such Property (Borrower hereby agreeing to use commercially reasonably efforts to request any applicable Tenant to permit such inspection in accordance with this Section 4.1.4).
4.1.5Perform Loan Documents. Borrower shall and shall cause each other Loan Party to, in a timely manner, observe, perform and satisfy all the terms, provisions, covenants and conditions of the Loan Documents executed and delivered by, or applicable to, the Loan Party, and shall pay when due all costs, fees and expenses of Lender, to the extent required under the Loan Documents executed and delivered by, or applicable to, the Loan Party.
4.1.6Awards and Insurance Benefits. Borrower shall cooperate with Lender, in accordance with the relevant provisions of this Agreement, to enable Lender to receive the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees of outside counsel and disbursements, and the payment by the Loan Parties of the reasonable expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Property or any part thereof) out of such Insurance Proceeds.
4.1.7Security Interest; Further Assurances. Borrower shall and shall cause each other Loan Party to take all necessary action to establish and maintain, in favor of Lender a valid and perfected first priority security interest in all Collateral to the full extent contemplated herein, free and clear of any Liens other than Permitted Liens and Liens that are being contested in good faith as expressly permitted under this Agreement (including the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Lender’s security interest in the Collateral). Borrower shall and shall cause each other Loan Party to, at the Loan Party’s sole cost and expense execute any and all further documents, financing statements, agreements, affirmations, waivers and instruments, and take all such further actions (including the filing and recording of financing statements) that may be reasonably required by any applicable Legal Requirement, or that Lender deems reasonably necessary or advisable, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created hereby or by the Collateral Documents or the enforceability of any guaranty or other Loan Document.
4.1.8Keeping of Records and Books of Account. Borrower shall and shall cause each other Loan Party to maintain and implement administrative and operating procedures (including an ability to recreate records regarding the Properties in the event of the destruction of the originals thereof) and keep and maintain on a calendar year basis, in accordance with the requirements for a Special Purpose Bankruptcy Remote Entity set forth herein, as applicable, GAAP, and, to the extent required under Section 9.1, the requirements of Regulation AB, proper and accurate documents, books and records reasonably necessary for the collection of all Rents and other Collections and payments of its obligations. Such books and records shall include, without limitation, records adequate to permit the identification of each Property and all items of

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income and expense in connection with the operation of each Property. Lender shall have the right from time to time (but, in any event, not more than twice in any calendar year (unless an Event of Default shall have occurred and be continuing, in which case no such restriction shall apply)) during normal business hours upon reasonable advance notice to Borrower (which shall be given in writing at least three (3) Business Days in advance, provided, however, that during the continuance of an Event of Default, only one (1) Business Day’s prior notice (which may be written or verbal) shall be required, and not less than one (1) Business Day in advance) to examine such books, records, accounts, agreements, leases, instruments and other documents and the collection systems of the Loan Parties and Manager at the offices of the Loan Parties or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall reasonably request. In the event any Loan Party’s offices are not open or are open with only limited operations during normal business hours due to pandemic or any other emergency situation during which similarly situated offices are not open or are open with only limited operations during normal business hours, upon Lender’s request, Borrower and Lender shall in good faith negotiate a reasonable process pursuant to which such Loan Party will provide electronic copies of or access to such material books, records, accounts, agreements, leases, instruments and other documents and collection systems of the Loan Parties and Manager as Lender may reasonably request. Borrower shall pay any out-of-pocket costs and expenses incurred by Lender in any such examination.
4.1.9Special Purpose Bankruptcy Remote Entity/Separateness. Borrower shall and shall cause each other Required SPE to be and continue to be a Special Purpose Bankruptcy Remote Entity.
4.1.10Location of Records. Borrower shall and shall cause each other Loan Party to keep its chief place of business and chief executive office and the offices where it keeps the Records at the addresses referred to on Schedule VII or upon thirty (30) days’ prior written notice to Lender, at any other location in the United States where all actions reasonably requested by Lender to protect and perfect the interests of Lender in the Collateral have been taken and completed.
4.1.11Business and Operations. Borrower shall and shall cause each other Loan Party to, directly or through the Manager or subcontractors of the Manager (subject to Section 4.2.1), continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, sale, management, leasing and operation of the Properties. Borrower shall and shall cause each other Loan Party to qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect. Borrower or Borrower TRS, as applicable, shall, at all times during the term of the Loan, continue to own or lease all equipment, fixtures and personal property which are necessary to operate the Properties (except to the extent owned or leased by Manager and utilized to operate the Properties under the Management Agreement).
4.1.12Leasing Matters. Borrower shall (i) observe and perform the obligations imposed upon the lessor under the Leases for its Properties in a commercially reasonable manner; and (ii) enforce the terms, covenants and conditions contained in such Leases upon the part of the Tenant thereunder to be observed or performed in a commercially reasonable manner except in each case to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect. Any Rent collected under any Lease for the Properties more than one (1) month in advance of its due date shall be deposited in accordance with Section 6.1.5.

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4.1.13Property Management.
(a)Borrower shall (i) cause Property Manager to manage the Properties in accordance with the Management Agreement, (ii) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed, (iii) promptly notify Lender of any material default that exists under the Management Agreement beyond the expiration of the related cure period (if any) of which it is aware, and (iv) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement in a commercially reasonable manner. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed (and all applicable notice and/or cure periods expire), then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower or Manager from any of its Obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower, to be performed or observed. In no event shall the management fee payable to Manager for any Interest Period exceed the Management Fee Cap for such Interest Period and in no event shall Borrower pay or become obligated to pay to Manager, any transition or termination costs or expenses, termination fees, or their equivalent in connection with the Transfer of a Property or the termination of the Management Agreement. For the avoidance of doubt, for purposes of this Agreement, management fees shall not be deemed to include Additional Fees, leasing commissions, application fees, administrative fees, construction management fees and reimbursements of expenses paid to Managers in the ordinary course of Borrower’s business.
(b)If any one or more of the following events occurs: (i) the occurrence and continuance of an Event of Default, (ii) Manager shall be in material default under the Management Agreement, beyond any applicable notice and cure period (including as a result of any gross negligence, fraud, willful misconduct or misappropriation of funds), or (iii) Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, then Lender shall have the right to require Borrower to replace the Manager and enter into a Replacement Management Agreement with (1) a Qualified Manager selected by Borrower that is not an Affiliate of Borrower or (2) another property manager chosen by Borrower and approved by Lender; provided, that such approval shall be conditioned upon Borrower delivering a Rating Agency Confirmation as to such property manager. If Borrower fails to select a new Qualified Manager or a replacement Manager that satisfies the conditions described in the foregoing clause (2) of the previous sentence and enter into a Replacement Management Agreement with such Person within sixty (60) days of Lender’s demand to replace the Manager, then Lender may choose the replacement property manager provided that such replacement property manager is a Qualified Manager (other than any competitor identified on Schedule XVII) or satisfies the conditions set forth in the foregoing clause (2) of the previous sentence.
4.1.14Property Files. Borrower will deliver to Lender all Property Files in an electronic format reasonably agreed by Lender and Borrower.
4.1.15Security Deposits.
(a)All security deposits of Tenants, whether held in cash or any other form, shall be deposited into an Eligible Account (the “Security Deposit Account”) established and maintained by Borrower at a bank which shall be an Eligible Institution, and identified on Schedule XIII, held for the benefit of the applicable Tenants or into the Cash Management Account or the Rent Deposit Account and in compliance in all material respects with all Legal Requirements, and shall not be commingled with any other funds of Borrower (unless forfeited by the Tenant under the Lease). Borrower shall cause to be deposited, on the Closing Date, all

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security deposits of Tenants then currently being held by Borrower, Borrower TRS or the Manager into the Security Deposit Account, the Cash Management Account or the Rent Deposit Account to the extent not already held in the Security Deposit Account. Borrower shall cause all security deposits received by Borrower, Borrower TRS or Manager after the Closing Date to be deposited into the Security Deposit Account, the Cash Management Account or the Rent Deposit Account (provided that Borrower will have no obligation to deposit such amounts in the Rent Deposit Account or the Cash Management Account) within two (2) Business Days of such funds becoming identified, deposited in the applicable account and available (but in no event later than five (5) Business Days of receipt); provided, that if Borrower receives a check or other payment that combines a security deposit of a Tenant together with Rent or other amounts owing by a Tenant, then Borrower shall deposit the total amount of such payment into the Security Deposit Account, the Rent Deposit Account, or the Cash Management Account, as applicable (provided that Borrower will have no obligation to deposit such amounts in the Rent Deposit Account or the Cash Management Account). Borrower shall, no less frequently than once each month, transfer into the Security Deposit Account any security deposits previously received and deposited into the Cash Management Account or the Rent Deposit Account. The security deposits shall be disbursed by Borrower in accordance with the terms of the applicable Leases and all Legal Requirements. In the event the Tenant under any Lease defaults such that the applicable security deposit may be drawn upon on account of such default, the proceeds of such draw shall constitute Collections and Borrower shall, within one (1) Business Day after Borrower (or Borrower TRS or Manager on behalf of Borrower) has determined pursuant to its policies and procedures that any security deposits will be applied by Manager, deposit the proceeds thereof into the Rent Deposit Account or the Cash Management Account. Borrower shall pay for all expenses of opening and maintaining the Security Deposit Account. So long as the Debt is outstanding, except as otherwise provided in this Section 4.1.15(a), Borrower shall not (and shall not permit Manager or any other Person to) open any other accounts for the deposit of security deposits other than the Security Deposit Account. Notwithstanding anything herein to the contrary, Borrower may permit Manager to accept third party insurance, indemnities, bonds or other substitutes in favor of Borrower in lieu of a security deposit in accordance with the Management Agreement or as required by applicable Legal Requirements. Notwithstanding anything to the contrary contained in this Agreement, in the event Borrower transfers a Property to Borrower TRS, Borrower shall also transfer any related security deposit to Borrower TRS, and Borrower TRS shall deposit such security deposit into the Security Deposit Account identified on Schedule XIII.
(b)Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements (i) shall be, subject to the applicable Lease and Legal Requirements, maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as herein above described, (ii) shall be issued by an institution reasonably satisfactory to Lender (unless otherwise required by applicable Legal Requirements), (iii) shall, if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender), and (iv) shall in all material respects comply with any applicable Legal Requirements and otherwise be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing.
(c)(i) Upon Lender’s written request following the occurrence and during the continuance of an Event of Default, Borrower shall deliver (or cause to be delivered) to Lender (or Servicer) or to one or more accounts designated by Lender (or Servicer) the security deposits, and (ii) upon a foreclosure of any Property or action in lieu thereof, Borrower shall deliver (or cause to be delivered) to Lender (or Servicer) or to an account designated by Lender (or Servicer) the security deposit applicable to the Lease with respect to such Property, except, in each case, to the extent any such security deposits were previously (x) deposited into the Rent Deposit Account or the Cash Management Account in accordance with Section 4.1.15(a) following a default by the Tenant under the applicable Lease, or (y) applied or returned to the

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Tenant in accordance with the applicable Lease. Any security deposits delivered to Lender (or Servicer) pursuant to this Section 4.1.15(c) will be held by Lender (or Servicer) for the benefit of the applicable Tenants in accordance with the terms of the Leases and applicable Legal Requirements.
4.1.16Anti-Money Laundering. Borrower shall and shall cause each other Loan Party to comply in all material respects with all applicable anti-money laundering laws and regulations to the extent applicable, including without limitation, the Patriot Act (collectively, the “Anti-Money Laundering Laws”) and shall provide notice to Lender, within five (5) Business Days of receipt of any written notice of any Anti-Money Laundering Law regulatory notice or action involving any Loan Party.
4.1.17OFAC.
(a)Borrower shall (i) prior to entering into a Lease with a Tenant, confirm that such Tenant (excluding any Tenant who occupied a Property pursuant to an in-place Lease when such Property was acquired by Borrower’s Affiliate) is not a Person (A) that is listed in the Annex to, or is otherwise subject to the provisions of EO13224 or (B) whose name appears on OFAC’s most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/downloads/t11sdn.pdf) and (ii) not enter into a Lease with a Tenant that is listed on either of the lists described in clause (i) hereof.
(b)Notwithstanding the foregoing, if a Responsible Officer of a Loan Party or Manager obtains knowledge that a Tenant is on one of the lists described in Section 4.1.17(a), it shall promptly provide notice of such determination to Lender.
4.1.18Cooperate in Legal Proceedings. Borrower shall cooperate with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings; provided, that notwithstanding the foregoing, Borrower may pursue any separate or conflicting causes of action, defenses or other such proceedings they deem reasonable and appropriate.
4.1.19Further Assurances. Borrower shall and shall cause each other Loan Party to, at Borrower’s sole cost and expense:
(a)furnish to Lender all instruments, documents, certificates, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith.
(b)cure any defects in the execution and delivery of the Loan Documents and execute and deliver, or cause to be executed and delivered, to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to correct any omissions in the Loan Documents, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations, as Lender may reasonably require; and
(c)do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender may reasonably require from time to time.

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4.1.20Costs and Expenses.
(a)Except as otherwise expressly set forth herein or in any of the other Loan Documents, Borrower shall pay or, if Borrower fails to pay, reimburse Lender, for all out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender, without duplication, in connection with (i) the Relevant Parties’ ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements (except to the extent expressly set forth in Section 10.20); (ii) Lender’s ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date (except to the extent expressly set forth in Section 10.20); (iii) the negotiation, preparation, execution and delivery of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by any Relevant Party; (iv) filing and recording of any Loan Documents; (v) title insurance, inspections, BPOs and broker opinions of market rent; (vi) the creation, perfection or protection of Lender’s Liens in the Collateral (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, environmental reports (to the extent required under the Loan Documents) and Lender’s diligence consultant); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Relevant Party in connection with the Loan, the Loan Documents, any Property, or any other security given for the Loan; (viii) fees charged by Servicer (except to the extent expressly set forth in Section 10.20) and, if a Securitization has occurred, the Rating Agencies in connection with the Loan or any modification thereof; and (ix) enforcing any Obligations of or collecting any payments due from any Relevant Party under this Agreement, the other Loan Documents or with respect to any Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of the party claiming payment for such costs or expenses; provided, further, that this Section 4.1.20 shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(b)In addition, in connection with any Rating Agency Confirmation, Review Waiver or other Rating Agency consent, approval or review requested or required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrower shall pay, without duplication, all of the out-of-pocket costs and expenses of Lender and Servicer and all out-of-pocket costs and expenses of each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.
(c)Any costs and expenses due and payable by Borrower hereunder which are not paid by Borrower within ten (10) days after demand may be paid from any amounts in the Cash Management Account, with notice thereof to Borrower. The obligations and liabilities of Borrower under this Section 4.1.20 shall (i) become part of the Obligations, (ii) be secured by the Loan Documents and (iii) survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents.
4.1.21Indemnity. Borrower shall indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, actual costs and expenses and disbursements of any kind or nature whatsoever including, without limitation, any and all liabilities, obligations, losses, damages,

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penalties, actions, judgments, suits, claims, actual costs and expenses and disbursements of any kind or nature whatsoever relating to the Property Accounts (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of or as a result of (a) any breach by any Relevant Party of its Obligations under, or any material misrepresentation by Borrower contained in this Agreement or the other Loan Documents; and (b) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable Legal Requirements to the payment and satisfaction of all Indemnified Liabilities incurred by Lender. Within a reasonable period of time after receipt by Lender under this Section 4.1.21 of notice of the commencement of any action, Lender will, if a claim in respect thereof is to be made against Borrower under this Section 4.1.21, notify Borrower in writing of the commencement thereof, but the omission to so notify Borrower will not relieve Borrower from any liability which Borrower may have to Lender under this Section 4.1.21 except to the extent that failure to notify causes prejudice to Borrower. In the event that any action is brought against Lender, and it notifies Borrower of the commencement thereof, Borrower will be entitled to participate therein and, to the extent that it may elect by written notice delivered to Lender promptly after receiving the aforesaid notice from Lender, to assume the defense thereof with counsel reasonably satisfactory to Lender. After notice from Borrower to Lender pursuant to the immediately preceding sentence, Lender shall not be entitled to be indemnified for the costs of separate counsel incurred after such notice; provided, however, if the defendants in any such action include both Lender and Borrower and Lender shall have reasonably concluded that there are any legal defenses available to it that are different from or additional to those available to Borrower, Lender shall have the right to select one separate counsel (in addition to any necessary local counsel) to assert such legal defenses and to otherwise participate in the defense of such action on behalf of Lender at the cost of Borrower. Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), Borrower shall not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless Borrower shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of Lender hereunder from all liability arising out of such claim, action, suit or proceedings, and such settlement requires no statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of Lender. The liabilities and obligations of Borrower and Lender under this Section 4.1.21 shall survive the assignment or termination of this Agreement and the satisfaction and discharge of the Debt.
4.1.22Contribution of Property to Borrower TRS. If Borrower contributes any Properties to Borrower TRS, then the following covenants shall be applicable:
(a)In connection with the transfer of such Properties to Borrower TRS, Borrower TRS shall expressly acknowledge in the deed or other conveyance document or instrument delivered and recorded in the applicable jurisdiction in which such Properties are located in connection with the transfer of the Properties to Borrower TRS that Borrower TRS’s title to and interest in such Properties are subject to the Lien, terms and provisions of the applicable Mortgage(s), provided, that for the avoidance of doubt, and subject to Section 4.1.22(b) below, the Lien of the Mortgage encumbering any Property contributed to Borrower TRS shall not be released at such time and no new Mortgage shall be executed with respect to or recorded against any Property contributed to Borrower TRS by Borrower;

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(b)In the event any Property conveyed to Borrower TRS has not been transferred in accordance with Section 2.5 hereof within one hundred twenty (120) days following the date such Property was transferred from Borrower to Borrower TRS, Borrower shall (i) cause Borrower TRS to execute and deliver to Lender either: (a) the Mortgage Documents with respect to such Property, which shall be in substantially the same form as the Mortgage, Assignment of Leases and Rents and Fixture Filing, if applicable, executed and/or delivered on the Closing Date with respect to such Properties and shall include standard surety waivers (except that such Mortgage Documents shall only cover, secure and relate to the Property conveyed to Borrower TRS) or (b) an assumption and joinder of the existing Mortgage Documents with respect to such Property in form and substance reasonably satisfactory to Lender, together with any other any agreements, instruments, approvals, legal opinions or other documents as are reasonably requested by Lender in order to create, perfect or establish the first priority of (subject to Permitted Liens) any Lien purported to be covered by such Mortgage Documents, and (ii) deliver to Lender for the Property File: (y) either (1) a new Title Insurance Policy (or a marked or initialed binding commitment that is effective as a Title Insurance Policy in respect of such Properties), (2) an endorsement to the existing Title Insurance Policy in form and substance reasonably acceptable to Lender or (3) in connection with an assumption of the existing Mortgage, to the extent available and applicable in the state where the applicable Property is located and customarily accepted by similarly situated lenders, evidence reasonably satisfactory to Lender that the Title Insurance Policy for each respective Property, by its terms, remains valid and in full force and effect following and notwithstanding the conveyance of the Property to Borrower TRS (with Borrower TRS as fee owner thereof) and, based on an updated title search for the Property from the Qualified Title Insurance Company that issued the Title Insurance Policy, that the Lien of the Mortgage encumbering the Property remains a first priority valid Lien subject to no new exceptions (other than Permitted Liens); and (z) either (1) a new Title Insurance Owner’s Policy (or a marked or initialed binding commitment that is effective as a Title Insurance Owner’s Policy in respect of such Properties), (2) an endorsement to the existing Title Insurance Owner’s Policy, in each case, insuring Borrower TRS as the fee owner of the Properties contributed to Borrower TRS, or (3) to the extent available and applicable in the state where the applicable Property is located and customarily accepted by similarly situated lenders, evidence reasonably satisfactory to Lender that the Title Insurance Owner’s Policy for each respective Property, by its terms, remains valid and in full force and effect following and notwithstanding the conveyance of the Property to Borrower TRS (with Borrower TRS as fee owner thereof) and, based upon an updated title search from the Qualified Title Insurance Company that issued the Title Insurance Owner’s Policy, subject to no new exceptions (other than Permitted Liens). Borrower shall pay to Lender all reasonable out-of-pocket costs and expenses incurred by Lender in connection with the contribution of any Properties to Borrower TRS (including, without limitation, title insurance company and recording fees and expenses).
Section 4.2Negative Covenants. Borrower shall comply with the following covenants:
4.2.1Prohibition Against Termination or Modification. Borrower shall not (i) surrender, terminate, cancel, modify (except to increase management fees in an amount not to exceed the Management Fee Cap) or, except in accordance with its terms (but subject to the provisions of Section 4.1.13(b)), renew or extend the Management Agreement, provided, that Borrower may, without Lender’s consent, replace Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement, (ii) enter into any agreement relating to the management or operation of a Property with Manager or any other Person other than the Management Agreement, provided, that Borrower may permit Manager to enter into one or more sub-management agreements to perform all or any portion of the services by Manager so long as (w) the fees and charges payable under the sub-management agreements shall be the sole responsibility of Manager, (x) Borrower shall have no liabilities or obligations under any sub-management agreement, (y) any sub-management agreement will be terminable without penalty upon the termination of the Management Agreement and (z) the sub-

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management agreements may be assumed by any replacement Qualified Manager upon termination of the Management Agreement for a period not less than six (6) months following the date of termination; (iii) consent to the assignment by the Manager of its interest under the Management Agreement, or (iv) waive or release any of its rights and remedies under the Management Agreement without the express consent of Lender, which consent shall not be unreasonably withheld. If at any time Lender consents to the appointment of a new Manager or a Qualified Manager is appointed, such new Manager (including a Qualified Manager) shall execute a Replacement Management Agreement.
4.2.2Liens Against Collateral. Borrower shall not and shall cause each other Loan Party not to create or suffer to exist any Liens upon or with respect to, any Collateral (other than the Properties) except for Liens permitted under the Loan Documents (including, without limitation, Permitted Liens and Liens that are being contested in good faith as expressly permitted under this Agreement). Except to the extent of any notice delivered pursuant to Section 4.4.2, Borrower shall give prompt written notice, but in any event within ten (10) Business Days, to Lender upon Borrower’s receipt of written notice, or the Knowledge of any Responsible Officer of Borrower, of any Lien affecting any Collateral or any interest therein, or any direct or indirect interest in Borrower or any other Loan Party (other than any Permitted Lien). Further, Borrower shall give prompt written notice, but in any event within ten (10) Business Days, to Lender upon the satisfaction and release of any Lien affecting any such Collateral of which Lender had received notice.
4.2.3Transfers. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its Affiliates, and their principals in owning and operating properties such as the Properties in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Properties as a means of maintaining the value of the Properties in connection with the repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Properties so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Properties or Borrower’s Equity Interests. Therefore, without the prior written consent of Lender, but, in each instance, subject to the provisions of Article 7, none of Borrower nor any Loan Party nor any other Person having a direct or indirect ownership or beneficial interest in Borrower or any Loan Party shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer the Properties or Collateral or any part thereof, or any interest, direct or indirect, in Borrower or any Loan Party, whether voluntarily or involuntarily and whether directly or indirectly, by operation of law or otherwise (a “Transfer”) other than to the extent such Transfer would constitute a Permitted Transfer. A Transfer within the meaning of this Section 4.2.3 shall be deemed to include (i) an installment sales agreement wherein Borrower agrees to sell a Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower for the leasing of all or a substantial part of the Property for any purpose other than the actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if Borrower, Guarantor or any general partner, managing member or controlling shareholder of Borrower or Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock; (iv) if Borrower, any Loan Party or any general partner, managing member or controlling shareholder of Borrower or any Loan Party is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member; and (v) any pledge, hypothecation, assignment, transfer or other encumbrance of any direct or indirect ownership interest in Borrower or any Loan Party.

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4.2.4Change in Business. Borrower shall not and shall cause Borrower TRS not to enter into any line of business other than the acquisition, renovation, rehabilitation, ownership, maintenance, holding, exchange, substitution, leasing, financing, transfer, sale, management and operation of the Properties (and any businesses ancillary or related thereto), or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Except as provided in the Loan Documents, Borrower shall cause Equity Owner to not engage in any activity other than acting as the sole member of Borrower (and any businesses ancillary or related thereto).
4.2.5Changes to Accounts. Borrower shall not and shall cause each other Loan Party not to, without the prior written consent of Lender, (i) open or permit to remain open any cash, securities or other account of any Loan Party with any bank, custodian or institution other than the Cash Management Account, the Accounts, the Security Deposit Account and the Property Accounts that are subject to a Property Account Control Agreement and the Terminated Accounts, (ii) change or consent to any change in any account number of the Cash Management Account, the Accounts or any Property Account, (iii) open or permit to remain open any sub-account of the Cash Management Account (except any Account), the Accounts or any Property Account, (iv) deposit, cause to be deposited or consent to the deposit of any funds of Persons other than Borrower or Borrower TRS to be deposited or held in any of the Cash Management Account, the Accounts or the Property Accounts other than immaterial amounts which are deposited into the Cash Management Account, the Accounts or the Property Accounts due to administrative error that are promptly returned to the appropriate Person or (v) deposit, cause to be deposited, or consent to the deposit of any Collections or other proceeds of any Properties into the Borrower’s Operating Account other than cash that is distributed to Borrower pursuant to Section 6.8.1(m) or as otherwise permitted by this Agreement; provided that Borrower’s failure to comply with this clause (v) shall not constitute a default unless such failure is continuing for two (2) Business Days after Borrower has knowledge of such default. Notwithstanding anything herein to the contrary, Lender and Borrower acknowledge and agree that (a) the Terminated Accounts are not “Accounts”, the “Rent Deposit Account”, the “Security Deposit Account”, the “Borrower’s Operating Account” or “Property Accounts” as defined herein, (b) as of the Closing Date and for a period of thirty (30) days after the Closing Date, the Terminated Accounts may remain open in the name of Borrower, (c) Borrower shall, within thirty (30) days after the Closing Date, close the Terminated Accounts, (d) Borrower shall not deposit any Rents or other revenue generated by the Properties into any Terminated Account after the Closing Date, and (e) such Terminated Accounts shall not be subject to a Property Account Control Agreement.
4.2.6Dissolution, Merger, Consolidation, Etc. Borrower shall not and shall cause each other Loan Party not to (i) engage in any dissolution, liquidation, consolidation, merger or division (whether pursuant to Section 18-217 of the Act or otherwise) with or into any other business entity, (ii) engage in any business activity other than the business activity of such Loan Party described on Schedule IV or otherwise herein, (iii) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of any Loan Party except to the extent permitted by the Loan Documents, or (iv) modify, amend, waive or terminate its Constituent Documents except as not prohibited by Schedule IV, or its qualification and good standing in any jurisdiction (except as not prohibited by Section 4.1.2).
4.2.7ERISA Matters. None of the Loan Parties or, except as would not reasonably be expected to result in material liability to any Loan Party, any of their ERISA Affiliates shall establish or be a party to any Plan, any Foreign Plan or any Multiemployer Plan that could reasonably be expected to result in a Material Adverse Effect.
4.2.8Indebtedness. Borrower shall not, and shall cause Borrower TRS not to, create, incur, assume or suffer to exist any indebtedness other than (i) the Debt and (ii) unsecured

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trade payables incurred in the ordinary course of business relating to the ownership and operation of the Properties and for which an invoice has been issued, which in the case of such unsecured trade payables (A) are not evidenced by a note, (B) do not exceed, at any time, on an aggregate basis between Borrower and Borrower TRS, a maximum aggregate amount of three percent (3.0%) of the original principal amount of the Loan and (C) are paid within ninety (90) days of the date the invoice is received (collectively, “Permitted Indebtedness” and with respect to Borrower TRS, the “Borrower TRS Permitted Indebtedness”). Borrower shall cause Guarantor not to create, incur, assume or suffer to exist any indebtedness other than (x) with respect to Borrower TRS, Borrower TRS Permitted Indebtedness and indebtedness incurred under the Borrower TRS Guaranty, this Agreement and the other Loan Documents to which it is a party and unsecured trade payables incurred in the ordinary course of business with respect to Borrower TRS and (y) with respect to Equity Owner, indebtedness incurred under the Equity Owner Guaranty, this Agreement and the other Loan Documents to which Equity Owner is a party and unsecured trade payables incurred in the ordinary course of business with respect to Equity Owner, related to the ownership of its limited liability company interests in Borrower, in each case that (i) are not evidenced by a note, (ii) do not exceed at any one time $25,000.00, and (iii) are paid within sixty (60) days after the date the invoice is received (collectively, the “Guarantor’s Permitted Indebtedness”). Nothing contained herein shall be deemed to require any Loan Party or Sponsor to pay any unsecured trade payables so long as such Loan Party or Sponsor, as applicable, is in good faith at its own expense, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of commencement of any such action or proceeding, and during the pendency of such action or proceeding (1) no Event of Default has occurred and is continuing, (2) no Property nor any material part thereof or interest therein is reasonably likely to be sold, forfeited, terminated, cancelled or lost and (3) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount. For the avoidance of doubt, for purposes of this Section 4.2.8, Property Taxes, HOA Fees and Other Charges shall not constitute indebtedness.
4.2.9Limitation on Transactions with Affiliates. Borrower shall not and shall cause each other Loan Party not to enter into, or be a party to any transaction with any Affiliate of the Loan Parties, except for: (i) the Loan Documents; (ii) capital contributions (which, for the avoidance of doubt, may include contributions of Properties) by (x) Sponsor or an Affiliate of Sponsor to Equity Owner or (y) Equity Owner to Borrower or (z) Borrower to Borrower TRS; (iii) Restricted Junior Payments which are in compliance with Section 4.2.12; (iv) distributions from Borrower TRS to Borrower and distributions necessary for REIT to maintain its status as a “real estate investment trust” under Sections 856 through 860 of the Code and avoid the payment of any income or excise taxes imposed under Section 857(b)(1), 857(b)(3) or 4981 of the Code for the calendar year, provided that such income or excise taxes imposed are attributable to income received or accrued on the Collateral for such calendar year; (v) the Management Agreement; and (vi) to the extent not otherwise prohibited under this Agreement, other transactions upon fair and reasonable terms materially no less favorable to the Loan Parties than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate.
4.2.10Loan Documents. Borrower shall not and shall cause each other Loan Party not to terminate, amend or otherwise modify any Loan Document, or grant or consent to any such termination, amendment, waiver or consent, except in accordance with the terms thereof.
4.2.11Limitation on Investments. Borrower shall not and shall cause each other Loan Party not to make or suffer to exist any loans or advances to, or extend any credit to, purchase any property or asset or make any investment (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except for (i) investments by Borrower in Borrower TRS and (ii) acquisition of the Properties and related Collateral and Permitted Investments.

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4.2.12Restricted Junior Payments. Borrower shall not and shall cause each other Loan Party not to make any Restricted Junior Payment; provided, that the Loan Parties may make Restricted Junior Payments so long as (i) no Event of Default shall then exist or would result therefrom, (ii) such Restricted Junior Payments have been approved by all necessary action on the part of the Loan Parties, as applicable, and in compliance with all applicable Legal Requirements and (iii) such Restricted Junior Payments are paid from Unrestricted Cash. For the avoidance of doubt, any distribution necessary for REIT to maintain its status as a “real estate investment trust” under Sections 856 through 860 of the Code or to avoid the payment of any income or excise taxes imposed under Sections 857(b)(1), 857(b)(3) or 4981 of the Code for the calendar year shall not be considered a Restricted Junior Payment and shall be permitted; provided that such income or excise taxes imposed are attributable to income received or accrued on the Collateral for such calendar year.
4.2.13Limitation on Issuance of Equity Interests. Except as expressly contemplated by the Loan Documents, Borrower shall not and shall cause each other Loan Party not to issue or sell or enter into any agreement or arrangement for the issuance and sale of any Equity Interests.
4.2.14Principal Place of Business. Borrower shall not and shall cause each other Loan Party not to change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.
4.2.15Change of Name, Identity or Structure. Borrower shall not and shall cause each other Loan Party not to change its name, identity (including its trade name or names) or, except as otherwise permitted in pursuant to Section 7.1, change its organizational structure, without (i) notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and (ii) first obtaining the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed. Borrower shall not and shall cause each other Loan Party not to change its jurisdiction of organization. Prior to or contemporaneously with the effective date of any such change, Borrower shall deliver to Lender any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender (which request shall not be made more often than one time per year unless an Event of Default has occurred and is continuing), Borrower shall and shall cause each other Loan Party to execute a certificate in form satisfactory to Lender listing the trade names under which such Loan Party intends to operate it business, and representing and warranting that such Loan Party does business under no other trade name.
4.2.16No Embargoed Persons. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, Borrower shall ensure that (a) none of the funds or other assets of any Loan Party shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law (each, an “Embargoed Person”), or the Loan made by Lender would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in any Loan Party with the result that the investment in any Loan Party (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of any Loan Party shall be derived from any unlawful activity with the result that the investment in such Loan Party (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law. For purposes of this Section 4.2.16, the term Embargoed Person shall not include a publicly traded company, some securities of which may be held directly or indirectly by an Embargoed Person.

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4.2.17Special Purpose Bankruptcy Remote Entity. Borrower shall not and shall cause each other Required SPE not to directly or indirectly make any change, amendment or modification to its Constituent Documents, or otherwise take any action, which could reasonably be expected to result in Borrower or any other Required SPE not being a Special Purpose Bankruptcy Remote Entity. For the avoidance of doubt, any amendment or modification to any Required SPE’s Constituent Documents that has the sole effect of modifying such Required SPE’s authorized officers shall not require the prior written consent of Lender.
4.2.18Automatic Sweep Instructions. Borrower shall not modify, amend, revoke or terminate the Automatic Sweep Instructions without the prior written consent of Lender and so long as the Rent Deposit Bank does not object to such modification, amendment, revocation or termination.
Section 4.3Reporting Covenants. Borrower shall, unless Lender shall otherwise consent in writing, furnish or cause to be furnished to Lender the following reports, notices and other documents:
4.3.1Financial Reporting. Borrower shall furnish the following financial reports to Lender:
(a)As soon as available and in any event within sixty (60) days after the end of the first three calendar quarters of each year and within ninety (90) days after the end of the fourth calendar quarter of each year commencing with the first calendar quarter after the date hereof (which shall be the calendar quarter ending March 31, 2024), consolidated balance sheets, statements of operations and retained earnings, and statements of cash flows of REIT (accompanied by consolidating schedules for Borrower and Sponsor), in each case, as at the end of such quarter and for the period commencing at the end of the immediately preceding calendar year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding calendar year (if any), all in reasonable detail and prepared in accordance with GAAP. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof.
(b)As soon as available, and in any event within one hundred twenty (120) days following the end of each calendar year, audited copies, of a balance sheet, statements of operations and retained earnings, and statement of cash flows of REIT (accompanied by consolidating schedules for Borrower and Sponsor), in each case, as of the end of such calendar year, setting forth in each case in comparative form the figures for the immediately preceding calendar year (if any), all in reasonable detail and prepared in accordance with GAAP and the inclusion of footnotes to the extent required by GAAP, such audited financial statements to be accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of an Independent Accountant selected by REIT that is reasonably acceptable to Lender (which opinion on such consolidated information shall be without (1) any qualification as to the scope of such audit or (2) a “going concern” or like qualification (other than a going concern qualification that relates solely to the near term maturity of the Loan hereunder)), together with a written statement of such accountants (A) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default and (B) if such accountants shall have obtained any knowledge of the existence of an Event of Default, describing the nature thereof. Delivery within the 120-day period of copies of the Annual Report on Form 10-K of REIT for each applicable annual period (including all audited financial statements, financial statement exhibits and financial statements incorporated by reference therein, including an auditor’s unqualified opinion letter) prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 4.3.1(b) and Schedule X(a).

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(c)Simultaneously with the delivery of the financial statements required by clauses (a) and (b) above an Officer’s Certificate certifying (i) that such statements fairly represent the financial condition and results of operations of Borrower as of the end of such quarter or calendar year (as applicable) and the results of operations and cash flows of REIT (accompanied by consolidating schedules for Borrower and Sponsor) for such quarter or calendar year (as applicable), in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of Borrower furnished to Lender, subject to normal year-end adjustments and the absence of footnotes, (ii) stating that such Responsible Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Relevant Parties with a view to determining whether the Relevant Parties are in compliance with the provisions the Loan Documents to the extent applicable to them, and that such review has not disclosed, and such Responsible Officer has no Knowledge of, the existence of an Event of Default or Default or, if an Event of Default or Default has occurred and is continuing, describing the nature and period of existence thereof and the action which the Relevant Parties propose to take or have taken with respect thereto and (iii) that as of the date of each Officer’s Certificate, no litigation exists involving Borrower or any Property or Properties in which the estimated total liability (after any applicable insurance coverages) to Borrower is $500,000 (in the aggregate) or more or in which all or substantially all of the potential liability (excluding deductibles) is not covered by insurance, or, if so, specifying such litigation and the actions being taken in relation thereto.
(d)Simultaneously with the delivery of the financial statements required by clause (a) above, a reconciliation for the relevant period of net income to Underwritten Net Cash Flow and a duly completed Compliance Certificate, with appropriate insertions (noting any Permitted Capital Contributions made during the related period), containing the data and calculations set forth on Exhibit J (and which may be supplemented, at Borrower’s option, with such reconciliation schedules and additional data as Borrower deems relevant to the compliance certificate).
Borrower shall deliver to Lender such information as is reasonably required for Lender to make all applicable calculations with respect to Component D DSCR, Component E1 DSCR and Component E2 DSCR.
4.3.2Reporting on Adverse Effects. Promptly and in no event more than three (3) Business Days after any Responsible Officer of any Loan Party obtains Knowledge of any matter or the occurrence of any event concerning any Loan Party which would reasonably be expected to have a Material Adverse Effect, written notice thereof.
4.3.3Litigation. Prompt written notice to Lender of any litigation or governmental proceedings pending or to the actual knowledge of a Responsible Officer of any Loan Party or Manager, threatened in writing against any Loan Party or against Manager with respect to any Property, which would reasonably be expected to have a Material Adverse Effect or an Individual Material Adverse Effect with respect to any Property.
4.3.4Event of Default. Prompt written notice to Lender from a Responsible Officer of any Loan Party after any Responsible Officer of any Loan Party or Manager obtains knowledge of the occurrence of each Event of Default or Default (if such Default is continuing on the date of such notice), setting forth the details of such Event of Default or Default and the action which such Loan Party is taking or proposes to take with respect thereto.
4.3.5Other Defaults. Prompt written notice to Lender (and in no event more than two (2) Business Days) from a Responsible Officer of any Loan Party after any Responsible Officer of any Loan Party or Manager obtains actual knowledge of any default by any Loan Party under any agreement other than the Loan Documents to which such Loan Party is a party

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which would reasonably be expected to have a Material Adverse Effect, setting forth the details of such default and the action which such Loan Party is taking or proposes to take with respect thereto.
4.3.6Properties Schedule. Borrower shall furnish to Lender within sixty (60) days after the end of each of the first three calendar quarters of each year and within ninety (90) days after the end of each calendar year, commencing with the calendar quarter commencing on January 1, 2024, (i) an updated Properties Schedule containing each of the data fields set forth on Schedule I (other than those under the caption “BPO Values” and including an entry for the next HOA Fee due date), and (ii) a calculation of the quarterly turnover rate for the Properties for the prior calendar quarter, which shall be equal to the number of Properties that became vacant during such calendar quarter divided by the daily average number of Properties during such calendar quarter. The foregoing information shall be delivered together with a certificate of a Responsible Officer of Borrower certifying that it is true, correct and complete other than to a de minimis extent (i) with respect to the information in the Properties Schedule other than Underwritten Net Cash Flow data, as of the last day of the preceding calendar quarter and (ii) with respect to the turnover rate of the Properties, for the prior calendar quarter.
4.3.7Disqualified Properties. Except as otherwise expressly set forth in this Agreement, promptly and in no event more than ten (10) Business Days after any Responsible Officer of Borrower or Manager obtains actual knowledge that any Property fails to comply with the Property Representations or the Property Covenants, written notice thereof and the action that Borrower is taking or proposes to take with respect thereto.
4.3.8Security Deposits.
(a)A Security Deposit and Advance Rent Notice delivered in accordance with Section 4.3.14 setting forth the aggregate amount of security deposits deposited into the Security Deposit Account during such month.
(b)Within ten (10) Business Days of Lender’s request therefor, a written accounting of all security deposits held in connection with the Leases, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.
4.3.9ERISA Matters.
(a)As soon as reasonably possible, and in any event within thirty (30) days after the occurrence of any ERISA Event, written notice of, and any requested information relating to such ERISA Event.
(b)As soon as reasonably possible after the occurrence of a Plan Termination Event, written notice of any action that any Loan Party or any of its ERISA Affiliates proposes to take with respect thereto, along with a copy of any notices received from or filed with the PBGC, the IRS or any Multiemployer Plan with respect to such Plan Termination Event, as applicable.
4.3.10Advance Rents Received. A Security Deposit and Advance Rent Notice delivered in accordance with Section 4.3.14 setting forth the Advance Rent Funds received during the preceding calendar month, if any, and, if applicable, the Advance Rent Funds to be deposited into the Cash Management Account for the upcoming Monthly Payment Date.
4.3.11Periodic Rating Agency Information. Borrower or Manager (or Lender on their behalf), as applicable, shall, or shall cause the Manager to, deliver to Midland Loan

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Services as Servicer for delivery to the Rating Agencies and Lender the information and reports set forth on Schedule X (the “Periodic Rating Agency Information”) at the times set forth therein.
4.3.12Other Reports.
(a)Borrower shall furnish to Lender, within ten (10) Business Days of Lender’s request therefor, copies of any requested Property Tax, Other Charge or insurance bills, statements or invoices received by Borrower or any Loan Party with respect to the Properties.
(b)Borrower shall, as soon as reasonably practicable after request by Lender furnish or cause to be furnished to Lender in such manner and in such detail as may be reasonably requested by Lender, such additional information, documents, records or reports as may be reasonably requested with respect to the Properties or the conditions or operations, financial or otherwise, of the Relevant Parties.
(c)Borrower shall furnish to Lender, on or before March 31 of each year beginning March 31, 2024, a property level report identifying the amount of Property Taxes billed by the taxing authority and the amount of Property Taxes paid by Borrower for each Property in the preceding calendar year.
4.3.13HOA Reporting.
(a)Borrower shall deliver to Lender, within sixty (60) days after the end of the first three calendar quarters of each year and within ninety (90) days after the end of the fourth calendar quarter of each year, commencing with the calendar quarter beginning January 1, 2024, a report (the “Quarterly HOA Report”) containing the following information with respect to each Applicable HOA Property, a data tape of such Applicable HOA Properties containing the following data fields: (x) the data fields set forth on the Properties Schedule under the captions “Property ID”, “YardiCode”, “Property Name”, “Address (Street)”, “City”, “County”, “State”, “Closest MSA”, and “Zip Code”, (y) the number of HOAs applicable to each such Applicable HOA Property, and (z) for each such Applicable HOA Property, the HOA name and notice address, the frequency with which payments are due to the HOA, the last HOA payment due date, the next HOA payment due date, the amount owed on the last HOA payment due date, the amount paid on the last HOA payment due date, the amount owed on the next HOA payment due date and annual payments to the HOA. Each Quarterly HOA Report shall be accompanied by a payment register which will report the payment date, amount, payee, method, reference number and related property address and property ID for each payment transaction. Within five (5) Business Days of any request by Lender, Borrower will provide to Lender proof of payment for any specific transaction in the form of cancelled checks, receipts, ACH confirmations, confirmation of electronic payments or other evidence of such payment reasonably satisfactory to Lender. Each Quarterly HOA Report shall also be accompanied by an Officer’s Certificate of Borrower certifying that the information contained in the Quarterly HOA Report is true, correct and complete other than to a de minimis extent with respect to each Applicable HOA Property.
(b)On or prior to the Closing Date, Borrower shall have delivered to Lender the Closing Date HOA Opinions and the Closing Date OSN Certificate. Subject to the remainder of this subsection (b), Borrower shall deliver to Lender, within twenty (20) Business Days after June 30 and December 31 of each calendar year, commencing with the period ending June 30, 2024, with respect to each state that is not treated as an Applicable HOA State under this Agreement, one or more legal opinions (which may be in the form of a bring-down or date-down opinion with respect to an earlier delivered opinion, including, without limitation, any Closing Date HOA Opinion) from a nationally recognized law firm (or one with prominent standing in the applicable state or otherwise reasonably acceptable to Lender) opining with respect to each such state in which a Property is located that such state is not an Applicable HOA State (as

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defined under clause (a) of the definition thereof). Any opinion required to be delivered pursuant to this Section 4.3.13(b) may be aggregated with any other opinion required to be delivered to Lender (or Servicer on behalf of Lender) so long as all the states in which Properties are located are included in such opinion or opinions and such opinion or opinions specifically reference this Agreement and otherwise meet the requirements of this Section 4.3.13(b). If, with respect to any state in which a Property is located, (i) Borrower fails to deliver to Lender an opinion pursuant to this Section 4.3.13(b), Lender may in its sole discretion designate such state an Applicable HOA State by written notice to Borrower or (ii) any opinion delivered to Lender pursuant to this Section 4.3.13(b) shall be materially different from any Closing Date HOA Opinion and such differences are not satisfactory to Lender in its sole discretion, Lender may request in writing that Borrower obtain a second opinion from a nationally recognized law firm (or one with prominent standing in the applicable state or otherwise reasonably acceptable to Lender) and deliver such opinion to Lender within twenty (20) Business Days of such written request and (1) if Borrower fails to deliver such second opinion to Lender, Lender may in its sole discretion designate such state an Applicable HOA State by written notice to Borrower or (2) if any such second opinion delivered to Lender shall be materially different from any Closing Date HOA Opinion and such differences are not satisfactory to Lender in its sole discretion and Lender believes in good faith that such state is an Applicable HOA State (as defined under clause (a) of the definition thereof), Lender may designate such state an Applicable HOA State by written notice to Borrower. In addition, if, as a result of any such differences Lender believes in good faith that any provisions for subordination of Liens for HOA Fees to the Lien of the Mortgages are unenforceable under the laws of an Applicable HOA State or that such Lien for HOA Fees would be entitled to Priority, Lender may redesignate all affected HOA Properties in such Applicable HOA State as Applicable HOA Properties. On the Closing Date, Lender acknowledges that, based on the Closing Date HOA Opinions and the Closing Date OSN Certificate: (i) Alabama, Arkansas, Georgia, Iowa, Kansas, Kentucky, Mississippi, Missouri, Nebraska, Ohio, South Carolina, Tennessee are the only Applicable HOA States and (ii) the only Applicable HOA Properties in Alabama, Arkansas, Georgia, Iowa, Kansas, Kentucky, Mississippi, Missouri, Nebraska, Ohio, South Carolina, Tennessee are the Properties listed on Schedule B of the Closing Date OSN Certificate, a copy of which has been provided to Lender. Notwithstanding the foregoing or anything herein to the contrary, Lender shall not be permitted to declare a state an Applicable HOA State pursuant to this Section 4.3.13(b), if Lender or its servicer (excluding any special servicer) has received a legal opinion from a nationally recognized law firm (or one with prominent standing in the applicable state or otherwise reasonably acceptable to Lender) that if delivered by Borrower and referencing this Agreement would have resulted in such state not being declared an Applicable HOA State. In the event Borrower does not deliver any opinion required by this Section 4.3.13(b), it shall not be considered a Default or Event of Default under this Section 4.3.13(b), but shall only affect the categorization of the related Properties being in an Applicable HOA State or not.
(c)If subsequent to the Closing Date there is consummated a securitization of a single borrower single family residential rental financing where the most senior tranche is rated “Aaa(sf)” by Moody’s and such financing contains HOA reporting and/or Closing Date HOA Opinion delivery requirements and/or HOA Funds reserve requirements that are less burdensome to the borrower thereunder than those required by this Agreement (including, without limitation, Sections 4.3.13, 6.2.3, 6.2.4 and Schedule X), then subject to a Rating Agency Confirmation to be obtained by Borrower, Borrower shall have the right to require Lender to amend this Agreement in a manner consistent with such less burdensome requirements.
4.3.14Security Deposit and Advance Rent Notice. By the later of (a) five (5) Business Days prior to each Monthly Payment Date or (b) the first day of the month, Borrower shall deliver to Lender a Security Deposit and Advance Rent Notice.
Section 4.4Property Covenants. Borrower shall comply with the following covenants with respect to each Property it owns:

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4.4.1Ownership of the Property. Borrower shall take all necessary action to retain title to the Property and the related Collateral irrevocably in Borrower, free and clear of any Liens other than Permitted Liens and Liens that are being contested in good faith as expressly permitted under this Agreement. Borrower shall warrant and defend the title to the Property and every part thereof, subject only to Permitted Liens, in each case against the claims of all Persons whomsoever.
4.4.2Liens Against the Property. Borrower shall not and shall cause Borrower TRS not to create, incur, assume or permit to exist any Lien on any interest in any Property, except for the Permitted Liens and Liens that are being contested in good faith as expressly permitted under this Agreement. Borrower shall give prompt written notice, but in any event within ten (10) Business Days, to Lender upon Borrower’s receipt of written notice, or the Knowledge of any Responsible Officer of Borrower, of any Lien affecting any Property or any interest therein (other than any Permitted Lien). Further, Borrower shall give prompt written notice, but in any event within ten (10) Business Days, to Lender upon the satisfaction and release of any Lien affecting any such Property of which Lender had received notice.
4.4.3Title Insurance for the Property. If a Title Insurance Policy or a Title Insurance Owner’s Policy provided in the Property File with respect to the Property initially consists of a marked or initialed binding commitment, then Borrower shall deliver to Lender for the Property File a fully issued Title Insurance Policy or Title Insurance Owner’s Policy, as applicable, for such Property in the form and with the coverages and endorsements as provided in such marked or initialed binding commitment within three hundred sixty (360) days following the date hereof.
4.4.4Deeds. If a deed provided in the Property File with respect to the Property does not initially consist of a copy of the original conforming recorded deed from the applicable recording office, then Borrower shall deliver a copy such recorded deed to Lender for the Property File within three hundred sixty (360) days following the date hereof.
4.4.5Mortgage Documents. If any Mortgage Documents provided in the Property File with respect to the Property initially consists of a copy of such Mortgage Documents in recordable form that have been submitted by the title insurance company for recording in the jurisdiction in which the Property is located, then Borrower shall deliver a copy to Lender for the Property File of a certified or file stamped (in each case by the applicable land registry) executed original of such Mortgage Documents within three hundred sixty (360) days following the date hereof.
4.4.6Condition of the Property. Except if the Property has suffered a Casualty and is in the process of being restored in accordance with Section 5.4, Borrower shall and shall cause Borrower TRS to (a) in all material respects, keep and maintain all Properties owned by Borrower or Borrower TRS, as applicable, (i) in a good, safe and habitable condition and repair and (ii) free of and clear of any damage or waste, subject to ordinary wear and tear, and (b) from time to time make, or cause to be made, in all material respects, all reasonably necessary repairs, renewals, replacements, and betterments and improvements thereto, all in material compliance with the Renovation Standards and applicable Legal Requirements; provided, however, that with respect to any Non-Stabilized Property, Borrower will not be required to comply with this Section 4.4.6 from the Cut-Off Date until such time as such Non-Stabilized Property first satisfies the Renovation Standards.
4.4.7Compliance with Legal Requirements. The Property (including the leasing and intended use thereof) shall comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes and all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal leasing, use, occupancy, habitability

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and operation of the Property, all such certifications, permits, licenses and approvals shall be maintained in full force and effect, except, in each of the foregoing in this sentence, as would not reasonably be expected to have an Individual Material Adverse Effect on the Property. Borrower shall and shall cause Borrower TRS to obtain and maintain in full force and effect all consents, approvals, orders, certifications, permits, licenses and authorizations of, and make all filings with or notices to, any court or Governmental Authority related to the operation, use or leasing of the Property except where the failure to obtain would not reasonably be expected to have an Individual Material Adverse Effect with respect to the Property. Borrower shall not and shall not permit any other Loan Party, Manager or any other Person in occupancy of or involved with the operation, use or leasing of the Property to commit any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof.
4.4.8Property Taxes and Other Charges. Borrower shall promptly pay or cause to be paid all Property Taxes and Other Charges now or hereafter levied, assessed or imposed on it as the same become due and payable and shall furnish to Lender receipts or other evidence for the payment of the Property Taxes (other than water and sewer charges), and Other Charges prior to the date the same shall become delinquent, and shall promptly pay for all utility services provided to the Property as the same become due and payable (other than any such utilities which are, pursuant to the terms of any Lease, required to be paid by the Tenant thereunder directly to the applicable service provider); provided, that, after prior written notice to Lender of its intention to contest any such Property Taxes or Other Charges, such Loan Party may contest in accordance with Legal Requirements by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity of any such Property Taxes and Other Charges and, in such event, may permit the Property Taxes and Other Charges so contested to remain unpaid during any period, including appeals, when a Loan Party is in good faith contesting the same so long as (i) such proceeding shall be permitted under and be conducted in accordance with all applicable Legal Requirements, (ii) no Property or other Collateral nor any part thereof or interest therein is reasonably likely to be sold, forfeited, terminated, canceled or lost, (iii) the applicable Loan Party has set aside on its books adequate reserves in accordance with GAAP, and the non-payment or non-discharge of such Property Taxes and Other Charges would not reasonably be expected to have an Individual Material Adverse Effect on the applicable Property, (iv) enforcement of the contested Property Taxes and Other Charges is effectively stayed for the entire duration of such contest (or if no proceedings have actually commenced) and no Lien is imposed on any related Property or other Collateral which is reasonably expected to have an Individual Material Adverse Effect, (v) any Property Taxes and Other Charges determined to be due, together with any interest or penalties thereon, is promptly paid as required after final resolution of such contest, (vi) to the extent such Property Taxes and Other Charges (when aggregated with all other Taxes that any Loan Party is then contesting under Section 4.1.3 or this Section 4.4.8 and for which Borrower has not delivered to Lender any Contest Security) exceed $10,000,000, Borrower shall deliver to Lender either (A) cash, or other security as may be approved by Lender, in an amount sufficient to insure the payment of any such Property Taxes and Other Charges, together with all interest and penalties thereon or (B) a payment and performance bond in an amount equal to one hundred percent (100%) of the contested amount from a surety acceptable to Lender in its reasonable discretion, (vii) failure to pay such Property Taxes and Other Charges will not subject Lender to any civil or criminal liability, (viii) such contest shall not affect the ownership, use or occupancy of any related Property, and (ix) Borrower shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) through (ix) of this Section 4.4.8. Notwithstanding the foregoing, Borrower shall pay any contested Property Taxes and Other Charges (or, if cash or other security has been provided, Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto) if, in Lender’s reasonable judgment, any related Property or other Collateral (or any part thereof or interest therein) is reasonably likely to be sold, forfeited, terminated, cancelled or lost or there is a reasonable likelihood of the Lien of any Collateral Document being primed by any related Lien.

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4.4.9Compliance with Agreements Relating to the Properties. Borrower shall not and shall cause Borrower TRS not to enter into any agreement or instrument or become subject to any restriction which would reasonably be expected to have an Individual Material Adverse Effect on any related Property. Borrower shall not and shall cause Borrower TRS not to default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which any related Property is bound which would reasonably be expected to have an Individual Material Adverse Effect. Borrower shall not and shall cause Borrower TRS not to have a material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument by which any related Property is bound, other than obligations under the Loan Documents, agreements or instruments evidencing Permitted Liens, Leases (and agreements and instruments related to tenant improvement work thereunder or in connection therewith) and agreements or instruments evidencing any Permitted Indebtedness, which would reasonably be expected to have an Individual Material Adverse Effect on any related Property. Borrower shall not and shall cause Borrower TRS not to default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Lien with respect to any related Property which would reasonably be expected to have an Individual Material Adverse Effect on any related Property. No related Property nor any part thereof shall be subject to any purchase options, rights of first refusal, rights of first offer or other similar rights in favor of any Tenant or other third parties, other than those which are insured against by the Title Insurance Policy.
4.4.10Leasing. Borrower shall not and shall cause Borrower TRS not to enter into any Lease (including any renewals or extensions of any existing Lease) for any related Property unless such Lease is an Eligible Lease.
Article 5

INSURANCE, CASUALTY AND CONDEMNATION
Section 5.1Insurance.
5.1.1Insurance Policies.
(a)Borrower, at its sole cost and expense, shall obtain and maintain during the entire Term, or cause to be maintained, insurance policies for Borrower and the Properties providing at least the following coverages:
(i)comprehensive “all risk” or special causes of loss form insurance, as is available in the insurance market as of the Closing Date (A) in an amount equal to one hundred percent (100%) of the “full replacement cost” of the Properties, which for purposes of this Agreement means actual replacement value of the Properties (exclusive of costs of excavations, foundations, underground utilities and footings), subject to a minimum loss limit equal to $50,000,000 per occurrence; (B) containing an agreed amount endorsement with respect to the Improvements and Borrower’s personal property at any Property waiving all co-insurance provisions or to be written on a no co-insurance form and (C) providing for no deductible in excess of $1,000,000 (it being understood that (1) Borrower may utilize a $10,000,000 aggregate deductible stop loss subject to a $1,000,000 per occurrence deductible and a $1,000,000 maintenance deductible following the exhaustion of the aggregate or alternate (similar intent) deductible structure as Lender shall approve, (2) the aggregate stop loss does not contain any losses arising from named windstorm, earthquake or flood, (3) the peril of named windstorm and “other wind or hail” shall be permitted to have a per occurrence deductible of five percent (5.0%) of the total insurable value of the affected Properties (with a minimum deductible of $1,000,000 per occurrence for any and all affected Properties) or alternate (similar

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intent) deductible structure as Lender shall approve, (4) the peril of earth movement including but not limited to earthquake shall be permitted to have a per occurrence deductible of ten percent (10%) of the total insurable value of the affected Properties (with a minimum deductible of $1,000,000 per occurrence for any and all affected Properties) or alternate (similar intent) deductible structure as Lender shall approve and (5) the peril of flood for Properties not located in a Special Flood Hazard Area shall be permitted to have a per occurrence deductible of five percent (5.0%) of the total insurable value of the affected Properties (with a minimum deductible of $1,000,000 per occurrence for any and all affected Properties) or alternate (similar intent) deductible structure as Lender shall approve). In addition, Borrower shall obtain (x) if any portion of a Property is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance or its equivalent in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, in each case subject to the deductibles available under such insurance programs, plus excess amounts as Lender shall reasonably require, (y) as presented by the Properties located in areas prone to named windstorm activity, and when commercially and reasonably available and financially practicable, named windstorm insurance equal to or greater than the 500 year event Probable Maximum Loss (PML) or Scenario Expected Limit (SEL) based upon a storm risk analysis to be secured by Borrower utilizing an insurance broker or third-party firm qualified to perform such storm risk analysis using the most current RMS software, or its equivalent (including AIR), to include consideration of storm surge, if applicable and loss amplification, at the expense of Borrower at least one (1) time per year or more frequently as may reasonably be requested by Lender (but not more than four (4) times per year) and shared with Lender; and (z) as presented by the Properties located in areas prone to seismic activity, and when commercially and reasonably available and financially practicable, earthquake insurance in an amount equal to or greater than the 500 year event Probable Maximum Loss (PML) or Scenario Expected Limit (SEL) based upon a seismic risk analysis secured by Borrower utilizing an insurance broker or third-party firm qualified to perform such seismic risk analysis using the most current RMS software, or its equivalent (including AIR), to include consideration of loss amplification, at the expense of Borrower at least one (1) time per year or more frequently as may reasonably be requested by Lender (but not more than four (4) times per year) and shared with Lender; provided that the insurance pursuant to subclauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this Section 5.1.1(a)(i);
(ii)business income or rental loss insurance for the benefit of Lender, written on an “Actual Loss Sustained Basis” (A) with loss payable to Lender for the benefit of Lenders; (B) covering all risks required to be covered by the insurance provided for in Section 5.1.1(a)(i), (ii), (iv) and (viii); (C) in an amount equal to one hundred percent (100%) of the aggregate projected net income from the operation of the Properties for a period of at least twelve (12) months after the date of the Casualty and which may be a limit shared with the “all risk” limit identified in Section 5.1.1(a)(i); and (D) containing an extended period of indemnity coverage which provides that after the physical loss to the Improvements and Borrower’s personal property at a Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of thirty (30) days from the date that the applicable Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income or rental loss insurance shall be determined prior to the Closing Date and at least once each year thereafter based on Borrower’s reasonable estimate of the net income from each Property for the succeeding twelve (12) month period. All proceeds payable to Lender pursuant to this subsection

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shall be held by Lender and shall be applied in Lender’s sole discretion to (x) the Obligations or (y) Operating Expenses approved by Lender in its sole discretion; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligation to pay the Obligations on the respective dates of payment provided for in this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;
(iii)at all times during which structural construction, repairs or renovations are being made with respect to any Property, and only if each of the property coverage form and the liability insurance coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance, otherwise known as Owner Contractor’s Protective Liability (or its equivalent), covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy, (B) the insurance provided for in Section 5.1.1(a) written in a so-called builder’s risk completed value form or its equivalent including coverage for all insurable hard and soft costs of construction (x) on a non-reporting basis, (y) against all risks insured against pursuant to Section 5.1.1(a)(i), (iii), (iv) and (viii), (z) including permission to occupy such Property and (C) with an agreed amount endorsement waiving co-insurance provisions;
(iv)commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about any Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than One Million and No/100 Dollars ($1,000,000) per occurrence; Two Million and No/100 Dollars ($2,000,000) in the aggregate “per location” subject to a policy aggregate of $10,000,000 and subject to a self-insured retention or deductible no greater than $250,000 per occurrence, or alternate (similar intent) deductible structure as Lender shall approve; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts and (5) contractual liability covering the indemnities contained in any Loan Document to the extent the same is available;
(v)automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000);
(vi)if applicable, worker’s compensation subject to the worker’s compensation laws of the applicable state, and employer’s liability in amounts reasonably acceptable to Lender;
(vii)umbrella and excess liability insurance in an amount not less than Fifteen Million and No/100 Dollars ($15,000,000) per occurrence and in the aggregate on terms consistent with the commercial general liability insurance policy required under Section 5.1.1(a)(iv), and including employer liability and automobile liability, if required; and
(viii)upon sixty (60) days’ written notice, such other reasonable insurance, and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Properties located in or around the region in which Properties are located.

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(b)All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”) and shall be placed per the requirements of Lender as to form and substance, including insurance companies, amounts, deductibles, loss payees and insureds and evidence that the Properties are specifically covered by such policies. Certificates of insurance evidencing the Policies shall be delivered to Lender on the Closing Date with respect to the current Policies. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies (and, upon the written request of Lender, copies of such Policies) accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender. Notwithstanding the foregoing, if as of the Closing Date the Policies obtained by Borrower do not satisfy the requirements set forth in Section 5.1.1(a)(i) and/or Borrower has not delivered evidence of such Policies to Lender in accordance with Section 5.1.1, then Borrower shall have a period of fourteen (14) days after the Closing Date to obtain and/or deliver to Lender evidence that all Properties are covered by Policies which satisfy Section 5.1.
(c)Any blanket insurance Policy shall otherwise provide the same protection as would a separate Policy insuring only the Properties in compliance with the provisions of Section 5.1.1(a) (any such blanket policy, an “Acceptable Blanket Policy”).
(d)All Policies of insurance provided for or contemplated by Section 5.1.1(a), except for the Policy referenced in Section 5.1.1(a)(v), shall name Borrower as the insured and Lender and its successors and/or assigns as mortgagee and loss payee, as its interests may appear, and in the case of property damage, boiler and machinery, windstorm, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender unless below the threshold for Borrower to handle such claim without Lender intervention as provided in Section 5.2. Additionally, if Borrower obtains property insurance coverage in addition to or in excess of that required by Section 5.1.1(a)(i), then such insurance policies shall also contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.
(e)All Policies of insurance provided for in Section 5.1.1(a), except for the Policies referenced in Section 5.1.1(a)(vi), shall contain clauses or endorsements to the effect that:
(i)no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;
(ii)the Policy shall not be canceled without at least thirty (30) days’ written notice to Lender and any other party named therein as an additional insured (other than in the case of non-payment in which case only ten days prior notice, or the shortest time allowed by applicable Legal Requirement (whichever is longer), will be required) (and Borrower hereby agrees that the Policy shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice);
(iii)Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and
(iv)the issuers thereof and/or Borrower shall give notice to Lender if a Policy has not been renewed ten (10) days prior to its expiration; and

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(f)If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Properties, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Collateral Documents and shall bear interest at the Default Rate.
(g)In the event of foreclosure of the pledge of the Equity Interests of Borrower pursuant to the Borrower Security Agreement the Policies shall remain in full force and effect.
5.1.2Insurance Company. All Policies required pursuant to Section 5.1.1 shall (i) be issued by financially sound and responsible insurance companies authorized to do business in the States where the applicable Properties are located and having a rating of “A3” or better by Moody’s or, if Moody’s does not provide a rating of an applicable insurance company, a rating of “A-” or better by S&P or Fitch and “A-:IX” or better by A.M. Best, provided, however, that if Borrower elects to have insurance coverage provided by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and one hundred percent (100%) of the first layer of such insurance coverage shall be provided by insurance companies having a rating of “A3” or better by Moody’s or, if Moody’s does not provide a rating of an applicable insurance company, a rating of “A-” or better by S&P or Fitch and “A-:IX” or better by A.M. Best and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a rating of “Baa2” or better by Moody’s or, if Moody’s does not provide a rating of an applicable insurance company, a rating of “BBB” or better by S&P or Fitch and “A-VII” or better by A.M. Best (provided, however, that Lender has agreed to accept the current insurance companies, Starstone Specialty Insurance Company, which is rated “A-:XII” by A.M. Best, Canopius US Insurance Inc., which is rated “A-:XII” by A.M. Best, and Fortegra Specialty Insurance Company, which is rated “A-:VIII” by A.M. Best; provided, that, at the expiration date of the current policy term, the coverage must be replaced and the Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the States where the applicable Properties are located and having a financial strength rating of at least “A3” or better by Moody’s or “A-” or better by S&P or Fitch and “A:IX” or better by A.M. Best); (ii) shall, with respect to all property insurance policies, name Lender and its successors and/or assigns as their interest may appear; (iii) shall, with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to whom all payments made by such insurance company shall be paid; (iv) shall, with respect to all liability policies, name Lender and its successors and/or assigns as an additional insured; (v) shall contain a waiver of subrogation against Lender; (vi) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including endorsements providing (A) that none of Borrower, Lender nor any other party shall be a co-insurer under said Policies, (B) that Lender shall receive notice of any modification, reduction or cancellation as set forth in Section 5.1.1(e)(ii), and (C) for a deductible per loss of an amount not more than an amount reasonably acceptable to Lender; and (vii) shall be satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. In addition to the insurance coverages described in Section 5.1.1, Borrower shall obtain such other insurance as may from time to time be reasonably required by Lender in order to protect its interests.
Borrower shall pay the Insurance Premiums annually in advance as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts

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for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower shall not be required to pay such Insurance Premiums nor furnish such evidence of payment to Lender in the event that the amounts required to pay such Insurance Premiums have been deposited into the Insurance Account pursuant to Section 6.3). Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices.
5.1.3Special Insurance Reserve. Notwithstanding anything in this Section 5.1 to the contrary, Borrower shall be permitted to obtain and maintain insurance policies with deductibles in excess of the amounts specified in this Section 5.1, so long as Borrower shall have deposited into and maintains at all times in the Special Insurance Reserve Account an amount equal to the difference between such higher deductible and the applicable deductible specified in this Section 5.1 (such amount, the “Excess Deductible”).
Section 5.2Casualty. If a Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), and either (a) the aggregate loss amount is or is reasonably expected to exceed the C&C Threshold Amount or (b) any damaged Property is or is reasonably expected to be rendered uninhabitable for more than sixty (60) days as a result of such Casualty, then Borrower shall give prompt notice thereof to Lender. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies (and shall approve any final settlement) (i) if an Event of Default has occurred and is continuing or (ii) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are reasonably expected to be equal to or greater than the C&C Threshold Amount and Borrower shall deliver to Lender all instruments reasonably required by Lender to permit such participation. Any Insurance Proceeds in connection with any Casualty (whether or not Lender elects to settle and adjust the claim or Borrower settles such claim) shall be due and payable solely to Lender and held by Lender or Borrower in accordance with Section 5.4. If Borrower or any party other than Lender receives any Insurance Proceeds or Condemnation Proceeds which are required to be paid to Lender in accordance with this Article 5, Borrower shall deposit within three (3) Business Days into the Casualty and Condemnation Account, or deliver such proceeds to Lender and shall endorse, and cause all such third parties to endorse, check payable therefor to the order of Lender. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse any such check payable to the order of Lender. Borrower hereby releases Lender from any and all liability with respect to the settlement and adjustment by Lender of any claims in respect of any Casualty.
Section 5.3Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any portion of a Property which is reasonably expected to involve an Award of an amount greater than the C&C Threshold Amount and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceeding which is reasonably expected to involve an Award of an amount greater than the C&C Threshold Amount, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceeding which is reasonably expected to involve an Award of an amount greater than the C&C Threshold Amount, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings which is reasonably expected to involve an Award of an amount greater than the C&C Threshold Amount. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Condemnation Proceeds shall have been

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actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. If Borrower or any party other than Lender receives any Condemnation Proceeds, Borrower shall deposit within five (5) Business Days, into the Casualty and Condemnation Account, or deliver such proceeds to Lender and shall endorse, and cause all such third parties to endorse, a check payable therefore to the order of Lender. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. Net Proceeds from a Condemnation shall be applied as follows:
(a)If a partial Condemnation of a Property does not interfere with the use of such Property as a residential rental property, then the Net Proceeds paid by the condemning authority shall be applied to the prepayment of the Debt in accordance with Section 2.4.3(c).
(b)If a partial Condemnation of a Property does interfere with the use of such Property as a residential rental property or if there occurs a complete Condemnation of a Property (each, a “Fully Condemned Property”), then (i) if no Event of Default shall have occurred and be continuing and, within thirty (30) days of the date of the occurrence of such Condemnation, Borrower delivers to Lender a written undertaking to substitute the Fully Condemned Property with a Substitute Property in accordance with the requirements of Section 2.4.3(a), then (A) if Net Proceeds are paid by the condemning authority directly to Borrower subsequent to such Substitution, such Net Proceeds may be retained by Borrower (for the avoidance of doubt, Net Proceeds received by Borrower prior to such Substitution shall be promptly (and in any event, within three (3) Business Days) paid to Lender as required by Section 5.2), (B) if Net Proceeds are paid by the condemning authority to Lender, such Net Proceeds will be disbursed by Lender to Borrower upon the consummation of such Substitution and (C) Borrower shall provide a Substitute Property within ten (10) Business Days of the date of such undertaking in accordance with the requirements of Section 2.4.3(a) and (ii) if an Event of Default shall have occurred and be continuing or Borrower fails to deliver such an undertaking to Lender, then (A) Lender may retain any Net Proceeds received by it, (B) Borrower shall deliver within three (3) Business Days to Lender any Net Proceeds paid to Borrower, (C) Net Proceeds shall be applied to the prepayment of the Debt in accordance with Section 2.4.3(c) and (D) Borrower shall prepay the Loan in an amount equal to the positive difference between such Net Proceeds and the Allocated Loan Amount for the Fully Condemned Property, together with all interest and other amounts required to be paid in connection therewith under Section 2.4.5 (collectively, the “Fully Condemned Property Prepayment Amounts”). Following Borrower’s written request after either (1) the Substitution of a Substitute Property for such Fully Condemned Property in accordance with the conditions set forth above or (2) receipt by Lender of the Net Proceeds and payment by Borrower of the Fully Condemned Property Prepayment Amounts, Lender shall release the Fully Condemned Property from the applicable Mortgage Documents and related Lien, provided, that (x) Borrower has delivered to Lender a draft release (and, in the event the Mortgage and the Assignment of Leases and Rents applicable to the Fully Condemned Property encumbers other Property(ies) in addition to the Fully Condemned Property, such release shall be a partial release that relates only to the Fully Condemned Property and does not affect the Liens and security interests encumbering or on the other Property(ies)) in form and substance appropriate for the jurisdiction in which such Fully Condemned Property is located and shall contain standard provisions protecting the rights of Lender as set forth on Exhibit F, (y) Borrower shall pay all out-of-pocket costs and other reasonable expenses and all taxes associated with such release (including, without limitation, cost to file and record the release and Lender’s reasonable attorneys’ fees) and (z) in the case of a release other than a Substitution, Borrower shall pay the excess, if any, of (i) an amount equal to the product of (A) the Outstanding Principal Balance of the Loan at the time of such release multiplied by (B) a fraction equal to the fair market value (as of the date of this agreement) of the released Property divided by the aggregate fair market values (as of the date of this agreement) of all Properties securing the Lien immediately before such release of the Lien over (ii) the amount paid pursuant to clause (2) above, unless Lender receives an opinion of counsel that if such amount is not paid,

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the applicable Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the Lien of such Mortgage.
Section 5.4Restoration. The following provisions shall apply in connection with the Restoration of Properties affected by a Casualty:
(a)If the Net Proceeds reasonably expected to be received in connection with any single Casualty event is less than the C&C Threshold Amount, then, (i) if no Event of Default shall have occurred and be continuing and, within sixty (60) days of the date of the occurrence of such Casualty, Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration of the affected Properties in accordance with the terms of this Agreement, then (A) if Net Proceeds are paid by the insurance company directly to Borrower subsequent to delivering such undertaking, such Net Proceeds may be retained by Borrower (for the avoidance of doubt, Net Proceeds received by Borrower prior to delivering such undertaking shall be promptly (and in any event, within three (3) Business Days) paid to Lender as required by Section 5.2), provided that Borrower may elect to deposit (or cause to be deposited) such Net Proceeds into the Casualty and Condemnation Account, to be disbursed in accordance with Section 6.6, (B) if Net Proceeds are paid by the insurance company to Lender, such Net Proceeds will be disbursed by Lender to Borrower, provided that Borrower may elect to deposit (or cause to be deposited) such Net Proceeds into the Casualty and Condemnation Account, to be disbursed in accordance with Section 6.6, and (C) Borrower shall conduct the Restoration of the affected Properties in accordance with the terms of Section 5.4(c) and (ii) if an Event of Default shall have occurred and be continuing or Borrower fails to deliver such an undertaking to Lender, then (A) Lender may retain any Net Proceeds received by it, (B) Borrower shall promptly (and in any event, within three (3) Business Days) deliver to Lender any Net Proceeds paid to Borrower as required by Section 5.2, (C) such Net Proceeds shall be applied to the prepayment of the Debt in accordance with Section 2.4.3(c), (D) Borrower shall prepay the Loan in an amount equal to the positive difference between such Net Proceeds and the Allocated Loan Amount for the affected Properties, together with all interest and other amounts required to be paid in connection therewith under Section 2.4.5, and (E) following Borrower’s written request and receipt by Lender of the Net Proceeds and payment by Borrower of the amounts set forth in clause (D) above, Lender shall release the affected Properties from the applicable Mortgage Documents and related Liens, provided, that (x) Borrower has delivered to Lender draft releases (and, in the event any of the Mortgages and the Assignments of Leases and Rents applicable to any of the affected Properties encumber other Property(ies) in addition to the affected Properties, such release shall be a partial release that relates only to the affected Property(ies) and does not affect the Liens and security interests encumbering or on the other Property(ies)) in form and substance appropriate for the jurisdiction in which such affected Properties are located and shall contain standard provisions protecting the rights of Lender as set forth on Exhibit F and (y) Borrower shall pay all costs, taxes and expenses associated with such release (including, without limitation, cost to file and record the release and Lender’s reasonable attorneys’ fees and expenses). Additionally, throughout the term of the Loan if an Event of Default has occurred and is continuing, then Borrower shall pay to Lender, with respect to any payment of the Debt pursuant to this Section 5.4(a), an additional amount equal to the Yield Maintenance Premium; provided, however, that if an Event of Default is not continuing, then no Yield Maintenance Premium shall be payable.
(b)If the Net Proceeds reasonably expected to be received in connection with any single Casualty event is greater than the C&C Threshold Amount, then, (i) if no Event of Default shall have occurred and be continuing and, within sixty (60) days of the date of the occurrence of such Casualty, Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration of the affected Properties in accordance with the terms of this Agreement, then (A) Borrower shall deliver within three (3) Business Days to Lender any Net Proceeds paid to Borrower as required by Section 5.2 and (B) Borrower shall conduct the Restoration of the affected Properties in

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accordance with the terms of and subject to the conditions of Section 5.4(d) and (ii) if an Event of Default shall have occurred and be continuing or Borrower fails to deliver such an undertaking to Lender, then (A) Lender may retain any Net Proceeds received by it, (B) Borrower shall deliver within three (3) Business Days to Lender any Net Proceeds paid to Borrower as required by Section 5.2, (C) such Net Proceeds shall be applied to the prepayment of the Debt in accordance with Section 2.4.3(c), (D) Borrower shall prepay the Loan in an amount equal to the positive difference between such Net Proceeds and the Allocated Loan Amount for the affected Properties, together with all interest and other amounts required to be paid in connection therewith under Section 2.4.5, and (E) following Borrower’s written request and receipt by Lender of the Net Proceeds and payment by Borrower of the amounts set forth in clause (D) above, Lender shall release the affected Properties from the applicable Mortgage Documents and related Liens, provided, that (x) Borrower has delivered to Lender draft releases (and, in the event any of the Mortgages and the Assignments of Leases and Rents applicable to any of the affected Properties encumber other Property(ies) in addition to the affected Properties, such release shall be a partial release that relates only to the affected Property(ies) and does not affect the Liens and security interests encumbering or on the other Property(ies)) in form and substance appropriate for the jurisdiction in which such affected Properties are located and shall contain standard provisions protecting the rights of Lender and (y) Borrower shall pay all costs, taxes and expenses associated with such release (including, without limitation, cost to file and record the release and Lender’s reasonable attorneys’ fees).
(c)If Borrower elects to undertake the Restoration of a Property or Properties pursuant to Section 5.4(a), (i) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty occurs) and shall diligently pursue the same to satisfactory completion; (ii) Borrower shall cause the affected Property and the use thereof after the Restoration to be in compliance with and permitted under all applicable Legal Requirements and such Property, after Restoration, shall be of reasonably and substantially similar or better character as prior to such damage or destruction; (iii) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance in all material respects with all applicable Legal Requirements and the Renovation Standards and (iv) with respect to Restoration with an estimated cost in excess of the C&C Threshold Amount, Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved by Borrower’s architect, contractor or engineer stating the entire estimated cost of completing the Restoration, which budget shall be reasonably acceptable to Lender.
(d)If Borrower elects to undertake the Restoration of a Property or Properties pursuant to Section 5.4(b), the following provisions shall apply:
(i)the Net Proceeds shall be made available to Borrower for Restoration upon the determination of Lender that the following conditions are met: (i) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty occurs) and shall diligently pursue the same to satisfactory completion; (ii) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Properties as a result of the occurrence of the Casualty, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 5.1.1(a)(ii), if applicable, or (3) by other funds of Borrower; (iii) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) the date six (6) months prior to the Stated Maturity Date, (2) the date required for such completion under the terms of any Lease, (3) such time as may be required under applicable Legal Requirements or (4) the date which is six (6) months prior to the expiration of the insurance coverage referred to in Section 5.1.1(a)(ii); (iv) Borrower shall cause the affected Property and the use thereof after the Restoration to be in compliance with and permitted under all applicable Legal Requirements and such Property, after Restoration, shall be of the same character as prior

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to such damage or destruction; (v) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements and the Renovation Standards; (vi) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Lender and (vii) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s discretion to cover the cost of the Restoration.
(ii)The Net Proceeds shall be held by Lender in the Casualty and Condemnation Account and, until disbursed in accordance with the provisions of this Section 5.4(d), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed in connection with the Restoration to date have been paid for in full (except to the extent that they are to be paid for out of the requested disbursement), and (B) as of such date of disbursement there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Properties which have been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.
(iii)To the extent that the costs of any Restoration of a Property are reasonably expected to exceed $25,000, all plans and specifications required in connection with the Restoration shall be subject to the prior approval of Lender and an independent consulting engineer selected by Lender (the “Casualty Consultant”) which approval shall not be unreasonably withheld, conditioned or delayed. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to the approval of Lender and the Casualty Consultant which approval shall not be unreasonably withheld, conditioned or delayed. All out-of-pocket costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys’ fees of external counsel and disbursements and the Casualty Consultant’s fees and disbursements, shall be paid by Borrowers.
(iv)In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term “Casualty Retainage” means, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.4(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage;

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provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which (x) the Casualty Consultant certifies to Lender that such contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of such contractor’s, subcontractor’s or materialman’s contract, (y) the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and (z) in connection with the final disbursement of Net Proceeds for the completion of a Restoration with respect to a Property, and at any time requested by Lender, Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the Lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.
(v)Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.
(vi)If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender (for deposit into the Casualty and Condemnation Account) before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be deposited by Lender into the Casualty and Condemnation Account and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.4(d) shall constitute additional security for the Obligations.
(vii)The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.4(d), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower within ten (10) Business Days after a request for release, provided no Event of Default shall have occurred and shall be continuing.
(viii)Borrower shall provide prompt notice to Lender upon the completion of a Restoration.
(e)All out-of-pocket costs and expenses incurred by Lender in connection with any Restoration including, without limitation, reasonable attorneys’ fees and disbursements, shall be paid by Borrower.
(f)Notwithstanding anything to the contrary set forth in this Agreement, including the provisions of Section 5.3 or Section 5.4, if the Loan is included in a REMIC Trust and, immediately following a release of any portion of the Lien of a Mortgage following a Casualty or Condemnation of a Property (but taking into account any proposed Restoration of the remaining portion of such Property), the ratio of the unpaid principal balance of the Loan to the value of the remaining Properties is greater than 125% or such other percentage as required by the Code (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust, and which shall exclude the value of personal

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property (other than fixtures) or going concern value, if any), the Outstanding Principal Balance must be paid down (by application of the Net Proceeds or Award, as applicable, or if such amounts are not sufficient, by Borrower) by a “qualified amount” as that term is defined in the IRS Revenue Procedure 2010-30, as the same may be amended, replaced, supplemented or modified from time to time, unless Lender receives an opinion of counsel that if such amount is not paid, the applicable Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the Lien of such Mortgage. If and to the extent the preceding sentence applies, only such amount of the net Award or net Insurance Proceeds (as applicable), if any, in excess of the amount required to pay down the principal balance of the Loan may be released for purposes of Restoration or released to Borrower as otherwise expressly provided in Section 5.3 or Section 5.4.
(g)In the event of foreclosure of a Mortgage, or other transfer of title to a Property or Properties in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning such Property or Properties and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.
Article 6

CASH MANAGEMENT AND RESERVE FUNDS
Section 6.1Cash Management Arrangements.
6.1.1Rent Deposit Account and Cash Management Account.
(a)Borrower shall establish and maintain a trust account for the purpose of collecting Rents (as identified on Schedule XVIII, the “Rent Deposit Account”) at a local bank selected by Borrower and reasonably approved by Lender which shall be an Eligible Institution (the “Rent Deposit Bank”). On or prior to the Closing Date, Borrower shall enter into a Property Account Control Agreement with the Rent Deposit Bank, pursuant to which Borrower and Manager shall have access to and the right to make withdrawals from the Rent Deposit Account, as applicable, until the occurrence and during the continuance of an Event of Default, during which time Lender shall have sole dominion and control over the Rent Deposit Account, and neither Borrower nor Manager shall have the right of withdrawal from or access to the Rent Deposit Account; provided that, for the avoidance of doubt, no Property Account Control Agreement shall be required with respect to the Security Deposit Account. Borrower shall instruct each current and future Tenant pursuant to an instruction letter in substantially the form of Exhibit C attached hereto (each, a “Tenant Direction Letter”) to send all payments of Rent, (i) if by check, directly to Manager, payable to Borrower, for deposit into the Rent Deposit Account or, (ii) if by electronic means, directly to the Rent Deposit Account. Without the consent of Lender, neither Borrower nor Manager shall terminate, amend, revoke or modify any Tenant Direction Letter in any manner whatsoever, or direct or cause any Tenant to pay any amount in any manner other than as provided in the related Tenant Direction Letter (other than in connection with directions to pay checks directly to a replacement Qualified Manager). If Borrower or Manager shall receive any Rents, then Borrower shall deposit (or shall cause the Manager to deposit) such Rents into the Rent Deposit Account or the Cash Management Account within three (3) Business Days after receipt thereof by Borrower or Property Manager, provided, however, that, so long as no Event of Default has occurred and is continuing, Property Manager shall be permitted to retain an amount not to exceed 2.5% of the total Rents deposited into the Rent Deposit Account during the immediately prior calendar month (the “Rent Deposit Account Excluded Amount”) with respect to anticipated overdrafts, charge-backs and refunds of partial payments of Rents to preserve rights of eviction. Pursuant to the Property Account Control Agreement with respect to the Rent Deposit Account, Borrower shall instruct the Rent Deposit Bank to automatically sweep all funds on deposit in the Rent Deposit Account (other than

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Advance Rents transferred to the Advance Rent Account) to be deposited into the Cash Management Account on a periodic basis as specified in the automatic sweep instructions delivered to the Rent Deposit Bank, with a copy to Lender, on the Closing Date (the “Automatic Sweep Instructions”), which Automatic Sweep Instructions shall consist of substantially the information set forth on Exhibit L hereto. From and after the Closing Date, Borrower shall not modify, amend, revoke or terminate the Automatic Sweep Instructions without the prior written consent of Lender and so long as the Rent Deposit Bank does not object to such modification, amendment, revocation or termination. Borrower shall cause any Rents which are paid to Borrower or Manager via wire or other electronic means to be deposited directly into the Rent Deposit Account or the Cash Management Account. In addition, Borrower shall deposit or cause to be deposited any Collections (other than Rents and Net Transfer Proceeds), subject to Article 5, as applicable, received by or on behalf of Borrower directly into the Cash Management Account within three (3) Business Days following receipt thereof. Without in any way limiting the foregoing, any Rents and other Collections received by Borrower or Manager shall be deemed to be collateral for the Obligations and shall be held in trust for the benefit, and as the property, of Lender, and such amounts shall not be commingled with any other funds or property of Borrower or Manager.
(b)Borrower shall establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by the Cash Management Account Bank in trust and for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender or the Servicer on behalf of Lender. Borrower hereby grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, filing UCC-1 financing statements and continuations thereof. Borrower shall not any way alter or modify the Cash Management Account. Lender and Servicer on behalf of Lender shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower. Lender may also establish subaccounts of the Cash Management Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “Accounts”). The Cash Management Account and all other Accounts shall be subject to the Blocked Account Control Agreement and shall be under the sole control and dominion of Lender. Neither Borrower nor Manager shall have the right of withdrawal with respect to the Cash Management Account or any Accounts except with the prior written consent of Lender, and none of Borrower, Manager, nor any Person claiming on or behalf of or through Borrower or Manager shall have any right or authority to give instructions with respect to the Cash Management Account or the Accounts. Borrower acknowledges and agrees that Cash Management Account Bank shall comply with (i) the instructions originated by Lender with respect to the disposition of funds in the Cash Management Account and the Accounts without the further consent of Borrower or Manager or any other Person and (ii) all “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) and instructions originated by Lender directing the transfer or redemption of any financial asset relating to the Cash Management Account or any Account without further consent by Borrower or any other Person. The Cash Management Account and each Account is and shall be treated either as a “securities account”, as such term is defined in Section 8-501(a) of the UCC, or a “deposit account”, as defined in Section 9-102(a)(29) of the UCC.
(c)During the Term, Borrower shall not and shall cause Manager not to deposit Rents or other Collections into any account other than the Rent Deposit Account or the Cash Management Account.
6.1.2Investment of Funds in Cash Management Account, Accounts, and Rent Deposit Account. Sums on deposit in the Cash Management Account and the Accounts may be invested in Permitted Investments. Lender shall have the right to direct Cash

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Management Account Bank to invest sums on deposit in the Cash Management Account and the Accounts in Permitted Investments. The Cash Management Account shall be assigned the federal tax identification number of Borrower. Sums on deposit in the Rent Deposit Account shall not be invested in Permitted Investments and shall be held solely in cash. The amount of actual losses sustained on a liquidation of a Permitted Investment in the Cash Management Account or an Account shall be deposited into the Cash Management Account or the applicable Account, as applicable, by Borrower no later than one (1) Business Day following such liquidation. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to income earned from Permitted Investments.
6.1.3Borrower’s Operating Account. Borrower shall establish and maintain an account (the “Borrower’s Operating Account”) at a bank selected by Borrower and reasonably approved by Lender which shall be an Eligible Institution. Borrower may also establish and maintain subaccounts of the Borrower’s Operating Account (which may be ledger or book entry accounts and not actual accounts). The Borrower’s Operating Account (and any subaccounts thereof) shall be subject to a Property Account Control Agreement in which Borrower and Property Manager shall have access to and may make withdrawals from the Borrower’s Operating Account for any lawful purposes until the occurrence of an Event of Default, after which Lender may exercise sole control and dominion over the Borrower’s Operating Account (and any subaccounts thereof) and none of Borrower or Property Manager shall have the right of withdrawal from or access to the Borrower’s Operating Account (and any subaccounts thereof). To the extent that this Agreement provides for the payment of any amounts to the Borrower’s Operating Account, such amounts shall be paid to Account #4174799439 at PNC Bank, National Association unless otherwise designated by Borrower.
6.1.4General. Borrower shall pay for all expenses of opening and maintaining the Cash Management Account (and the Accounts) and shall pay for all expenses of opening and maintaining the Property Accounts. There are no other accounts related to the Properties maintained by Borrower or Property Manager or, to the Knowledge of Borrower or Property Manager, any other Person, other than the Rent Deposit Account and the Cash Management Account, into which Rents or any other Collections shall be deposited. So long as the Debt is outstanding, Borrower shall not (and shall not permit Manager or any other Person to) open any other account for the deposit of Rents or any other Collections.
6.1.5Deposits of Advance Rent Funds. In the event Borrower or Manager receives any Advance Rent, Borrower shall deposit (or cause to be deposited) any such Advance Rent into the Rent Deposit Account within three (3) Business Days after receipt thereof by Borrower or Manager. Provided no Event of Default has occurred and is continuing, on each Monthly Payment Date, Lender shall disburse the applicable Advance Rent Funds to the Cash Management Account in accordance with the Security Deposit and Advance Rent Notice. If any Advance Rent is deposited in the Cash Management Account and disbursed in accordance with Section 6.8, any amounts not otherwise applied pursuant to the Security Deposit and Advance Rent Notice shall be deposited in an Account (the “Advance Rent Account”) designated to hold Advance Rent. Amounts deposited from time to time in the Rent Deposit Account (which are attributable to Advance Rent) and the Advance Rent Account pursuant to this Section 6.1.5 are referred to herein as the “Advance Rent Funds”.
Section 6.2Tax Funds; HOA Funds.
6.2.1Deposits of Tax Funds. Borrower shall deposit with Lender (i) on the Closing Date, an amount equal to $1,250,000.00 and (ii) on each Monthly Payment Date, an amount equal to one-twelfth of the Property Taxes that Lender estimates will be payable during the next ensuing twelve (12) months (initially, $6,331,296.00 for the first twelve (12) months in the aggregate, one-twelfth of which is equal to $527,608.00), in order to accumulate sufficient funds to pay all such Property Taxes prior to their respective due dates, which amounts shall be

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transferred into an Account (the “Tax Account”). Amounts deposited from time to time into the Tax Account pursuant to this Section 6.2.1 are referred to herein as the “Tax Funds”. If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Property Taxes, Lender shall notify Borrower of such determination and, commencing with the first Monthly Payment Date following Borrower’s receipt of such written notice, the required monthly deposits for Property Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Property Taxes; provided, that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Property Taxes are due, Borrower will deposit with or on behalf of Lender such amount within three (3) Business Days after its receipt of such notice.
6.2.2Release of Tax Funds. Provided no Event of Default has occurred and is continuing, Lender shall, no more frequently than once per month, release the Tax Funds in the Tax Account to reimburse Borrower for payments of Property Taxes made by Borrower upon not less than ten (10) Business Days after delivery by Borrower to Lender of written notice of request for reimbursement, including evidence of such payment and accompanied by a certificate from an office of Borrower stating, at a minimum, that the Property Taxes were due and payable and have been paid by Borrower and a description thereof, which notice is reasonably acceptable to Lender. Examples of acceptable evidence include: (i) a copy of the applicable tax bill together with a copy of check or electronic confirmation of payment being rendered; (ii) a tax receipt from the Governmental Authority showing the amounts due and the amount of payment rendered; (iii) a report generated by a third party tax vendor showing the amounts due and the amount of payment rendered or (iv) other evidence acceptable to Lender in its sole discretion. If the amount of the Tax Funds shall exceed the amounts due for Property Taxes, Lender shall, in its sole discretion, return any excess to Borrower or, at Borrower’s election (to the extent written notice of such election is received by Lender before Lender makes its determination to reimburse or credit such amount), credit such excess against future payments to be made to the Tax Funds. Provided no Event of Default has occurred and is continuing, the Tax Funds reserved for any Property shall be released within ten (10) Business Days of (i) a permitted sale and release of a Property in accordance with the conditions of Section 2.5 or (ii) a Substitution of the applicable Property with a Substitute Property in accordance with the conditions of Section 2.4.3(a) hereof.
6.2.3Deposits of HOA Funds. Borrower shall deposit with Lender, on the Closing Date, an amount that Lender estimates will be payable with respect to all Applicable HOA Properties during the next ensuing twelve (12) months ($60,000.00), which amounts shall be transferred into an Account established at the Cash Management Account Bank to hold such funds (the “HOA Account”). Amounts deposited from time to time into the HOA Account pursuant to this Section 6.2.3 are referred to herein as the “HOA Funds”. If at any time Lender reasonably determines that the HOA Funds will not be sufficient to pay the HOA Fees for the Applicable HOA Properties for the next ensuing twelve (12) months, Lender shall notify Borrower of such determination and, within thirty (30) days following Borrower’s receipt of such written notice, Borrower shall deposit with Lender for transfer into the HOA Account an amount that Lender estimates is sufficient to make up the deficiency.
6.2.4Release of HOA Funds. If at any time Lender believes in good faith that HOA Fees due and payable to an HOA for any HOA Property have become delinquent, Lender may in its sole discretion apply the HOA Funds to pay such HOA Fees. If the amount of the HOA Funds shall exceed the HOA Fees that Lender reasonably estimates will be payable with respect to all Applicable HOA Properties during the next ensuing twelve (12) months, Lender shall, in its sole discretion, return any excess to Borrower or, at Borrower’s election (to the extent written notice of such election is received by Lender before Lender makes its determination to reimburse or credit such amount), credit such excess against future payments to be made to the HOA Funds. Provided no Event of Default has occurred and is continuing, the HOA Funds reserved for any Applicable HOA Property shall be released within ten (10) Business Days of (i) a permitted sale and release of such Property in accordance with the conditions of Section 2.5,

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(ii) after any Property that was an Applicable HOA Property has been declared to no longer be an Applicable HOA Property or, (iii) a Substitution of an Affected Property with a Substitute Property in accordance with the conditions of Section 2.4.3(a).
Section 6.3Insurance Funds.
6.3.1Deposits of Insurance Funds. Borrower shall deposit with or on behalf of Lender on each Monthly Payment Date, an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof, in order to accumulate sufficient funds to pay all such Insurance Premiums prior to the expiration of the Policies, which amounts shall be transferred into an Account established at the Cash Management Account Bank to hold such funds (the “Insurance Account”). Amounts deposited from time to time into the Insurance Account pursuant to this Section 6.3.1 are referred to herein as the “Insurance Funds”. If at any time Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.
6.3.2Release of Insurance Funds. Provided no Event of Default has occurred and is continuing, Lender shall apply Insurance Funds in the Insurance Account to timely pay, or reimburse, no more frequently than once per month, Borrower for payments of Insurance Premiums; provided, however, Borrower may only make one such payment or reimbursement request per month and the request must be provided to Lender at least ten (10) Business Days prior to the Reserve Release Date and be accompanied by an Officer’s Certificate stating at a minimum that the Insurance Premium payment is due and payable and will be paid or has been paid by Borrower, as applicable. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or, at Borrower’s election (to the extent written notice of such election is received by Lender before Lender makes its determination to reimburse or credit such amount), credit such excess against future payments to be made to the Insurance Funds. Provided no Event of Default has occurred and is continuing, the Insurance Funds reserved for any Property will be released within ten (10) Business Days of (i) a permitted sale and release of such Property in accordance with the conditions of Section 2.5 or (ii) a Substitution of a Property with a Substitute Property in accordance with the conditions of Section 2.4.3(a). In connection with a Reserve Release Request, upon Lender’s disbursement of Insurance Funds in the Insurance Account to Borrower for payment of Insurance Premiums for required insurance policies, neither the Lender nor its Servicer shall be financially responsible for (a) any insurance policy cancellation due to nonpayment, (b) lapse in insurance policy coverage due to late payment and (c) uninsured damage to the Property resulting from the cancellation or lapse of the Borrower’s insurance policy, except as provided in the Servicing Agreement. Additionally, if Borrower does not submit a Reserve Release Request for payment of Insurance Premiums for required insurance policies, neither the Lender nor its Servicer shall be financially responsible for (a) any insurance policy cancellation due to nonpayment, (b) lapse in insurance policy coverage due to late payment and (c) uninsured damage to the Property resulting from the cancellation or lapse of the Borrower’s insurance policy, except as provided in the Servicing Agreement.
6.3.3Acceptable Blanket Policy. Notwithstanding anything to the contrary contained in Section 6.3.1, in the event that an Acceptable Blanket Policy is in effect with respect to the Policies required pursuant to Section 5.1.1, deposits into the Insurance Account required for Insurance Premiums pursuant to Section 6.3.1 shall be suspended to the extent that Insurance Premiums relate to such Acceptable Blanket Policy. As of the date hereof, an Acceptable Blanket Policy is in effect with respect to the Policies required as of the Closing Date pursuant to Section 5.1.1.

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Section 6.4Capital Expenditure Funds.
6.4.1Deposits of Capital Expenditure Funds. Borrower shall deposit with or on behalf of Lender into the Capital Expenditure Account, on each Monthly Payment Date, an amount equal to one-twelfth of the product of (i) $500 and (ii) the number of Properties, in order to accumulate sufficient funds, for annual Capital Expenditures, which amounts shall be transferred into an Account (the “Capital Expenditure Account”). Amounts deposited from time to time into the Capital Expenditure Account pursuant to this Section 6.4.1 are referred to herein as the “Capital Expenditure Funds”.
6.4.2Release of Capital Expenditure Funds. Provided no Event of Default has occurred and is continuing, Lender shall disburse, no more frequently than once per month, Capital Expenditure Funds out of the Capital Expenditure Account, to reimburse Borrower for Capital Expenditures actually paid by Borrower, subject to the satisfaction of the following conditions: (i) such disbursement is for an Approved Capital Expenditure, (ii) the request for disbursement is received at least ten (10) Business Days prior to reimbursement and is accompanied by an Officer’s Certificate of Borrower stating that (1) the items to be funded by the requested disbursement are Approved Capital Expenditures, and were paid by Borrower and a description thereof (which without limitation, shall be deemed satisfied by delivery of either of the following: (i) a property address or identifier, the amount of the Approved Capital Expenditure and the general type of Capital Expenditure (such as “renovation” or “repair”); or (ii) an entry on an account payable or work order report showing the amounts due and the payee), (2) all Approved Capital Expenditures to be funded by the requested disbursement have been completed (or completed to the extent of the requested disbursement) in a good and workmanlike manner and in accordance with all applicable Legal Requirements and the Renovation Standards and, (3) the Approved Capital Expenditures to be funded from the disbursement in question have not been the subject of a previous disbursement from Capital Expenditure Funds; (iii) for any individual expenditure greater than $25,000, Borrower has delivered to Lender copies of any invoices, bills or statements related to such Approved Capital Expenditures that are requested by Lender; (iv) the total disbursement request equals or exceeds $50,000; and (v) Borrower has delivered to Lender all other information that is reasonably requested by Lender as evidence of completion of the Approved Capital Expenditure. If at the time of Borrower’s request for disbursement the Capital Expenditure Funds are insufficient to reimburse Borrower for the full amount of paid Capital Expenditures, Lender shall reimburse Borrower only up to the amount of Capital Expenditure Funds then available in the Capital Expenditure Account, subject to the Minimum Disbursement Amount. Borrower shall not be entitled to a release of Capital Expenditure Funds for expenses related to the refurbishment or repair of a Property to the extent that Borrower is entitled to reimbursement for such expenses from a Tenant’s security deposit (unless Borrower, in accordance with Borrower’s or Property Manager’s guidelines does not, or is unable to, recover such amounts from a Tenant). If the amount of the Capital Expenditure Funds exceeds the amount required to be deposited in the Capital Expenditure Account pursuant to Section 6.4.1, Lender shall return any excess to Borrower. Provided no Event of Default has occurred and is continuing and subject to Borrower providing written notice of the funds to be released, the Capital Expenditure Funds reserved for any Property will be released within ten (10) Business Days after the occurrence of a permitted sale and release of such Property in accordance with the terms hereof.
Section 6.5Special Insurance Reserve Account.
(a)Deposit of Special Insurance Reserve Funds. If pursuant to Section 5.1.3 Borrower elects to maintain insurance policies with deductibles in excess of the amounts required by Section 5.1.1, Borrower shall deposit into and maintain at all times in an Account (the “Special Insurance Reserve Account”) an aggregate amount equal to the difference between such higher deductible and the applicable deductible specified in

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Section 5.1.1. Amounts deposited from time to time into the Special Insurance Reserve Account pursuant to this Section 6.5 are referred to herein as the “Special Insurance Reserve Funds”.
(b)Release of Special Insurance Reserve Funds. Provided no Event of Default has occurred and is continuing, in the event of a Casualty, Lender shall disburse to Borrower Special Insurance Reserve Funds in the amount of the applicable Excess Deductible within ten (10) Business Days of receipt by Lender of a Reserve Release Request therefor by Borrower; provided that if Borrower continues to maintain insurance policies with Excess Deductibles, then no disbursement shall be made to the extent such disbursement would cause the Special Insurance Reserve Funds on deposit in the Special Insurance Reserve Account to be less than the aggregate amount of the Excess Deductibles. In addition, provided no Event of Default has occurred and is continuing, the Special Insurance Reserve Funds reserved for any Property will be released within ten (10) Business Days after the occurrence of a permitted sale and release of such Property in accordance with the terms hereof.
Section 6.6Casualty and Condemnation Account. Borrower shall deposit all Insurance Proceeds or Awards due to any Casualty or Condemnation in accordance with the provisions of Section 5.2 and Section 5.3 into an Account (the “Casualty and Condemnation Account”). Amounts deposited from time to time into the Casualty and Condemnation Account pursuant to this Section 6.6 are referred to herein as the “Casualty and Condemnation Funds”. All Casualty and Condemnation Funds shall be held, disbursed and/or applied in accordance with the provisions of Section 5.3 or Section 5.4, as applicable.
Section 6.7Cash Collateral Reserve.
6.7.1Cash Collateral Account. If a Trigger Period shall be continuing, all Available Cash (after payment of the Monthly Budgeted Amount and any Approved Extraordinary Operating Expenses in accordance with Section 6.8.1) shall be paid to Lender, which amounts shall be transferred by Lender into an Account (the “Cash Collateral Account”) to be held by Lender as cash collateral for the Debt. Amounts on deposit from time to time in the Cash Collateral Account pursuant to this Section 6.7 are referred to as the “Cash Collateral Funds”. Lender shall have the right, but not the obligation, at any time during the continuance of an Event of Default, in its sole and absolute discretion to apply any and all Cash Collateral Funds then on deposit in the Cash Collateral Account to the Debt, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including to make a prepayment of principal to cause the Component E2 DSCR to meet the Low DSCR Trigger (together with the applicable Yield Maintenance Premium, if any, applicable thereto) or any other amounts due hereunder.
6.7.2Withdrawal of Cash Collateral Funds. Provided no Event of Default hereunder has occurred and is continuing and there is an amount exceeding one percent (1.0%) of the Outstanding Principal Balance on deposit in the Cash Collateral Account (the “Cash Collateral Floor”), Lender shall make disbursements from the Cash Collateral Account of Cash Collateral Funds in excess of the Cash Collateral Floor to pay costs and expenses then due and payable under the Loan Documents in connection with the ownership, management and/or operation of the Properties to the extent such amounts are not otherwise paid pursuant to Section 6.8.1 or by Manager pursuant to the Management Agreement for the following items: (i) Operating Expenses including management fees (subject to discretionary Operating Expenses being within a five percent (5.0%) variation of an Approved Annual Budget), (ii) emergency repairs and/or life-safety items (including applicable Capital Expenditures for such purpose), (iii) Capital Expenditures set forth in an Approved Annual Budget (subject to a five percent (5.0%) variation for Capital Expenditures in such Approved Annual Budget), (iv) legal, audit and accounting costs associated with the Properties or Borrower, excluding legal fees incurred in connection with the enforcement of Borrower’s, rights pursuant to the Loan Documents, (v) payment of Debt Service on the Loan, (vi) voluntary or mandatory prepayment of the Loan (together with any applicable Yield Maintenance Premium), including, without limitation, any

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Low DSCR Cure Prepayment or payment of any Deferred Interest Amount, and (vii) expenses and shortfalls relating to Restoration; provided that no disbursements shall be made from the Cash Collateral Account for any of the Operating Expenses or Capital Expenditures described in the foregoing clauses (i) through (iv) to the extent amounts for such Operating Expenses or Capital Expenditures have been distributed to Borrower from the Cash Management Account under Section 6.8.1(m)(B), or may be distributed to Borrower from the Tax Account, the Insurance Account or the Capital Expenditure Account, as applicable.
6.7.3Release of Cash Collateral Funds. Provided Lender has determined that no Trigger Period is continuing for two (2) consecutive Calculation Dates, Lender shall release Cash Collateral Funds in the Cash Collateral Account and apply such amounts in the following order and priority: (i) first, to Component E1 to the reduction of the Deferred Interest Amount until such Deferred Interest Amount is reduced to zero (0), (ii) second, to Component E2 to the reduction of the Deferred Interest Amount until such Deferred Interest Amount is reduced to zero (0) and (iii) third, to pay any remaining amounts to Borrower; provided, however, that notwithstanding the foregoing, in the event of a Low DSCR Cure Prepayment, Lender shall release Cash Collateral Funds in the Cash Collateral Account to Borrower within ten (10) Business Days of the date of such Low DSCR Cure Prepayment.
Section 6.8Property Cash Flow Allocation.
6.8.1Order of Priority of Funds in Cash Management Account. On each Monthly Payment Date during the Term, except during the continuance of an Event of Default, identified and available Collections on deposit in the Cash Management Account on such day shall be applied on such Monthly Payment Date in the following order of priority for amounts calculated through and including the last day of the related Interest Period:
(a)first, to the Security Deposit Account, the amount of any security deposits that have been deposited into the Cash Management Account by Borrower for the calendar month ending immediately prior to such Monthly Payment Date, as set forth in the related Security Deposit and Advance Rent Notice;
(b)second, to the Tax Account, funds sufficient to make the required payments of Tax Funds as required under Section 6.2;
(c)third, to the Insurance Account, funds sufficient to make any required payments of Insurance Funds as required under Section 6.3;
(d)fourth, to Lender, funds sufficient to pay the Monthly Debt Service Payment Amount (which is generally accrued interest on the principal balance of the Components for the related Interest Period (including, with respect to each Deferrable Component, any applicable Deferred Interest Amounts)), applied:
(i)first, to the payment of interest then due and payable on Component A,
(ii)second, to the payment of interest then due and payable on Component B,
(iii)third, to the payment of interest then due and payable on Component C,
(iv)fourth, to the payment of interest then due and payable on Component D,

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(v)fifth, to the payment of interest then due and payable on Component E1 (other than, if a Subordination Period has occurred and is continuing with respect to Component E1, the Deferrable Interest on Component E1),
(vi)sixth, to the payment of interest then due and payable on Component E2 (other than, if a Subordination Period has occurred and is continuing with respect to Component E2, the Deferrable Interest on Component E2), and
(vii)seventh, to the payment of interest then due and payable on Component F;
(e)fifth, to Lender the amount of any mandatory prepayment of the Outstanding Principal Balance pursuant to Sections 2.4.3 then due and payable and all other amounts payable in connection therewith and not previously paid, such amounts to be applied in the manner set forth in Section 2.4.5(d);
(f)sixth, to the Manager, funds sufficient to pay all management fees payable for the calendar month ending immediately prior to such Monthly Payment Date, but not in excess of six percent (6.00%) of gross Rents collected during such calendar month;
(g)seventh, to the Capital Expenditure Account, funds sufficient to make the required payments of Capital Expenditure Funds as required under Section 6.4;
(h)eighth, if a Subordination Period has occurred and is continuing with respect to Component E1, to Lender, to pay a portion of the Deferrable Interest with respect to Component E1 in an amount equal to the related DC Interest Amount with respect to Component E1, to the extent current funds are available to pay such DC Interest Amount;
(i)ninth, if a Subordination Period has occurred and is continuing with respect to Component E2, to Lender, to pay a portion of the Deferrable Interest with respect to Component E2 in an amount equal to the related DC Interest Amount with respect to Component E2, to the extent current funds are available to pay such DC Interest Amount;
(j)tenth, if no Component D DSCR Period has occurred and is continuing with respect to Component E1, to the Lender, to pay any Deferrable Interest with respect to Component E1 through and including the last day of such Interest Period not paid (or deferred) pursuant to clauses (d)(v) or (h) above to the extent current funds are available to pay such amounts; provided, that if there are insufficient current funds to pay such Deferrable Interest with respect to Component E1 in full, then any unpaid Deferrable Interest with respect to Component E1 will be deferred in accordance with Section 2.3.6;
(k)eleventh, if no Component E1 DSCR Period has occurred and is continuing with respect to Component E2, to the Lender, to pay any Deferrable Interest with respect to Component E2 through and including the last day of such Interest Period not paid (or deferred) pursuant to clauses (d)(vi) or (i) above to the extent current funds are available to pay such amounts; provided, that if there are insufficient current funds to pay such Deferrable Interest with respect to Component E2 in full, then any unpaid Deferrable Interest with respect to Component E2 will be deferred in accordance with Section 2.3.6;
(l)twelfth, to Lender, funds sufficient to pay any other fees, costs, expenses (including any unpaid Trust Fund Expenses) or indemnities then due or payable under this Agreement or any other Loan Document; and
(m)thirteenth, all amounts remaining after payment of the amounts set forth in clauses (a) through (l) above (the “Available Cash”) either:

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(A)if, as of such Monthly Payment Date, no Low DSCR Period is continuing:
(1)first, to Component E1 to reduce any Deferred Interest Amount until such Deferred Interest Amount is reduced to zero;
(2)second, to Component E2 to reduce any Deferred Interest Amount until such Deferred Interest Amount is reduced to zero; and
(3)third, to pay any remaining amounts to the Borrower’s Operating Account; or
(B)if, as of such Monthly Payment Date, a Low DSCR Period is continuing:
(1)    first, to the Borrower’s Operating Account, funds in an amount equal to the Monthly Budgeted Amount;
(2)    second, to the Borrower’s Operating Account, funds sufficient to pay all payments for Approved Extraordinary Operating Expenses, if any, outstanding as of such Monthly Payment Date; and
(3)    third, all amounts remaining after payment of the amounts set forth in clauses (1) and (2) above to the Cash Collateral Account to be held or disbursed in accordance with Section 6.7.
6.8.2Application During Event of Default. Notwithstanding anything to the contrary contained herein (including this Article 6), upon the occurrence and during the continuance of an Event of Default, Lender, at its option, may apply any Collections then in the possession of Lender, Servicer or the Cash Management Account Bank (including any Reserve Funds on deposit in the Accounts) or any Property Account Bank to the payment of the Debt in such order, proportion and priority as Lender may determine in its sole and absolute discretion. Lender’s right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.
6.8.3Annual Budget. Prior to the date hereof, Borrower has submitted and Lender has approved an Annual Budget for the 2024 calendar year (the “Approved Initial Budget”). Borrower shall submit to Lender by November 1 of each year the Annual Budget relating to the Properties for the succeeding Fiscal Year and Lender shall have the right to approve each Annual Budget (which approval shall not be unreasonably conditioned, delayed or withheld so long as no Event of Default has occurred and is continuing). During the continuance of a Trigger Period, Borrower shall also submit to Lender not less than thirty (30) days prior to the end of each Fiscal Quarter, an updated Annual Budget relating to the Properties for the twelve (12) month period commencing with the immediately succeeding Fiscal Quarter and Lender shall have the right to approve each updated Annual Budget (which approval shall not be unreasonably conditioned, delayed or withheld for any reason so long as no Event of Default has occurred and is continuing). An Annual Budget approved by Lender during a Trigger Period or any Annual Budget submitted prior to the commencement of a Trigger Period, shall each hereinafter be referred to as an “Approved Annual Budget”. In the event of a Transfer of any Property the Approved Annual Budget shall be reduced as reasonably determined by Lender in consultation with Borrower in order to reflect the removal of such Property and the Operating Expenses associated therewith; provided, further, that no such reduction shall be made in the event such Transfer is made in connection with a Substitution under Section 2.4.3(a). Neither

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Borrower nor Manager shall change or modify the Annual Budget that has been approved by Lender without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed so long as no Event of Default has occurred and is continuing). The “Monthly Budgeted Amount” for each Monthly Payment Date means the monthly amount set forth in the Approved Annual Budget for Operating Expenses and Capital Expenditures for the Interest Period related to such Monthly Payment Date. Until such time that Lender approves a proposed Annual Budget, the Approved Annual Budget from the prior approval period shall apply to the then current approval period; provided, that such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums, utilities and other non-discretionary expenses.
6.8.4Extraordinary Operating Expenses. During any Low DSCR Period, in the event that Borrower incurs or is required to incur an extraordinary operating expense not set forth in the Approved Annual Budget relating to the Properties (each an “Extraordinary Operating Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Operating Expense for Lender’s approval. Any Extraordinary Operating Expense approved by Lender is referred to herein as an “Approved Extraordinary Operating Expense”. Any funds distributed to Borrower for the payment of Approved Extraordinary Operating Expenses pursuant to Section 6.8.1 shall be used by Borrower only to pay for such Approved Extraordinary Operating Expenses or reimburse Borrower for such Approved Extraordinary Operating Expenses, as applicable.
Section 6.9Security Interest in Reserve Funds. As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby, and shall cause Equity Owner to, pledges and assigns to Lender, and grants to Lender a security interest in, all of Borrower’s right, title and interest (if any) in and to all (i) Collections, (ii) any and all Permitted Investments, (iii) in and to all payments to, cash, checks, drafts, letters of credit, certificates and instruments from time to time held in the Property Accounts, the Cash Management Account and/or Accounts (collectively, the “Cash Management Accounts”), (iv) all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and (v) to the extent not covered by clauses (i), (ii), (iii) or (iv) above, all “proceeds” (as defined under the UCC) of any or all of the foregoing. Borrower hereby, and shall cause Equity Owner to, grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents and other Collections in its possession prior to the (x) payment of such Collections to Lender or (y) deposit of such Collections into the Rent Deposit Account or Cash Management Account, as applicable. Borrower shall not without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC financing statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect in Lender’s discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of any Mortgage Documents, the Borrower Security Agreement, the Equity Owner Security Agreement or exercise its other rights under any other Loan Documents. All interest which accrues on the funds in the Cash Management Account or any Account (other than the Tax Account and the Insurance Account) shall accrue for the benefit of Borrower (as applicable) and shall be taxable to Borrower (as applicable) and shall be added to and, provided no Event of Default has occurred and is continuing, disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of the Debt, all remaining funds in the Cash Management Account and the Accounts, if any, shall be promptly disbursed to Borrower.

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Section 6.10Eligibility Reserve Account.
(a)Deposit of Eligibility Funds. If Borrower is required to make a prepayment in respect of any Property pursuant to Section 2.4.3(a) (other than in the case of any Property that constitutes a Disqualified Property due to the occurrence of a Voluntary Action in respect thereof), Borrower shall have an option to deposit into an Account (the “Eligibility Reserve Account”) an amount equal to 100% of the Allocated Loan Amount for any such Property (“Eligibility Funds”), provided that Borrower provides Lender with written notice of any such Eligibility Funds and, no later than the due date for the prepayment required under Section 2.4.3(a), deposit such Eligibility Funds with Lender for deposit to the Eligibility Reserve Account.
(b)Release of Eligibility Funds. Provided no Event of Default has occurred and is continuing, Lender shall disburse the Eligibility Funds with respect to a Property to Borrower upon (i) the sale of such Property and payment in full of the applicable Release Amount in accordance with Section 2.5, (ii) such Property becoming an Eligible Property, or (iii) the Substitution of the applicable Property with a Substitute Property in accordance with the conditions of Section 2.4.3(a).
Section 6.11Permitted Capital Contributions; PCC Reserve Funds.
6.11.1Establishment of PCC Reserve Subaccount; Deposits of Permitted Capital Contributions. On the Closing Date, Lender shall establish an Account (the “PCC Reserve Subaccount”) within the Cash Management Account to hold Permitted Capital Contributions. Amounts deposited from time to time in the PCC Reserve Subaccount pursuant to this Section 6.11.1 are referred to herein as the “PCC Reserve Funds”. After the Closing Date, on not less than three (3) Business Days’ prior written notice to Lender, Borrower may deposit Permitted Capital Contributions into the PCC Reserve Subaccount. Borrower may not make a deposit of a Permitted Capital Contribution more than four (4) times during the Term.
6.11.2Release of PCC Reserve Funds. Provided no Default or Event of Default exists, Lender shall be obligated to transfer PCC Reserve Funds in the PCC Reserve Subaccount to the Cash Management Account within five (5) Business Days after Lender’s receipt of written notice from Borrower of a request for release of all or part of the PCC Reserve Funds; provided that, (a) the amount of PCC Reserve Funds Borrower requests for release may not exceed the amount of Permitted Capital Contributions that have been on deposit in the PCC Reserve Subaccount for at least ninety (90) days (as confirmed in such notice from Borrower), and (b) such request for release may be rescinded in full by notice in writing delivered by Borrower to Lender no later than one (1) Business Day after the date such notice is provided. Following such transfer, the related funds shall be designated as “PCC Reserve Release Funds” (and shall no longer be designated as PCC Reserve Funds) and shall be distributed on the next Monthly Payment Date in accordance with Section 6.8.1. In connection with any release of PCC Reserve Funds, Lender shall be entitled to the special reserve funds release fee as set forth on Schedule IX.
Section 6.12Release of Reserve Funds Generally. Notwithstanding anything to the contrary contained in this Article 6, disbursements of Reserve Funds to Borrower shall only occur on the Reserve Release Date after receipt by Lender of a Reserve Release Request from Borrower not less than ten (10) Business Days prior to such date; provided, that if the amount of Reserve Funds to be released to Borrower on any Reserve Release Date is less than the Minimum Disbursement Amount, then such Reserve Funds shall continue to be maintained in the Accounts until the next Reserve Release Date on which an amount equal to or greater than the Minimum Disbursement Amount is available for disbursement or until the payment in full of the Obligations. All Reserve Funds shall be returned to Borrower within ten (10) Business Days after the Obligations have been paid in full.

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Article 7

PERMITTED TRANSFERS
Section 7.1Permitted Transfers. Notwithstanding anything to the contrary contained in Section 4.2.3, the following Transfers (herein, the “Permitted Transfers”) shall be permitted hereunder without Lender’s consent:
(a)an Eligible Lease entered into in accordance with the Loan Documents;
(b)a Permitted Lien or any other Lien expressly permitted under the terms of the Loan Documents;
(c)a Transfer pursuant to Section 2.5;
(d)a Substitution of a Property for a Substitute Property in accordance with Section 2.4.3 or Section 5.3(b), as applicable;
(e)(A) the Transfer to a Qualified Transferee of any direct or indirect legal or beneficial interests in Sponsor, REIT or any other Public Vehicle, including a Public Vehicle that exists on the date hereof or a Public Vehicle which acquires a direct or indirect legal or beneficial interest in Borrower and each other Loan Party after the Closing Date in accordance with the terms of this Section 7.1, or (B) merger, consolidation, sale of all or substantially all of the assets, or similar transaction involving Sponsor, REIT or any other Public Vehicle of, into, with or to a Qualified Transferee; provided that, in the case of Sponsor, any successor to or acquirer causes (i) Sponsor to reaffirm all the obligations of Sponsor under the Loan Documents and is a Qualified Transferee or (ii) a Qualified Transferee to execute and deliver to Lender a replacement guaranty in substantially the same form and substance as the Sponsor Guaranty covering all liability accruing from and after the date of such Transfer (but not any which may have accrued prior thereto)
(f)a Transfer of any direct or indirect interest in Equity Owner provided that:
(i)after giving effect to such Transfer, (A) one or more Qualified Transferees, collectively, shall own not less than twenty-five percent (25%) of the direct or indirect legal and beneficial interests in Borrower and the other Loan Parties and (B) a Qualified Transferee shall continue to Control (directly or indirectly) the Borrower and each other Loan Party;
(ii)Lender shall receive notice of any Transfer described in this Section 7.1(f) not less than (x) if the Qualified Transferee referenced in clause (i) above is not Sponsor, ten (10) Business Days prior to the consummation thereof or (y) if the Qualified Transferee referenced in clause (i) above is Sponsor, thirty (30) days following the consummation thereof, but the failure to deliver the notice referred to in this clause (y) shall not constitute an Event of Default unless such failure continues for ten (10) Business Days following notice of such failure from Lender;
(iii)each Required SPE shall continue to be a Special Purpose Bankruptcy Remote Entity;
(iv)after giving effect to such Transfer, Equity Owner remains the sole member of Borrower and Borrower remains the sole member of Borrower TRS;

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(v)the Properties shall continue to be managed by Property Manager, unless replaced by a Qualified Manager pursuant to a Replacement Management Agreement;
(vi)if such Transfer shall cause more than forty-nine percent (49%) of the direct or indirect interests in Borrower or any other Loan Party to be owned by any Person and its Affiliates that owned less than forty-nine percent (49%) of the direct or indirect interest in Borrower or any other Loan Party prior to such Transfer, Borrower shall deliver (or cause to be delivered) to Lender a substantive non-consolidation opinion in form and substance reasonably satisfactory to Lender and satisfactory to the applicable Rating Agencies;
(vii)no Transfer of any direct interest in Borrower or any other Loan Party which constitutes a portion of the Collateral shall be permitted; and
(viii)so long as the Loan is outstanding, (A) no pledge or other encumbrance of any direct interests in any Restricted Pledge Party (other than pledges securing the Obligations pursuant to the Collateral Documents) will be permitted, except that a pledge of the direct ownership interests in the most upper-tier Restricted Pledge Party will be permitted if such pledge directly or indirectly secures indebtedness that is also directly or indirectly secured by assets other than the Collateral, and (B) no Restricted Pledge Party may issue preferred equity that has the characteristics of mezzanine debt (such as a fixed maturity date, regular payments of interest, a fixed rate of return and rights of the equity holder to demand repayment of its investment); and
(g)a Sponsor Public Listing or a Sponsor Public Sale provided that:
(i)if after giving effect to any such Sponsor Public Listing or Sponsor Public Sale, more than forty-nine percent (49%) of the direct or indirect interest in Borrower or any Loan Party is owned by any Person and its Affiliates that owned less than forty-nine percent (49%) of the direct or indirect interest in Borrower or any other Loan Party prior to such Transfer, Borrower will deliver (or cause to be delivered) to Lender a substantive non-consolidation opinion in form and substance reasonably satisfactory to Lender and satisfactory to the applicable Rating Agencies;
(ii)each Required SPE will continue to be a Special Purpose Bankruptcy Remote Entity;
(iii)after giving effect to such Sponsor Public Listing or Sponsor Public Sale, Equity Owner will remain the only member of Borrower and Borrower will remain the only member of Borrower TRS;
(iv)the Properties will continue to be managed by Property Manager, unless replaced by a Qualified Manager pursuant to a Replacement Management Agreement;
(v)notwithstanding the foregoing, no Transfer of any direct interest in Borrower, Borrower TRS or Equity Owner shall be permitted in connection with such Sponsor Public Listing or Sponsor Public Sale;
(vi)so long as the Loan is outstanding, (A) no pledge or other encumbrance of any direct interests in any Restricted Pledge Party (other than pledges securing the Obligations pursuant to the Collateral Documents) will be permitted, and (B) no Restricted Pledge Party will issue preferred equity that has the characteristics of

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mezzanine debt (such as a fixed maturity date, regular payments of interest, a fixed rate of return and rights of the equity holder to demand repayment of its investment);
(vii)in the case of a Transfer that is a Sponsor Public Listing, shareholder equity in an amount of at least $200,000,000 has been sold to third parties in such Sponsor Public Listing and the Public Vehicle that has been listed satisfies the Eligibility Requirements; and
(viii)in the case of a Transfer that is a Sponsor Public Sale, after giving effect to such Transfer, (x) one or more Qualified Transferees, collectively, will own not less than twenty-five percent (25%) of the direct or indirect legal and beneficial interest in Borrower and the other Loan Parties and (y) a Qualified Transferee will continue to Control (directly or indirectly) the Borrower and each other Loan Party.
Following a Permitted Transfer, if (i) solely with respect to Sponsor, a Qualified Transferee remains as Sponsor and has Net Assets of not less than $150,000,000 (exclusive of such Qualified Transferee’s direct or indirect interest in Borrower) or (ii) other than with respect to Sponsor, a Qualified Transferee has executed and delivered to Lender a replacement guaranty in substantially the same form and substance as the Sponsor Guaranty covering all liability accruing from and after the date of such Permitted Transfer (but not any which may have accrued prior thereto), the transferring Sponsor will be released from the Sponsor Guaranty for all liability accruing after the date of such Permitted Transfer. Additionally, in connection with any Transfer, including a Permitted Transfer, Borrower shall pay an assumption fee, a transfer fee and an additional fee if there is a change in Sponsor or any Guarantor following such Transfer (other than in connection with an assumption), as applicable, each as set forth in Schedule IX.
Section 7.2Cost and Expenses; Searches; Copies.
(a)Borrower shall pay all costs and expenses of Lender in connection with any Transfer, whether or not such Transfer is deemed to be a Permitted Transfer, including, without limitation, all reasonable fees and expenses of Lender’s counsel, whether internal or outside, and the cost of any required counsel opinions related to REMIC or other securitization or tax issues and any Rating Agency fees.
(b)Borrower shall provide Lender, upon Lender’s reasonable request, with copies of all organizational documents and all material transaction documents relating to any Permitted Transfer.
(c)In connection with any Permitted Transfer, to the extent a transferee shall own twenty percent (20%) or more of the direct or indirect ownership interests in Borrower immediately following such transfer (provided such transferee owned less than twenty percent (20%) of the direct or indirect ownership interests in Borrower as of the Closing Date), Borrower shall deliver (and Borrower shall be responsible for any reasonable and documented out-of-pocket costs and expenses in connection therewith), customary searches reasonably requested by Lender in writing (including credit, judgment, lien, litigation, bankruptcy, criminal and watch list) reasonably acceptable to Lender with respect to such transferee.
Article 8

DEFAULTS
Section 8.1Events of Default. Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

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(i)if (A) the Obligations are not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of interest or principal due under the Note is not paid in full on the applicable Monthly Payment Date (other than current interest deferred as provided in Section 2.3.6), (C) any prepayment of principal due under this Agreement or the Note is not paid when due (other than pursuant to clause (xiii) below), or (D) any applicable Yield Maintenance Premium is not paid when due,
(ii)if any deposit to the Reserve Funds is not made on the required deposit date therefor, with such failure continuing for two (2) Business Days after Lender delivers written notice thereof to Borrower;
(iii)if any other amount payable pursuant to this Agreement, the Note or any other Loan Document (other than as set forth in the foregoing clauses (i) and (ii)) is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document (other than current interest deferred as provided in Section 2.3.6), with such failure continuing for ten (10) days after Lender delivers written notice thereof to Borrower;
(iv)if the Policies are not (A) delivered to Lender within five (5) Business Days of Lender’s written request and (B) kept in full force and effect, each in accordance with the terms and conditions hereof;
(v)a Transfer other than a Permitted Transfer occurs;
(vi)if any certification, representation or warranty made by a Relevant Party herein or any other Loan Document, other than a Property Representation, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material and adverse respect as of the date such representation or warranty was made; provided, however, if any untrue certification, representation or warranty made after the Closing Date is susceptible of being cured, Borrower shall have the right to cure such certification, representation or warranty within thirty (30) days after receipt of notice from Lender;
(vii)if any Relevant Party shall make an assignment for the benefit of creditors;
(viii)if a receiver, liquidator or trustee shall be appointed for any Relevant Party or if any Relevant Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by any Relevant Party, or if any proceeding for the dissolution or liquidation of any Relevant Party shall be instituted, or if Borrower is substantively consolidated with any other Person; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Relevant Party, then such appointment, adjudication, petition or proceeding shall only constitute an Event of Default upon the same not being discharged, stayed or dismissed within sixty (60) days following its filing;
(ix)if any Loan Party attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;
(x)if any Loan Party no longer continues to be a Special Purpose Bankruptcy Remote Entity; provided, that, any such breach shall not constitute an Event of Default (1) if such breach is inadvertent and non-recurring, (2) if such breach is

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curable, Borrower shall promptly cure such breach within thirty (30) days after such breach occurs and (3) Borrower shall have delivered to Lender a new substantive non-consolidation opinion or an update from the law firm under the Insolvency Opinion or other most recent substantive non-consolidation opinion previously delivered to Lender to the effect that such breach or violation does not negate or impair the non-consolidation opinion previously delivered;
(xi)if any of the assumptions contained in the Insolvency Opinion, or in any other substantive non-consolidation opinion delivered to Lender in connection with the Loan, or in any other substantive non-consolidation opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect; provided, however, that if Borrower delivers to Lender a new substantive non-consolidation opinion or an update from the law firm under the most recent substantive non-consolidation opinion correcting such untrue assumption within thirty (30) days after notice from Lender of such untrue assumption to the effect that such untrue assumption does not impair the non-consolidation opinion last delivered to Lender, then such untrue assumption shall not constitute an Event of Default hereunder;
(xii)a breach of the covenants set forth in Sections 2.1.5, 4.1.22, 4.2.1, 4.2.2, 4.2.3, 4.2.4, 4.2.5, 4.2.6, 4.2.7, 4.2.8, 4.2.9, 4.2.13 or 4.2.18;
(xiii)a breach of the covenants set forth in Sections 4.1.1, 4.1.2 or 4.1.3 and such breach shall continue for ten (10) Business Days after Borrower’s Knowledge thereof or after Lender delivers written notice thereof to Borrower;
(xiv)if with respect to any Disqualified Property, Borrower fails to within the time periods specified in Section 2.4.3(a) either: (A) pay the Release Amount in respect thereof, (B) substitute such Disqualified Property with a Substitute Property in accordance with Section 2.4.3(a) or (C) or deposit an amount equal to 100% of the Allocated Loan Amount for the Disqualified Property in the Eligibility Reserve Account in accordance with Section 2.4.3(a) and such failure continues for more than five (5) Business Days after written notice thereof from Lender to Borrower;
(xv)if, without Lender’s prior written consent, (i) any Management Agreement is terminated (unless simultaneously therewith, Borrower and a new Qualified Manager enter into a Replacement Management Agreement in accordance with Section 4.2.1), or (ii) there is a default by Borrower under any Management Agreement beyond any applicable notice or grace period that permits such Manager to terminate or cancel the applicable Management Agreement (unless, within thirty (30) days after the expiration of such notice or grace period, Borrower and a new Qualified Manager enter into a Replacement Management Agreement in accordance with Section 4.2.1);
(xvi)if any Loan Party, Sponsor, REIT or any other subsidiary of REIT owning a direct or indirect ownership interest in any Loan Party shall be convicted of a Patriot Act Offense by a court of competent jurisdiction;
(xvii)any material failure on the part of Borrower to duly observe or perform any of its covenants set forth in Section 4.1.17 or the representation and warranty in Section 3.1.26 shall fail to be correct in respect of a Tenant of any Property and, in each case, Borrower fails to notify Lender within five (5) Business Days of Borrower or Manager obtaining knowledge that such Tenant is on any of the lists described in those sections and promptly take such steps as may be required by OFAC with respect to such Tenant;

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(xviii)if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to any Relevant Party or the Properties, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Obligations or to permit Lender to accelerate the maturity of all or any portion of the Obligations;
(xix)if (x) any Loan Document or any Lien granted thereunder by any Relevant Party shall (except in accordance with its terms or pursuant to Lender’s written consent), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the parties thereto or (y) any Relevant Party or any other party shall disaffirm or contest, in writing, in any manner such effectiveness, validity, binding nature or enforceability (other than as a result of the occurrence of the payment in full of the Obligations);
(xx)one or more final judgments for the payment of $2,500,000 or more rendered against any Loan Party, and such amount is not covered by insurance or indemnity or not discharged, paid or stayed within sixty (60) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
(xxi)as of any Calculation Date, Sponsor or any Qualified Transferee that executes and delivers a replacement guaranty pursuant to Section 7.1 fails to comply with the Sponsor Financial Covenant; or
(xxii)other than (a) those events specified in clauses (i) through (xxi) above and (b) any Property Covenant, if any Relevant Party shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not specified in clauses (i) through (xxi) above (other than any Property Covenant), and such Default shall continue for ten (10) days after notice to Borrower from Lender, in the case of any such Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice to Borrower from Lender in the case of any other such Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period, and provided further that Borrower shall have commenced to cure such Default within such 30-day period shall and thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.
Section 8.2Remedies.
8.2.1Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) of Section 8.1) and at any time thereafter during the continuance of an Event of Default, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand (and Borrower hereby expressly waive any such notice or demand), that Lender deems advisable to protect and enforce its rights against any Relevant Party and in and to the Properties, including declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against the Relevant Parties, including all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii) or (ix) of Section 8.1, the Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable in full, without notice

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or demand, and the Loan Parties hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.
8.2.2Remedies Cumulative.
(a)During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against each Relevant Party under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, a Relevant Party or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against a Relevant Party pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law or contract or as set forth herein or in the other Loan Documents or by equity. Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and the other Collateral and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full including, without limitation, any liquidation fees, workout fees, special servicing fees and interest payable on advances made by the Servicer with respect to delinquent debt service payments or expenses of curing Borrower’s or any Loan Party’s defaults under the Loan Documents or other similar fees payable to Servicer or any special servicer in connection therewith. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to a Relevant Party shall not be construed to be a waiver of any subsequent Default or Event of Default by such Relevant Party or to impair any remedy, right or power consequent thereon.
(b)With respect to Borrower, the other Loan Parties and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Property or other portion of the Collateral for the satisfaction of any of the Debt in preference or priority to any other portion of the Collateral, and Lender may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of the Debt. During the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose any Mortgage or the Lien of any of the other Collateral Documents in any manner and for any amounts secured by the Collateral Documents then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages or other Collateral Documents to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose one or more of the Mortgages or other Collateral Documents to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgages and the other Collateral Documents as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Mortgages and the other Collateral Documents to secure payment of the sums secured by the Collateral Documents and not previously recovered.

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8.2.3Severance.
(a)During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, Collateral Documents and other security documents in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. The Loan Parties shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. The Loan Parties hereby absolutely and irrevocably appoint Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to a Loan Party by Lender of Lender’s intent to exercise its rights under such power.
(b)During the continuance of an Event of Default, any amounts recovered from the Collateral may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents, in such order, priority and proportions as Lender in its sole discretion shall determine.
(c)As used in this Section 8.2, a “foreclosure” shall include, without limitation, any sale by power of sale.
8.2.4Lender’s Right to Perform. If any Loan Party fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five (5) Business Days after Borrower’s receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause the performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Obligations (and to the extent permitted under applicable Legal Requirements, secured by the Mortgages and the other Collateral Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.
8.2.5Notice. Upon exercising or promptly following the commencement of the exercise of any remedy under Section 8.2.1 (other than with respect to any Event of Default described in clauses (vii), (viii) or (ix) of Section 8.1) and/or Section 8.2.4, Lender shall endeavor to provide written notice to Borrower and Manager of the exercise of such remedy; provided, that failure to deliver such notice shall not affect or impair the validity of such exercise of remedies or otherwise affect or impair any rights, remedies or powers of Lender under the Loan Documents at law or in equity.
Article 9

SECURITIZATION
Section 9.1Securitization.
(a)Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan, or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. (The transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a

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“Secondary Market Transaction” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Secondary Market Transaction are hereinafter referred to as “Securities”). At Lender’s election, each note and/or component comprising the Loan may be subject to one or more Secondary Market Transactions.
(b)If requested by Lender, the Loan Parties shall use reasonable efforts to provide information in the possession or control of Borrower or its Affiliates, attorneys, accountants or other agents or which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be required in the marketplace, by prospective investors, the Rating Agencies, applicable Legal Requirements and/or otherwise in the marketplace in connection with any Secondary Market Transactions, including to:
(i)(A) provide updated financial and other information with respect to the Properties, the business operated at the Properties, Borrower, Sponsor and the Manager, (B) provide updated budgets relating to the Properties, and (C) provide updated appraisals, market studies, environmental reviews and reports (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Properties which were obtained in connection with the origination of the Loan;
(ii)provide (A) an updated Insolvency Opinion, and (B) updated opinions of Borrower’s and Guarantor’s New York and Delaware counsel, substantially the same as those delivered as of the Closing Date, which opinions shall be addressed, for purposes or reliance thereon, to each Person acquiring any interest in the Loan in connection with any Secondary Market Transaction (including, without limitation, any “B Note” purchasers), or otherwise reasonably satisfactory to Lender and the Rating Agencies;
(iii)(A) confirm that as of the closing date of any Secondary Market Transaction, the representations and warranties as set forth in the Loan Documents are true, complete and correct in all material respects as of the closing date of the Secondary Market Transaction (except to the extent that any such representations and warranties are and can only be made as of a specific date and the facts and circumstances upon which such representation and warranty is based are specific solely to a certain date in which case confirmation as to truth, completeness and correctness shall be provided as of such specific date or to the extent such representations are no longer true and correct as a result of subsequent events in which case Borrower shall provide an updated representation or warranty) and (B) make such additional representations and warranties as the Rating Agencies may customarily require; and
(iv)execute amendments to the Loan Documents and the Loan Parties’ organizational documents requested by Lender; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (A) cause the initial weighted average of the interest rates for all Components in the aggregate immediately after the effective date of such modification to exceed the weighted average interest rate of the original Components in the aggregate immediately prior to such modification, (B) cause the Component Outstanding Principal Balance of all Components in the aggregate immediately after the effective date of such modification to exceed the Component Outstanding Principal Balance of all Components in the aggregate immediately prior to such modification, (C) require Borrower to make or remake any representations or warranties, (D) require principal amortization of the Loan (other than repayment in full on the Maturity Date), (E) change any Stated Maturity Date or (F) otherwise increase the obligations or reduce the rights of Borrower or Guarantor under the Loan Documents.

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(c)If, at the time a Disclosure Document is being prepared for a Securitization and Lender reasonably determines that Regulation AB is applicable and that Borrower alone or Borrower and one or more Affiliates of Borrower (including any guarantor or other Person that is directly or indirectly committed by contract or otherwise to make payments on all or a part of the Loan) collectively, or the Properties alone or the Properties and Related Properties collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request the following financial information:
(i)if Lender reasonably determines that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, net operating income for the Properties and the Related Properties for the most recent Fiscal Year and interim period as required under Item 1112(b)(1) of Regulation AB (or, if the Loan is not treated as a non-recourse loan under Instruction 3 for Item 1101(k) of Regulation AB, selected financial data meeting the requirements and covering the time periods specified in Item 301 of Regulation S-K and Item 1112(b)(1) of Regulation AB), or
(ii)if Lender reasonably determines that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, the financial statements required under Item 1112(b)(2) of Regulation AB (which includes, but may not be limited to, a balance sheet with respect to the entity that Lender determines to be a Significant Obligor for the two most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-01 of Regulation S-X, and statements of income and statements of cash flows with respect to the Properties for the three most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-02 of Regulation S-X (or if Lender determines that the Properties is the Significant Obligor and the Properties (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements) was acquired from an unaffiliated third party and the other conditions set forth in Rule 3-14 of Regulation S-X have been met, the financial statements required by Rule 3-14 of Regulation S-X)).
(d)Further, if Lender reasonably determines that Regulation AB is applicable then Borrower shall, promptly upon Lender’s request, furnish to Lender financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, for any Tenant of the Properties if, in connection with a Securitization, Lender reasonably determines there to be, as of the cutoff date for such Securitization, a concentration with respect to such Tenant or group of Affiliated Tenants within all of the mortgage loans included or expected to be included in the Securitization such that such Tenant or group of Affiliated Tenants would constitute a Significant Obligor. Borrower shall furnish to Lender, in connection with the preparation of the Disclosure Documents and on an ongoing basis, financial data and/or financial statements with respect to such Tenants meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) filings pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.
(e)If Lender reasonably determines that Regulation AB is applicable and that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the

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Properties alone or the Properties and Related Properties collectively, are a Significant Obligor, then Borrower shall furnish to Lender, on an ongoing basis, selected financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) Exchange Act Filings are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.
(f)If reasonably requested by Lender, Borrower shall provide Lender, within a reasonable period of time following Lender’s request therefor, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation S-K or Regulation S-X, as applicable, Regulation AB, or any amendment, modification or replacement thereto or other Legal Requirements relating to a Securitization or as shall otherwise be reasonably requested by Lender.
Section 9.2Securitization Indemnification.
(a)Borrower understands that information provided to Lender by Borrower, Guarantor and their respective agents, counsel and representatives may be included in preliminary and final disclosure documents in connection with any Secondary Market Transaction, including a Securitization, including an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, investment banking firms, NRSROs, accounting firms, law firms and other third-party advisory and service providers relating to any Secondary Market Transaction, including a Securitization. Borrower also understands that the findings and conclusions of any third-party due diligence report obtained by Lender, the Issuer or the Securitization placement agent or underwriter may be made publicly available if required, and in the manner prescribed, by Section 15E(s)(4)(A) of the Exchange Act and any rules promulgated thereunder.
(b)Borrower hereby agrees to indemnify Lender (and for purposes of this Section 9.2, Lender shall include the initial lender, its successors and assigns, and their respective officers and directors) and each Person who controls Lender within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Lender Group”), the issuer of the Securities (the “Issuer” and for purposes of this Section 9.2, Issuer shall include its officers, director and each Person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any placement agent or underwriter with respect to the Securitization, each of their respective officers and directors and each Person who controls the placement agent or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender, Lender Group, the Issuer or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon, (A) any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information (defined below), (B) the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated in such information or necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading, or (C) a breach of the representations and warranties made by any Loan Party in Section 3.1.24 of this Agreement. For purposes of the foregoing, the “Covered Disclosure Information” means the information provided by or on behalf of Borrower relating to Borrower, Guarantor, Manager, Sponsor, the Properties and the Loan which is contained in the sections of the Disclosure Documents entitled

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as follows, or comparable sections thereto: “Summary of Offering Circular,” “Risk Factors,” “Description of the Relevant Parties and the VineBrook Manager,” “Description of the Properties,” “Description of the Management Agreement and the Assignment and Subordination of Management Agreement,” “Description of the Loan” and “Certain Legal Aspects of the Loan” which Disclosure Documents shall be delivered for review and comment by Borrower not less than five (5) Business Days prior to the date upon which Borrower is otherwise required to confirm such Disclosure Documents. Borrower also agrees to reimburse Lender, Lender Group, the Issuer and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, Lender Group, the Issuer and/or the Underwriter Group in connection with investigating or defending the Liabilities. This indemnification provision will be in addition to any liability which Borrower may otherwise have.
(c)In connection with any Exchange Act Filing or other reports containing comparable information that is required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements, Borrower agrees to (i) indemnify Lender, Lender Group, the Issuer and the Underwriter Group for Liabilities to which Lender, Lender Group, the Issuer and/or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon any untrue statement or alleged untrue statement of any material fact in the Covered Disclosure Information, or the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading, and (ii) reimburse Lender, Lender Group, the Issuer and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, Lender Group, the Issuer and/or the Underwriter Group in connection with defending or investigating the Liabilities.
(d)Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party under Section 9.2(b) or (c) except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party pursuant to the immediately preceding sentence of this Section 9.2(d), such indemnifying party shall not pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) such indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (ii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of such indemnifying party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one such separate counsel (in addition to local counsel). Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), no indemnifying party shall settle or compromise or consent to the entry of

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any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action, suit or proceeding) unless the indemnifying party shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of each indemnified party hereunder from all liability arising out of such claim, action, suit or proceedings, and such settlement or other direction (A) does not contain or require any admission of liability, wrongdoing or consent to injunctive relief on the part of the indemnified party, (B) the cost of such settlement or any resulting judgment is and shall be paid by Borrower pursuant to the terms of this Agreement, and payment of such cost or judgment is provided for in this Agreement, (C) the indemnified party is and shall be indemnified as and to the extent provided in this Agreement for all costs and expenses of the indemnified party incurred in defending and settling such claim, action, suit or proceeding and for any related judgment, (D) any such action taken by the indemnified party at the direction of the indemnifying party shall be deemed (as to the indemnified party) to be in compliance with the servicing standard applicable to the Servicer, and (E) the indemnifying party provides the indemnified party with assurance reasonably satisfactory to the indemnified party as to the items in clauses (A), (B) and (C). Unless it shall assume the defense of any proceeding, no indemnifying party shall be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed) but, if settled with such consent or if there be a final judgment for the plaintiff, the applicable indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent required by Section 9.2(b) or (c). Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested any indemnifying party, in writing, to reimburse the indemnified party for reasonable fees and expenses of counsel incurred in good faith or any other reasonable expenses incurred in good faith for which such indemnifying party is obligated under this subsection (d) or Section 9.2(b) or (c) of this Agreement, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, and (iii) such settlement includes unconditional release of the related claims and does not include a statement as to, or an admission of, fault, culpability or negligence on the part of such indemnifying party or an agent thereof.
(e)In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or (c) is for any reason held to be unenforceable as to an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the Issuer’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.
(f)The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

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Section 9.3Severance.
9.3.1Severance Documentation. Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right, at any time (whether prior to or after any sale, participation or other Secondary Market Transaction with respect to all or any portion of the Loan), to require Borrower (at Lender’s expense) to execute and deliver “component” notes (including certificating existing uncertificated “component” notes) and/or modify the Loan or the existing “component note” structure in order to create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure) and/or one or more additional components of the Note or Notes, or make any other change to the Loan the Note or Components including but not limited to: reducing the number of Components of the Note or Notes, revising the interest rate for each Component, reallocating the principal balances of the Notes and/or the Components, increasing or decreasing the monthly debt service payments for each Component or eliminating the Component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments); provided that (A) the Component Outstanding Principal Balance of all Components in the aggregate immediately after the effective date of such modification equals the Component Outstanding Principal Balance of all Components in the aggregate immediately prior to such modification, (B) the initial weighted average of the interest rate for all Components in the aggregate immediately after the effective date of such modification equals the weighted average interest rate of the original Components immediately prior to such modification, (C) no principal amortization of the Loan (or any Components thereof) shall be required (other than repayment in full on the Maturity Date), (D) there shall be no change to any Stated Maturity Date and (E) Borrower and Guarantor shall not be required to amend any Loan Documents that would otherwise increase the obligations or reduce the rights of Borrower or Guarantor under the Loan Documents. Lender shall have the right to modify the Note and/or Notes and any Components in accordance with this Section 9.3 and, provided that such modification shall comply with the terms of this Section 9.3, it shall become immediately effective.
9.3.2Cooperation; Execution; Delivery. Borrower shall reasonably cooperate with all reasonable requests of Lender in connection with this Section 9.3. If requested by Lender, Borrower shall promptly execute and deliver such documents as shall be required by Lender and any Rating Agency in connection with any modification pursuant to this Section 9.3, all in form and substance satisfactory to Lender and satisfactory to any applicable Rating Agency. It shall be an Event of Default under this Agreement, the Note, and the other Loan Documents if Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.3 after expiration of ten (10) Business Days after written notice thereof.
Article 10

MISCELLANEOUS
Section 10.1Survival; Successors and Assigns. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower and the other Loan Parties, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

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Section 10.2Lender’s Discretion; Rating Agency Review Waiver.
(a)Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove any matter, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove any matter, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender’s determination of Rating Agency criteria, shall be substituted therefor.
(b)Whenever, pursuant to this Agreement or any other Loan Documents, a Rating Agency Confirmation is required from each applicable Rating Agency, in the event that any applicable Rating Agency “declines review”, “waives review” or otherwise indicates to Lender’s or Servicer’s satisfaction that no Rating Agency Confirmation will or needs to be issued with respect to the matter in question (each, a “Review Waiver”), then the requirement to obtain a Rating Agency Confirmation from such Rating Agency shall not apply with respect to such matter; provided, however, if a Review Waiver occurs with respect to a Rating Agency and Lender does not have a separate and independent approval right with respect to the matter in question, then such matter shall require the written reasonable approval of Lender. It is expressly agreed and understood, however, that receipt of a Review Waiver (i) from any one Rating Agency shall not be binding or apply with respect to any other Rating Agency and (ii) with respect to one matter shall not apply or be deemed to apply to any subsequent matter for which Rating Agency Confirmation is required.
Section 10.3Governing Law.
(a)THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY EACH LOAN PARTY IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND ANY APPLICABLE LEGAL REQUIREMENTS OF THE UNITED STATES OF AMERICA, PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF ANY LIENS ON “PROPERTY” AS DEFINED HEREIN AND THE DETERMINATION OF DEFICIENCY JUDGMENTS WITH RESPECT THERETO, THE LAWS OF THE STATE WHERE SUCH “PROPERTY” IS LOCATED SHALL APPLY. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE.
ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER, BORROWER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF

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THE NEW YORK GENERAL OBLIGATIONS LAW, AND LENDER, BORROWER AND EACH GUARANTOR WAIVE ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND LENDER, BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. LENDER AGREES THAT SERVICE OF PROCESS UPON LENDER AT THE ADDRESS FOR LENDER SET FORTH HEREIN AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO LENDER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON LENDER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. LENDER (I) SHALL GIVE PROMPT NOTICE TO BORROWER AND GUARANTOR OF ANY CHANGE IN THE ADDRESS FOR LENDER SET FORTH HEREIN, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT OF LENDER WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE AN AUTHORIZED AGENT IF LENDER CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK. BORROWER HEREBY DESIGNATES CT CORPORATION AS THE AUTHORIZED AGENT OF BORROWER WITH AN OFFICE AT CORPORATION TRUST CENTER, 1209 ORANGE STREET, WILMINGTON, DELAWARE 19801 (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH AGENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK). GUARANTOR HEREBY DESIGNATES CT CORPORATION AS THE AUTHORIZED AGENT OF GUARANTOR WITH AN OFFICE AT CORPORATION TRUST CENTER, 1209 ORANGE STREET, WILMINGTON, DELAWARE 19801 (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH AGENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK). NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.
Section 10.4Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, any Loan Party shall entitle any Loan Party to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and

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absolute discretion. In addition, Lender shall not waive the requirement that the Closing Date BPO Certificate and the Closing Date OSN Certificate be delivered on or prior to the making of the Loan.
Section 10.5Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by electronic mail (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 10.5. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by electronic mail if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:
If to Lender:    Bank of America, National Association
One Bryant Park, 11th Floor
New York, New York 10036
Attention: Michael Berg
Email: michael.j.berg@bofa.com

with a copy to:    Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, KS 66210
Attention: Executive Vice President – Division Head
Email: noticeadmin@midlandls.com
with a copy to:    Stinson LLP
    1201 Walnut Street, Suite 2900
    Kansas City, MO 64106
    Attention: Kenda Tomes, Esq.
    Email: kenda.tomes@stinson.com

If to a Loan Party:    [INSERT NAME OF LOAN PARTY]
    300 Crescent Court, Suite 700
Dallas, Texas 75201
Attention: Legal Department – VINE 2023-SFR1
Email: Notices@vinebrookhomes.com

With a copy to:    c/o VineBrook Homes Operating Partnership, L.P.
3500 Park Center Drive, Suite 100
Dayton, Ohio 45414
Attention: Legal Department – Vine 2023-SFR1
Email: Notices@vinebrookhomes.com

With a copy to:    Dechert LLP
    Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Attention: Kenneth D. Hackman, Esq.
    Email: kenneth.hackman@dechert.com

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Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 10.5. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer and Lender hereby acknowledges and agrees that Borrower shall be entitled to rely on any Notice given by Servicer as if it had been sent by Lender.
Section 10.6Waiver of Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.
Section 10.7Headings, Schedules and Exhibits. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 10.8Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 10.9Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 10.10Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower. Except as specifically and expressly provided for in the Loan Documents, Guarantor shall not be entitled to any notices of any nature whatsoever from Lender under this Agreement or the other Loan Documents, and Guarantor hereby expressly waives the

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right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Guarantor.
Section 10.11Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.
Section 10.12Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 10.13No Joint Venture or Partnership; No Third Party Beneficiaries.
(a)Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in any Property other than that of beneficiary or lender.
(b)The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.
Section 10.14Publicity. All news releases, publicity or advertising by Borrower or any of their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender (with respect to the Loan and the Securitization of the Loan only), the Affiliate of Lender that acts as the issuer with respect to a Securitization or any of their other Affiliates (in each case, with respect to the Loan and the Securitization of the Loan only) (x) shall be prohibited prior to the final Securitization of the Loan and (y) after the final Securitization of the Loan, shall be subject to the prior written approval of Lender. Lender shall have the right to publicly describe the Loan in general terms, advertising and public communications of all kinds, including press releases, direct mail, newspapers, magazines, journals, e-mail, or internet advertising or communications; provided, however, to the extent that any such public description references any Loan Party, Sponsor or REIT, such public description shall be subject to the prior written approval of Borrower. Details such as the addresses of the Properties and descriptions of the size/locations of individual Properties shall not be included without Borrower’s reasonable approval in advance. Notwithstanding the foregoing, (i) Borrower’s approval shall not be required for the publication by Lender of notice of the Loan and the Securitization of the Loan by means of a customary tombstone advertisement, which, for the avoidance of doubt, may include the amount of the Loan, the amount of securities sold, the number of Properties as of the Closing Date, the settlement date and the parties involved in the transactions contemplated hereby and the Securitization and (ii) such restrictions on the Lender shall not apply to the Lender (A) in the

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performance of its rights, duties, or obligations under the Servicing Agreement, the Loan Documents, or any other documents related to the Loan or (B) as it is appropriate for the Lender to do so (1) in working with legal counsel, auditors, other advisors, taxing authorities or other governmental agencies, (2) in accordance with Accepted Servicing Practices (as defined in the Servicing Agreement) or (3) when required by any law (including, without limitation, by deposition, interrogatories, requests for information or documents in legal proceedings, civil investigative demand or other similar legal process), regulation, ordinance, court order or subpoena.
Section 10.15Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members or partners, as applicable, and others with interests in Borrower, and of the Collateral, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Obligations without any prior or different resort for collection, or of the right of Lender to the payment of the Obligations out of the net proceeds of the Collateral in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Property or any combination of the Properties before proceeding against any other Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.
Section 10.16Certain Waivers. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents. Without limiting any of the other provisions contained herein, Borrower hereby unconditionally and irrevocably waives, to the maximum extent not prohibited by applicable Legal Requirements, any rights it may have to claim or recover against Lender in any legal action or proceeding any special, exemplary, punitive or consequential damages.
Section 10.17Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan, without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

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Section 10.18Brokers and Financial Advisors. Borrower hereby represents that neither Borrower nor any other Loan Party has dealt with any brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement, except for the Underwriter Group. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, losses, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising out of a claim by any Person that such Person acted on behalf of Borrower, any Loan Party or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.18 shall survive the expiration and termination of this Agreement and the payment of the Obligations.
Section 10.19Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto and their respective affiliates in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, including any confidentiality agreements or any similar agreements between or among any such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.
Section 10.20Servicer. At the option of Lender, the Loan may be serviced by a servicer or special servicer (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities and rights under this Agreement and the other Loan Documents to the Servicer pursuant to the trust and servicing agreement or pooling and servicing agreement (as it may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Servicing Agreement”) governing the Securitization. Except as set forth on Schedule IX, Borrower shall not be responsible for any set-up fees or any other initial costs relating to or arising under the Servicing Agreement. Borrower shall not be responsible for payment of the monthly master servicing fee due to the Servicer under the Servicing Agreement. Notwithstanding the foregoing, Borrower shall pay all Trust Fund Expenses. For the avoidance of doubt, this Section 10.20 shall not be deemed to limit Borrower’s obligations under Section 4.1.20. For the avoidance of doubt, as used throughout this Agreement, with respect to the obligations and rights of Lender under the Loan, references to “Lender” generally should be construed to include its Servicer on its behalf.
Section 10.21Creation of Security Interest. Notwithstanding any other provision set forth in this Agreement, the Note, the Mortgage Documents or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Mortgage Documents and any other Loan Document (including the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.
Section 10.22Assignments and Participations. In addition to the right to securitize the Loan under Section 9.1, to sever the interests in the Loan into “component” notes under Section 9.3 and any other rights of Lender hereunder, the Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be sold, assigned, participated or otherwise transferred by Lender and any of its successors and assigns to any Person at any time in its sole and absolute discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise without notice to or consent from Borrower or any other Person. Upon such assignment, all references to Lender in this Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender in all respects (subject to the requirements and limitations therein, including the requirements under Section 2.7.6). Borrower agrees that each beneficial owner of the Securities or component notes issued pursuant to Sections 9.1 and 9.3 shall be entitled to the benefits of Section 2.7 (subject to the requirements and limitations therein, including the requirements under Section 2.7.6). Each participant shall be entitled to the benefits of Section 2.7 (subject to the requirements and limitations therein, including the requirements under Section 2.7.6, it being understood that the

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documentation required under Section 2.7.6 shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such participant shall not be entitled to receive any greater payment pursuant to Section 2.7 than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation.
Section 10.23Register and Participant Register. Lender or its designee (the “Registrar”), as a non-fiduciary agent of Borrower, shall maintain a record that identifies each owner (including successors and assignees) of an interest in the Loan, any Securities or any component notes, including the name and address of the owner, and each owner’s rights to principal and stated interest (the “Register”), and shall record all transfers of an interest in the Loan, any Securities or any component notes, including each assignment, in the Register. Transfers of interests in the Loan (including assignments), any Securities or any component notes shall be subject to the applicable conditions set forth in the Loan Documents with respect thereto and the Registrar will update the Register to reflect the transfer. The Register shall be available for inspection by Borrower, at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 10.23. Furthermore, each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts and stated interest of each participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest) except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Department of Treasury regulations. The entries in the Register and Participant Register shall be conclusive absent manifest error. Borrower, Lender and any of its successors and assigns, and the Registrar shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the participating Lender shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement. Failure to make any such recordation, or any error in such recordation, however, shall not affect Borrower’s obligations in respect of the Loan.
Section 10.24Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic mail in a “.pdf” file shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.25Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable Legal Requirements, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and

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appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower; provided however, Lender may only exercise such right during the continuance of an Event of Default. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
Section 10.26Cross-Default; Cross-Collateralization. Borrower acknowledges that Lender has made the Loan to Borrower upon, among other things, the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Property taken separately. Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.
Section 10.27Certificated Interests.
(a)If any ownership interest in an Equity Interest of Borrower or Borrower TRS is represented by a certificate (each, an “Equity Certificate”) that has been pledged and delivered to Lender and such Equity Certificate is lost, stolen or destroyed, then, upon the written request of Lender to the applicable Loan Party, such Loan Party shall issue to Lender a new Equity Certificate in place of the Equity Certificate that was lost, stolen or destroyed, provided such Lender: (i) makes proof by written affidavit, in form and substance reasonably satisfactory to the applicable Loan Party, that such previously issued Equity Certificate has been lost, stolen or destroyed and indemnifies Borrower for any loss relating thereto and (ii) requests the issuance of a new Equity Certificate before the Loan party has notice that such previously issued Equity Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim.
(b)Upon repayment in full of the Loan, in the event Lender fails to return to a Loan Party an Equity Certificate previously delivered by such Loan Party to Lender in connection with the Loan, Lender shall deliver to the applicable Loan Party, within ten (10) days of such Loan Party’s demand, a written affidavit in form and substance satisfactory to the applicable Loan Party, that such previously issued Equity Certificate has been lost, stolen or destroyed, and that such Equity Certificate has not been transferred to any third party.
Section 10.28Alabama Provisions. The following Alabama provision does not limit the express choice of New York law as set forth in Section 10.3 of this Agreement and the other Loan Documents. If and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Alabama law is held to govern this Agreement, any Mortgage Document encumbering a Property located in Alabama or any other Loan Document:
(a)[Reserved].
Section 10.29Arkansas Provisions. The following Arkansas provision does not limit the express choice of New York law as set forth in Section 10.3 of this Agreement and the other Loan Documents. If and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Arkansas law is held to govern this

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Agreement, any Mortgage Document encumbering a Property located in Arkansas or any other Loan Document:
(a)[Reserved].
Section 10.30Florida Provisions. The following Florida provision does not limit the express choice of New York law as set forth in Section 10.3 of this Agreement and the other Loan Documents. If and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Florida law is held to govern this Agreement, any Mortgage Document encumbering a Property located in Florida or any other Loan Document:
(a)Interest on Judgments. The parties acknowledge and agree that the Default Rate provided for herein shall also be the rate of interest payable on any judgments entered in favor of Lender in connection with the loan evidenced hereby.
(b)Severance. If, as a result of the severance of any note or other Loan Document pursuant to Sections 8.2.3(a), 8.2.3(b) or 9.3, any documentary stamp tax or intangible tax becomes payable in connection with such severance, the cost of such taxes shall be borne by Borrower.
Section 10.31Georgia Provisions. The following Georgia provision does not limit the express choice of New York law as set forth in Section 10.3 of this Agreement and the other Loan Documents. If and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Georgia law is held to govern this Agreement, any Mortgage Document encumbering a Property located in Georgia or any other Loan Document:
(a)Attorneys’ Fees. Whenever reference is made herein or in any of the Loan Documents to “attorneys’ fees,” “reasonable attorneys’ fees” or similar words, such reference shall mean reasonable attorneys’ fees computed based upon the attorney’s normal hourly rates and the actual amount of time expended, and not the statutory attorneys’ fees provided by the Official Code of Georgia Annotated §13-1-11, calculated as a percentage of principal and interest or indebtedness.
(b)Notice: This instrument contains indemnification provisions which in some circumstances may indemnify a Person for its own negligence.
Section 10.32Iowa Provisions. The following Iowa provision does not limit the express choice of New York law as set forth in Section 10.3 of this Agreement and the other Loan Documents. If and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Iowa law is held to govern this Agreement, any Mortgage Document encumbering a Property located in Iowa or any other Loan Document:
(a)Statutory Notice. The following notice is provided pursuant to Iowa Code, Section 535.17:
IMPORANT: READ BEFORE SIGNING. The terms of this agreement should be read carefully because only those terms in writing are enforceable. No other terms or oral promises not contained in this written contract may be legally enforced. You may change the terms of this agreement only by another written agreement.

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Section 10.33Indiana Provisions. The following Indiana provision does not limit the express choice of New York law as set forth in Section 10.3 of this Agreement and the other Loan Documents. If and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Indiana law is held to govern this Agreement, any Mortgage Document encumbering a Property located in Indiana or any other Loan Document:
(a)[Reserved].
Section 10.34Kansas Provisions. The following Kansas provision does not limit the express choice of New York law as set forth in Section 10.3 of this Agreement and the other Loan Documents. If and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Kansas law is held to govern this Agreement, any Mortgage Document encumbering a Property located in Kansas or any other Loan Document:
(a)Business Purpose. The Loan is for “business purposes” within the meaning of K.S.A. Section 16-207.
Section 10.35Kentucky Provisions. The following Kentucky provision does not limit the express choice of New York law as set forth in Section 10.3 of this Agreement and the other Loan Documents. If and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Kentucky law is held to govern this Agreement, any Mortgage Document encumbering a Property located in Kentucky or any other Loan Document:
(a)The maximum aggregate principal amount of each of the Borrower TRS Guaranty, Equity Owner Guaranty and the Sponsor Guaranty (collectively, the “Guarantees”) shall not exceed $784,360,000.00 (“Maximum Aggregate Liability”), plus interest on the Guaranteed Obligations (as defined in each of the Guarantees) accruing from the date of and pursuant to the instruments creating or evidencing the Guaranteed Obligations, or if there are no such instruments, from the date the Guaranteed Obligations were incurred until the Guaranteed Obligations have been repaid or otherwise satisfied in full to Lender (the “Interest”), plus all reasonable attorneys’ fees and costs and expenses incurred by Lender in collecting or attempting to collect the Guaranteed Obligations or incurred in attempting to enforce the Guarantees (the “Costs”). The Maximum Aggregate Liability does not include Interest and Costs and shall be in addition to the Maximum Aggregate Liability of Sponsor or the respective Guarantor, as applicable, to Lender under any other guaranty of Sponsor or such Guarantor heretofore or hereafter given.
(b)With respect to the Guaranteed Obligations, each of the Guarantees shall terminate on December 8, 2030 (the “Limitation Date”) to the extent they do not terminate earlier by their express terms. The word ‘terminate’ in the preceding sentence shall be given the same use and effect as set forth in KRS 371.065, as amended and effective in July, 1990, and shall hereinafter be referred to as the “Limitation.” The Limitation of the Guarantees shall not affect in any manner the Guaranteed Obligations created or incurred on or prior to and existing on the Limitation Date and shall not affect any renewals, extensions, modifications or revivals of, Interest accruing on, or Costs incurred with respect to, the Guaranteed Obligations on or after the Limitation Date. The sole effect of the Limitation of the Guarantees shall be to exclude from the Guaranteed Obligations all liabilities and Guaranteed Obligations arising out of additional loans, advances, discounts, or credit extensions made by Lender to Borrower after the Limitation Date which are not renewals, extensions, modifications or revivals of the Guaranteed Obligations.
Section 10.36Mississippi Provisions. The following Mississippi provision does not limit the express choice of New York law as set forth in Section 10.3 of this Agreement and the

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other Loan Documents. If and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Mississippi law is held to govern this Agreement, any Mortgage Document encumbering a Property located in Texas or any other Loan Document:
(a)[Reserved].
Section 10.37Missouri Provisions. The following Missouri provision does not limit the express choice of New York law as set forth in Section 10.3 of this Agreement and the other Loan Documents. If and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Missouri law is held to govern this Agreement, any Mortgage Document encumbering a Property located in Missouri or any other Loan Document:
(a)Statutory Notice. The following notice is provided pursuant to Section 432.045 of the Missouri Revised Statutes:
ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN YOU AND US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
(b)Notices Under Section 443.055, Subsection 6 or 8. In the event any person legally entitled thereto shall at any time deliver or cause to be delivered to any Lender a notice pursuant to subsection 6 or 8 of Section 443.055 of the Missouri Revised Statutes electing to terminate the operation of this Agreement as security for future advances or future obligations made or incurred after the date of such notice, then upon receipt of such notice such Lender shall have no further obligation under the applicable Note, this Agreement or otherwise to advance monies to or for the account of Borrower, notwithstanding anything in the Notes or this Agreement or the other Loan Documents to the contrary. Moreover, any request by Borrower for an advance under the Note or hereunder shall constitute a certification that no such notice of lien termination has been given.
(c)Insurance. The following notice is given pursuant to Section 427.120 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:
UNLESS YOU (BORROWER) PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, WE (LENDER) MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL; PROVIDED THAT, FOR THE AVOIDANCE OF DOUBT, THE EVIDENCE OF INSURANCE COVERAGE REQUIRED TO BE PROVIDED IN ACCORDANCE WITH SECTION 5.1.1(b) SHALL CONSTITUTE SUFFICIENT EVIDENCE OF INSURANCE FOR PURPOSES OF THIS SECTION. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE

BUSINESS.30586915.9

AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.
Section 10.38Nebraska Provisions. The following Nebraska provision does not limit the express choice of New York law as set forth in Section 10.3 of this Agreement and the other Loan Documents. If and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Nebraska law is held to govern this Agreement, any Mortgage Document encumbering a Property located in Nebraska or any other Loan Document:
(a)[Reserved].
Section 10.39North Carolina Provisions. The following North Carolina provisions do not limit the express choice of New York law as set forth in Section 10.3 of this Agreement and the other Loan Documents. If and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, North Carolina law is held to govern this Agreement, any Mortgage Document encumbering a Property located in North Carolina or any other Loan Document:
(a)Borrower waives all the benefits and defenses provided in Chapter 26 of the North Carolina General Statutes including, without limitation, NCGS §26-7.
(b)Notwithstanding anything herein or in any other Loan Document to the contrary, whenever the term “reasonable attorneys’ fees” is used it shall mean attorneys’ fees actually incurred (based on the actual number of hours worked by outside legal counsel and paralegals multiplied by the usual and customary hourly rate then in effect) and actual out-of-pocket legal expenses, notwithstanding any statutory presumption set forth in NCGS §6.21.2 or otherwise to the contrary.
Section 10.40Ohio Provisions. The following Ohio provisions do not limit the express choice of New York law as set forth in Section 10.3 of this Agreement and the other Loan Documents. If and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Ohio law is held to govern this Agreement, any Mortgage Document encumbering a Property located in Ohio or any other Loan Document:
(a)Borrower’s Attorneys’ Fees. With respect to any agreement by Borrower in this Agreement any other Loan Document to pay Lender’s attorneys’ fees and disbursements incurred in connection with the Loan, Borrower agrees that each Loan Document is a “contract of indebtedness” and that the attorneys’ fees and disbursements referenced are those which are a reasonable amount, all as contemplated by Ohio Revised Code Section 1319.02, as such Section may hereafter be amended. Borrower further agrees that the indebtedness incurred in connection with the secured obligations is not incurred for purposes that are primarily personal, family or

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household and confirms that the total amount owed on the contract of indebtedness exceeds One Hundred Thousand and No/100 Dollars ($100,000.00).
Section 10.41South Carolina Provisions. The following South Carolina provision does not limit the express choice of New York law as set forth in Section 10.3 of this Agreement and the other Loan Documents. If and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, South Carolina law is held to govern this Agreement, any Mortgage Document encumbering a Property located in South Carolina or any other Loan Document:
(a)[Reserved].
Section 10.42Tennessee Provisions. The following Tennessee provision does not limit the express choice of New York law as set forth in Section 10.3 of this Agreement and the other Loan Documents. If and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Tennessee law is held to govern this Agreement, any Mortgage Document encumbering a Property located in Tennessee or any other Loan Document:
(a)The provisions of the Loan Documents as to payment of attorneys’ fees and expenses of collection (i) will be subject to the discretion of the court as to the reward and the amount of attorneys’ fees, and (ii) may be subject to T.C.A. section 20-12-119 (c), which requires a court to award certain litigation costs and reasonable and necessary attorneys’ fees, up to $10,000, to the successful party if the court grants a motion to dismiss pursuant to Rule 12 of the Tennessee Rules of Civil Procedure for failure to state a claim upon which relief  may be granted.
Section 10.43Wisconsin Provisions. The following Wisconsin provision does not limit the express choice of New York law as set forth in Section 10.3 of this Agreement and the other Loan Documents. If and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Wisconsin law is held to govern this Agreement, any Mortgage Document encumbering a Property located in Wisconsin or any other Loan Document:
(a)[Reserved].
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.
LENDER:
BANK OF AMERICA, NATIONAL ASSOCIATION, as Lender

By: /s/ Michael Berg
Name: Michael Berg
Title: Director
BORROWER:
VINEBROOK HOMES BORROWER 1, LLC,
as Borrower

By: /s/ Brian Mitts
Name: Brian Mitts
Title: Authorized Representative
    [Signature Page to Loan Agreement]

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SCHEDULE I

PROPERTIES SCHEDULE
Omitted.

    Sch. I-1

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SCHEDULE II

ORGANIZATIONAL CHART

Omitted.

Sch. II-1

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SCHEDULE III

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
Omitted.
    Sch. III-1

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SCHEDULE IV
DEFINITION OF SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY
Borrower hereby represents and warrants to, and covenants with, Lender that since the date of its formation and the date of formation of each other Required SPE, Borrower and each other Required SPE have complied with the following and at all times on and after the date hereof and until such time as the Obligations are paid and performed in full Borrower shall and shall cause each other Required SPE to comply with the following (unless permitted under the terms of this Agreement or any other Loan Document or unless Borrower has received a Rating Agency Confirmation from each of the Rating Agencies and an additional Insolvency Opinion):
(a)Borrower (i) has been, is, and will be organized solely for the purpose of, and has not engaged and will not engage in any business other than, acquiring, renovating, rehabilitating, owning, maintaining, holding, exchanging, substituting, leasing, financing, transferring, selling, managing and operating the Properties, entering into this Agreement and any other Loan Documents to which it is a party, refinancing the Properties in connection with a permitted repayment of the Loan, holding funds in the Cash Management Account, the applicable Property Accounts and the Security Deposit Account, acting as the sole member of Borrower TRS and transacting lawful business that is incidental, necessary and appropriate to accomplish the foregoing, including, for the avoidance of doubt, holding and exercising voting rights in connection with ownership of Properties related to an HOA and transacting lawful business that is incident, necessary and appropriate to the exercise of such voting rights, and (ii) has not owned, does not own, and will not own any asset or property other than (A) the Properties, (B) its 100% membership interest in Borrower TRS, (C) incidental personal property necessary or desirable for the ownership or operation of the Properties, and (D) Permitted Investments, the Collections in the Cash Management Account from time to time, cash and cash equivalents.
(b)Equity Owner (i) has been, is, and will be organized solely for the purpose of, and has not engaged and will not engage in any business other than, acting as the sole member of Borrower, executing the Equity Owner Guaranty and the Equity Owner Security Agreement, and transacting lawful business that is incidental, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than its 100% membership interest in Borrower.
(c)Borrower TRS (i) has been, is, and will be organized solely for the purpose of, and has not engaged and will not engage in any business other than acquiring, renovating, rehabilitating, owning, holding, selling, transferring, refinancing, leasing, exchanging, managing and operating the Properties, entering into and performing its obligations under the Borrower TRS Guaranty and the Borrower TRS Security Agreement and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, including providing the Borrower TRS Guaranty and the Borrower TRS Security Agreement, and (ii) does not own and will not own any asset or property other than the Properties and personal property necessary or incidental to its marketing and sale of such Properties, including receivables, cash and cash equivalents.
(d)Except in connection with contributions and distributions permitted pursuant to the terms of such Required SPE’s organizational documents and this Agreement, each Required SPE has not and will not enter into any contract or agreement with any Affiliate of such Required SPE (i) except upon commercially reasonable terms and conditions that are comparable to those of an arms-length basis with third parties other than any such party and (ii) other than pursuant to the Equity Owner Guaranty, the Borrower TRS Guaranty and such other documents as required in the Loan Documents, provided that, transactions by and between
    Sch. IV-1

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Borrower and Borrower TRS, entry into the Management Agreement and entry into certain distribution and contribution agreements on or prior to the Closing Date shall not be deemed a violation of this subparagraph (d).
(e)Each Required SPE has not incurred and will not incur any Indebtedness other than, with respect to Borrower, Permitted Indebtedness and, with respect to Equity Owner, Guarantor’s Permitted Indebtedness and, with respect to Borrower TRS, Borrower TRS Permitted Indebtedness. No Indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by the Collateral and certain distribution and contribution agreements entered into on or prior to the date hereof.
(f)Except for the capital contributions permitted or not prohibited under the Agreement, each Required SPE has not made and will not make any loans or advances to any third party that is not a Required SPE (including any Affiliate or constituent party), and has not and shall not acquire obligations or securities of any Affiliates which are not Required SPEs; provided, that (i) Equity Owner may own the securities of Borrower as described herein, (ii) Borrower may own the securities of Borrower TRS as described herein, (iii) Borrower and Equity Owner shall be jointly and severally liable for all obligations of Borrower under the Loan Documents and (iv) Borrower and Borrower TRS may be jointly and severally liable for all obligations of Borrower and Borrower TRS under the Management Agreement.
(g)Each Required SPE has been, is, and intends to remain solvent and each Required SPE has paid and intends to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of any Required SPE to make any additional capital contributions to such Required SPE; provided, further, for the avoidance of doubt, that each Required SPE may reimburse the Property Manager for any expenses (including any Operating Expenses) paid on such Required SPE’s behalf in accordance with the Management Agreement.
(h)Each Required SPE has done or caused to be done, and will do, all things necessary to observe organizational formalities in all material respects and preserve its existence, and no Required SPE will, nor will such Required SPE permit any Person to, (i) terminate or fail to comply with the provisions of its organizational documents in all material respects, or (ii) unless (A) Lender has consented and (B) following a Securitization of the Loan, the applicable Rating Agencies have issued a Rating Agency Confirmation in connection therewith, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents.
(i)Except as permitted in paragraph (m) below, each Required SPE has maintained and will maintain all of its books, records and bank accounts and other documents separate from those of its Affiliates and any other Person. No Required SPE’s assets will be listed as assets on the financial statement of any other Person, provided, however, that a Required SPE’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of such Required SPE and such Affiliates, and (ii) such assets shall be listed on such Required SPE’s own separate balance sheet. Except to the extent that such Required SPE is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable Legal Requirements, each Required SPE will file its own tax returns (to the extent such Required SPE is required to file any such tax returns) and will not file a consolidated, combined or unitary income tax return (as provided for in Section 1501 of the Code or any applicable state or local law) with any other Person. Each Required SPE has maintained and shall maintain its books, records, resolutions and agreements in accordance with this Agreement.
    Sch. IV-2

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(j)Each Required SPE has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of such Required SPE or any constituent party of such Required SPE), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or department or part of the other and shall maintain and utilize separate stationery, invoices and checks bearing its own name, provided, that each Property may be commonly marketed by Manager under the “VineBrook” or other similar name or platform, and provided further, that for the avoidance of doubt, any membership interests held by a Loan Party in an HOA shall not constitute a division, department or part of such entity.
(k)Each Required SPE has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of any Required SPE to make any additional capital contributions to such Required SPE.
(l)To the fullest extent permitted by law, no Required SPE or any constituent party of such Required SPE has sought or will seek or effect the liquidation, dissolution, winding up, consolidation, merger or division (whether pursuant to Section 18-217 of the Act or otherwise) in whole or in part, of such Required SPE.
(m)No Required SPE has or will commingle the funds and other assets of such Required SPE with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name, except as otherwise provided in this Agreement, provided, that Borrower TRS may commingle its assets with those of Borrower, may participate in Borrower’s cash management system and may hold assets in Borrower’s name.
(n)Except as otherwise permitted in paragraph (m) above, each Required SPE has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person, provided, that Borrower TRS may hold assets in Borrower’s name.
(o)No Required SPE has or will assume or guarantee or become obligated for the debts of any other Person (other than other Required SPEs) and no Required SPE has or will hold itself out to be responsible for or have its credit or assets available to satisfy the debts or obligations of any other Person (other than any other Required SPE), except, in each case, as contemplated by this Agreement or the other Loan Documents.
(p)The organizational documents of each Required SPE shall provide that at all times there shall be (and each Required SPE shall at all times cause there to be) at least one (1) duly appointed Independent Director or Independent Manager, and that no Independent Director or Independent Manager (as applicable) may be removed or replaced without Cause and unless such Lender is provided with not less than three (3) Business Days’ prior written notice of (a) any proposed removal of an Independent Director or Independent Manager (as applicable), together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director or Independent Manager (as applicable), together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director or Independent Manager (as applicable).
(q)From and after the date hereof, the organizational documents of each Required SPE shall provide that such Required SPE shall not take any action which, under the terms of any certificate of formation or certificate of partnership, as applicable, operating agreement or partnership agreement, as applicable, or any agreement with respect to voting of its
    Sch. IV-3

BUSINESS.30586915.9

equity interests, requires a unanimous vote of the (A) the sole member of such Required SPE (the “Sole Member”), (B) the board of directors of such Required SPE or (C) the committee of managers of such Required SPE designated to manage the business affairs of such Required SPE (the “Committee”), unless at the time of such action there shall be at least one (1) duly appointed Independent Director or Independent Manager and such Independent Director or Independent Manager (as applicable) has participated in such vote. The organizational documents of each Required SPE shall provide that the following actions require unanimous written consent, including the written consent of the Independent Directors or Independent Managers (each, a “Material Action”): (i) institute proceedings to have a Required SPE be adjudicated bankrupt or insolvent, (ii) consent to the institution of a bankruptcy or insolvency proceeding against a Required SPE, (iii) file a voluntary bankruptcy petition or any other petition seeking, or consent to, reorganization, bankruptcy, insolvency or liquidation or relief with respect to a Required SPE under any applicable federal or state law relating to a bankruptcy, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Required SPE or a substantial part of its property, or make any assignment for the benefit of creditors of a Required SPE, (iv) generally fail to or admit in writing its inability to pay debts generally as they become due or seek to substantively consolidate itself in connection with any bankruptcy with respect to Lender or Sponsor, (v) take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Required SPE, provided, for purposes of clauses (iv) and (v), the following shall not constitute a Material Action: (1) admissions or statements which are compelled and required by law and which are true and correct, or (2) admissions or statements in writing to Lender or any servicer of the Loan, or in connection with any audit opinion or “going concern” qualification in its audited financial statements or to any Affiliate of Borrower or any investor in any such Affiliate, that (x) Borrower cannot pay its Operating Expenses, (y) Borrower cannot pay debt service on the Loan, or (z) Borrower cannot repay or refinance the Loan on the Maturity Date. For purposes of the definition of Material Action in the foregoing sentence, the term “Bankruptcy” shall mean, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if sixty (60) days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within sixty (60) days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within sixty (60) days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replaced the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act. In addition, the organizational documents of each Required SPE (to the extent such Required SPE is an Acceptable LLC or a corporation formed under the laws of any jurisdiction of the United States) shall provide that, when voting with respect to any Material Action, the Independent Director or Independent Manager (as applicable) shall consider only the interests of the applicable Required SPE, including its creditors. No Required SPE shall take any of the foregoing actions without the unanimous written consent of its board of directors, its member(s), it partner(s) or the Committee, as applicable, including (or together with) all Independent Directors or Independent Managers, as applicable. Without limiting the generality of the foregoing, such documents shall expressly provide that, to the greatest extent permitted by law, except for duties to the Required SPE (including duties to equity holders solely to the extent of their respective economic interests in the Required SPE and to the Required SPE’s creditors as
    Sch. IV-4

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set forth in the immediately preceding sentence), such Independent Directors or Independent Managers (as applicable) shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) the Required SPE or the Required SPE’s other equity holders, (ii) other Affiliates of the Required SPE, or (iii) any group of Affiliates of which the Required SPE is a part; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.
(r)From and after the date hereof, each Required SPE that is a Delaware single-member limited liability company complies with the following requirements (an “Acceptable LLC”):
(i)the organizational documents shall provide that, as long as any portion of the Obligations remains outstanding, upon the occurrence of any event that causes the Sole Member of such limited liability company to cease to be a member of such limited liability company (other than (i) upon an assignment by Sole Member of all of its limited liability company interest in the limited liability company and the admission of the transferee, if permitted pursuant to the organizational documents and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member to the limited liability company, if permitted pursuant to the organizational documents and the Loan Documents), each of the persons acting as an Independent Director or Independent Manager (as applicable) of such Required SPE shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of such limited liability company, automatically be admitted as members of the limited liability company (in each case, individually, a “Special Member” and collectively, the “Special Members”) and shall preserve and continue the existence of the limited liability company without dissolution. The organizational documents of the limited liability company shall further provide that for so long as any portion of the Obligations is outstanding, no Special Member may resign or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the limited liability company as a Special Member, and (ii) such successor Special Member has also accepted its appointment as an Independent Director or Independent Manager (as applicable);
(ii)the organizational documents of the limited liability company shall provide that, as long as any portion of the Obligations remains outstanding, except as expressly permitted pursuant to the terms of this Agreement, (x) Sole Member may not resign, and (y) no additional member shall be admitted to the limited liability company; and
(iii)the organizational documents of the limited liability company shall provide that, as long as any portion of the Obligations remains outstanding: (v) the limited liability company shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of the limited liability company or the occurrence of any other event which terminates the continued membership of the last remaining member of the limited liability company unless the business of the Required SPE is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (w) upon the occurrence of any event that causes the last remaining member of the limited liability company to cease to be a member of the limited liability company or that causes Sole Member to cease to be a member of the limited liability company (other than (A) upon an assignment by Sole Member of all of its limited liability company interest in the limited liability company and the admission of the transferee, if permitted pursuant to the organizational documents and the Loan Documents, or (B) the resignation of Sole Member and the admission of an additional member of the limited liability
    Sch. IV-5

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company, if permitted pursuant to the organizational documents and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the limited liability company, agree in writing (I) to continue the existence of the limited liability company, and (II) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the limited liability company, effective as of the occurrence of the event that terminated the continued membership of such member in the limited liability company; (x) the bankruptcy of Sole Member or a Special Member shall not cause such Sole Member or Special Member, respectively, to cease to be a member of the limited liability company and upon the occurrence of such an event, the business of the limited liability company shall continue without dissolution; (y) that in the event of the dissolution of the limited liability company, the limited liability company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the limited liability company in an orderly manner), and the assets of the limited liability company shall be applied to pay or provide for the payment of all debts and liabilities of the limited liability company; and (z) that to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause the limited liability company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the limited liability company, to compel any sale of all or any portion of the assets of the limited liability company pursuant to any applicable Legal Requirements or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the limited liability company.
(s)As of the Closing Date, except as permitted in paragraph (m) above, no Required SPE has permitted or will permit any Affiliate (except a Manager pursuant to a Management Agreement entered into in accordance with this Agreement) or constituent party independent access to its bank accounts.
(t)Each Required SPE has paid and intends to pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds and assets, and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations; provided that no Required SPE shall be required to maintain any employees; provided further, that the foregoing shall not require any direct or indirect member, partner or shareholder of any Required SPE to make any additional capital contributions to such Required SPE; provided further, for the avoidance of doubt, that the Property Manager may pay for certain Operating Expenses with respect to the Properties and obtain reimbursement from Borrower pursuant to the Management Agreement.
(u)Each Required SPE has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space.
(v)From and after the date hereof, except in connection with the Loan or the Borrower TRS Security Agreement, no Required SPE has pledged and no Required SPE will pledge its assets for the benefit of any other Person.
(w)From and after the date hereof, if such Required SPE is (i) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (ii) a limited partnership, has a limited partnership agreement, or (iii) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity will not engage in any other business activity, or amend its organizational documents with respect to the matters set forth on this Schedule IV without the consent of Lender.
    Sch. IV-6

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(x)As of the Closing Date, no Required SPE has, does or will have any of its obligations guaranteed by an Affiliate (other than by the Equity Owner Guaranty, the Borrower TRS Guaranty and the Sponsor Guaranty with respect to the Loan).
As used herein:
“Cause” means, with respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager, as applicable, that constitute willful disregard of, or gross negligence with respect to, such Independent Director’s or Independent Manager’s, as applicable, duties, (ii) such Independent Director or Independent Manager, as applicable, has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, as applicable, (iii) such Independent Director or Independent Manager, as applicable, has breached its fiduciary duties of loyalty and care as and to the extent of such duties in accordance with the terms of the applicable Required SPE’s organizational documents, (iv) there is a material increase in the fees charged by such Independent Director or Independent Manager, as applicable, or a material change to such Independent Director’s or Independent Manager’s, as applicable, terms of service, (v) such Independent Director or Independent Manager, as applicable, is unable to perform his or her duties as Independent Director or Independent Manager, as applicable, due to death, disability or incapacity, or (vi) such Independent Director or Independent Manager, as applicable, no longer meets the definition of Independent Director or Independent Manager, as applicable.
“Independent Director” or “Independent Manager” means a natural person selected by the applicable Required SPE (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company, (d) who is duly appointed as an Independent Director or Independent Manager and is not, will not be while serving as Independent Director or Independent Manager (except pursuant to an express provision in the applicable Required SPE’s operating agreement providing for the appointment of such Independent Director or Independent Manager to become a “special member” upon the last remaining member of Borrower ceasing to be a member of such Required SPE) and shall not have been at any time during the preceding three (3) years, any of the following:
(i)a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of any Required SPE, any Affiliate of any Required SPE or any direct or indirect parent of any Required SPE;
(ii)a customer, supplier or other Person who derives any of its purchases or revenues from its activities with any Required SPE or any Affiliate of any Required SPE (other than, with respect to any Independent Manager, revenues for providing similar services to other Affiliates that are set up as bankruptcy-remote special purpose entities);
(iii)a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person described in clause (i) or clause (ii) above; or
(iv)a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person described in clause (i) or clause (ii) above.
“Nationally Recognized Service Company” means any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, National
    Sch. IV-7

BUSINESS.30586915.9

Corporate Research, Ltd., United Corporate Services, Inc., Independent Member Services LLC or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Lender, in each case that is not an Affiliate of any Required SPE and that provides professional independent directors and other corporate services in the ordinary course of its business.
    Sch. IV-8

BUSINESS.30586915.9

SCHEDULE V
ALLOCATED LOAN AMOUNT
Omitted.

    Sch. V-1

BUSINESS.30586915.9

SCHEDULE VI

QUALIFIED TITLE INSURANCE COMPANIES

Omitted.
    Sch. VI-1

BUSINESS.30586915.9

SCHEDULE VII

CHIEF EXECUTIVE OFFICE, OTHER OFFICES, PRIOR NAMES AND EMPLOYER IDENTIFICATION NUMBER
Omitted.

Sch. VII-1

BUSINESS.30586915.9

SCHEDULE VIII

SECURITIES
EQUITY OWNER:

Issuer	Owner	Class of Membership Interest	Percentage of Membership Interests
VineBrook Homes Borrower 1, LLC	VineBrook Homes Equity Owner 1, LLC	Limited liability company	100%

Sch. VIII-1

BUSINESS.30586915.9

BORROWER:

Issuer	Owner	Class of Membership Interest	Percentage of Membership Interests
VineBrook Homes TRS 1, LLC	VineBrook Homes Borrower 1, LLC	Limited liability company	100%

Sch. VIII-2

BUSINESS.30586915.9

SCHEDULE IX
MIDLAND LOAN SERVICES
2023-SFR1 SFR ASSET MANAGEMENT FEES
Omitted.

Sch. IX-1

BUSINESS.30586915.9

SCHEDULE X
PERIODIC RATING AGENCY INFORMATION
All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement to which this Schedule X is attached.
(a)Annual Audited Financial Statements of REIT. Within one hundred twenty (120) days following the end of each calendar year, commencing with the calendar year ending December 31, 2023, audited copies, of a balance sheet, statements of operations and retained earnings, and statement of cash flows of REIT (accompanied by consolidating schedules for Borrower and Sponsor), in each case as of the end of such calendar year, setting forth in each case in comparative form the figures for the immediately preceding calendar year (if any), all in reasonable detail and prepared in accordance with GAAP and the inclusion of footnotes to the extent required by GAAP, such audited financial statements to be accompanied by a report, prepared in accordance with generally accepted auditing standards, of an Independent Accountant selected by REIT (which opinion on such consolidated information shall be without any qualification as to the scope of such audit), which may be satisfied by the delivery of Form 10-K pursuant to Section 4.3.1(b) of the Loan Agreement.
(b)Quarterly Property Information. Within sixty (60) days after the end of each calendar quarter commencing with the calendar quarter beginning on January 1, 2024, the following information for the Properties, in each case, (x) for each metropolitan statistical area (“MSA”) where Properties are located and (y) in the aggregate for all Properties. All such information shall be presented in Excel format and shall be determined as of the last day of the applicable calendar quarter or for the calendar quarter then ended, as applicable.1
(1) A report containing:
(i)Reporting date;
(ii)Deal name;
(iii)MSA;
(iv)GPR (as defined in the Loan Agreement, it being understood that the determination of market Rents for vacant properties shall be made by Borrower and Rents will be determined for a quarterly period (not annualized));
(v)Other Receipts;
(vi)Gross Revenue (as defined below);
(vii)Actual Delinquent Amount (as defined below);
(viii)Concessions
(ix)Actual Vacancy Amount (as defined below);
(x)Actual Net Revenue (as defined below);
(xi)Controllable Operating Expenses (as defined below), showing separately:
oProperty maintenance and repairs expenses;
oProperty leasing & marketing expenses;
oProperty turnover expenses;
oProperty G&A expenses;
oControllable Operating Expenses (in the aggregate); and
1With respect to items (b)(1)(v)-(viii), (xi) and (xii) and (b)(2)(iv), the calculations shall be determined on a basis consistent with GAAP.
Sch. X-1

BUSINESS.30586915.9

(xii)Non-Controllable Operating Expenses (as defined below), showing separately:
oactual property management fees;
oProperty Taxes;
ohomeowners’ or condominium owners’ association (collectively, “HOA”) dues, fees and assessments;
oinsurance premiums;
oNon-Controllable Operating Expenses (in the aggregate)
oActual Net Operating Income (as defined below) (before Capital Expenditure Funds);
oCapital Expenditure Funds; and
oActual Net Operating Income.
(2) A report containing:
(i)Reporting date;
(ii)Deal name;
(iii)MSA; and
(iv)Capital Expenditures2.
For purposes of clauses (b) and (e) hereof, the following terms shall have the corresponding meanings:
“Actual Delinquent Amount” means, for the applicable calendar quarter, Borrower’s bad debt expense included in such calendar quarter’s GAAP financial statements.
“Actual Net Operating Income” means, for the applicable calendar quarter, the excess of: (i) the sum of (x) the lesser of (A) GPR less (I) Actual Delinquent Amount, (II) Actual Vacancy Amount and (III) the excess (if any) of Concessions over underwritten Concessions included in GPR, and (B) GAAP rental revenue (after the impact of any Concessions and deducting the Actual Delinquent Amount for such period) included in the applicable calendar quarter’s GAAP financial statements, and (y) Other Receipts; over (ii) the sum of (x) Operating Expenses and (y) Underwritten Capital Expenditures.
“Actual Net Revenue” means, for the applicable calendar quarter, for the applicable Properties, the sum of (i) GPR less (A) Actual Delinquent Amount, (B) Actual Vacancy Amount and (C) the excess (if any) of Concessions over underwritten Concessions included in GPR and (ii) Other Receipts.
“Actual Vacancy Amount” means, for the applicable calendar quarter, an amount equal to the product of (a) a fraction (expressed as a percentage) having a numerator equal to the number of days for which Properties were vacant during the course of the applicable calendar quarter and a denominator equal to 365 and (b) the then-current annualized market rents for Properties that are vacant as of such period, as determined by Borrower.
“Aged Receivables Balance” means, for the applicable calendar month, the rent-specific accounts receivable balance outstanding as of the last day of the applicable calendar month, in each case outlined according to the following categorizations: (i) prepaid rent, (ii) balance 61-90
2Capital Expenditures (other than Discretionary Capital Expenditures) and Discretionary Capital Expenditures shall be reported separately.
Sch. X-2

BUSINESS.30586915.9

days past due, (iii) balance more than 90 days past due, and (iv) balance more than 60 days past due (which shall be calculated as (x) the sum of the amounts reported in items (ii) and (iii) less (y) any amounts reported in item (i)).
“Controllable Operating Expense” means, all expenses that constitute Operating Expense, provided Controllable Operating Expense shall not include any of the expenses included in the calculation of Non-Controllable Operating Expense.
“Gross Revenue” means, for the applicable period, an amount equal to the Collections received by Borrower (before the impact of any Concessions or deducting the Actual Delinquent Amount for such period), determined in accordance with GAAP.
“Non-Controllable Operating Expense” means, all items of Operating Expense, described in clause (b)(1)(xii) of this Schedule X.
(c)Quarterly Portfolio Comparison Information. Within sixty (60) days after the end of each calendar quarter commencing with the calendar quarter beginning on January 1, 2024, a comparison between (x) the Properties and (y) the residential home properties of Sponsor (each presented in the aggregate as further described below). All such information shall be presented in Excel format and shall be determined as of the last day of the applicable calendar quarter or for the calendar quarter then ended, as applicable.
(i)Number of residential home properties owned;
(ii)Current Property Value (or, in the case of assets that are not a Property, such home price valuation as the Sponsor utilizes for its internal reporting) and cost basis of assets;
(iii)Average age of assets;
(iv)Current average monthly rent;
(v)Average renewal rate percentage during the period being measured; and
(vi)Number of assets sold during the period being measured.
All such information shall be provided, in the case of the Properties, (x) in the aggregate for the top ten MSAs where the Properties are located compared against the residential home properties of Sponsor for such MSAs, (y) in the aggregate for all other MSAs where the Properties are located compared against the residential home properties of Sponsor for such MSAs and (z) in the aggregate for all Properties and, in the case of the residential home properties of Sponsor, in the aggregate with respect to the entire portfolio.
(d)Quarterly Property Valuation Information. Within sixty (60) days following the end of each calendar quarter commencing with the calendar quarter beginning on January 1, 2024, a schedule of the Properties remaining subject to the Lien of the Collateral Documents as at the end of such calendar quarter, the following information for each Property. All such information shall be presented in Excel format and shall be determined as of the last day of the applicable calendar quarter or for the calendar quarter then ended, as applicable.
(i)Reporting date;
(ii)Deal name;
(iii)Property ID3;
(iv)Manager;
(v)Third Party Property Manager;
(vi)Property address;
3Use Property ID as of Cut-Off Date or Substitution Date, as applicable.
Sch. X-3

BUSINESS.30586915.9

(vii)City;
(viii)Zip code;
(ix)MSA;
(x)County;
(xi)State;
(xii)Current Property Value (as defined below);
(xiii)Current valuation type;
(xiv)Current valuation index name;
(xv)Current valuation provider;
(xvi)Current valuation date;
(xvii)Previous Property Value (as defined below);
(xviii)Previous valuation type;
(xix)Previous valuation index name;
(xx)Previous valuation provider; and
(xxi)Previous valuation date.
“Current Property Value” means, with respect to each Property, the valuation of such Property determined (i) for the calendar quarter beginning on January 1, 2024, as the BPO Value for such Property shown on Schedule I to the Loan Agreement and (ii) for each subsequent calendar quarter, such Property’s Previous Property Value as increased or decreased, by the percentage change in the CoreLogic HPI (or such other home price valuation index as Sponsor utilizes for its internal reporting) applicable to the “Closest MSA” for such Property as provided in Schedule I to the Loan Agreement.

“Previous Property Value” means, with respect to each Property, the Current Property Value for such Property for the previous calendar quarter (if applicable).
(e)Monthly Property Information. Within thirty (30) days after the end of each calendar month, commencing with the month ending January 31, 2024, the following information for each Property with respect to such completed calendar month. All such information shall be presented in Excel format and shall be determined as of the last day of the applicable calendar month.4
(i)Reporting date;
(ii)Deal name;
(iii)Property ID5;
(iv)Manager;
(v)Third Party Property Manager;
(vi)Property Address;
(vii)City;
(viii)Zip Code;
(ix)MSA;
(x)County;
(xi)State;
(xii)Contractual rent;
(xiii)Aged Receivables Balance (as defined above);
(xiv)Current occupancy status (Occupied or Vacant);
(xv)Number of days vacant in the applicable calendar month;
4 The party delivering such reports to the Rating Agencies shall designate all Monthly Property Information as confidential, proprietary and non-public upon delivery to any Rating Agencies and shall indicate that such information should be treated as subject to the confidentiality policies of such Rating Agencies applicable to material non-public information and the engagement letter agreements entered into by the Rating Agencies with respect to the Securitization.
5Use Property ID as of Cut-Off Date or Substitution Date, as applicable.
Sch. X-4

BUSINESS.30586915.9

(xvi)Numbers of days occupied (calculated as the total number of days in the applicable calendar month less the number of days reported in clause (e)(xvi) above);
(xvii)Previous lease end date;
(xviii)Lease start date;
(xix)Lease end date;
(xx)Renewal/new lease (Renewal or New);
(xxi)Month-to-Month (Yes or No);
(xxii)Previous lease Month-to-Month (Yes or No);
(xxiii)Tenant deemed delinquent (Yes or No);
(xxiv)Tenant delinquency status (0-30 days, 31-60 days, 61-90 days or 90+ days);
(xxv)Subject to an HOA – Yes or No;
(xxvi)HOA Contact Information (Name);
(xxvii)HOA Payment Frequency (Monthly, Quarterly, Semi-Annually, or Annually);
(xxviii)Next HOA Payment Date(s);
(xxix)HOA Annual Amount Prepaid – Yes or No;6 and
(xxx)Months of Security Deposit.

In the event that any information provided for a calendar month under this clause (e) contains material inaccuracies, the monthly individual property information for the following calendar month shall include the following information:

(i)    Previous month occupancy status (Occupied or Vacant);

(f)Quarterly Property Sale Information. Within sixty (60) days after the end of each of the first three calendar quarters of each year, and within ninety (90) days after the end of each calendar year, commencing with the calendar quarter ending March 31, 2024, a list of all Properties sold by Borrower and released from the Lien of the Collateral Documents in such completed calendar quarter (including Disqualified Properties), the sales price for each such Property, the Release Amount for each such Property, the date sold and the reason for sale.
(g)Substitute Property Information. For each Substitute Property, provide the following information with respect to such Substitute Property on or about the Substitution Date. All such information shall be determined as of the date of the applicable Substitution and presented in Excel format.

Cut-Off/Substitution Date
Deal Name
Property ID7
Property Manager
Third Party Property Manager
Property Address
City
Zip Code
MSA
6 With respect to any property where HOA fees are prepaid annually, all data fields may be completed as if the frequency were annual and the due date were the next anticipated prepayment date.
7Use Property ID as of Acquisition Date.
Sch. X-5

BUSINESS.30586915.9

County
State
Acquisition Date
Acquisition Type (MLS, Trustee, Short-Sale, REO-Sale, Mini-Bulk, Bulk, or Non-Trustee)
Property Seller (if Acquisition Type is Mini-Bulk or Bulk)
Purchase Price
Hard Cost
Mixed Cost
Closing Cost
Other Cost
Total Cost (Post-Rehab)
Renovation Complete – Yes or No
Renovation Completion Date
Current Property Value
Current Valuation Type (BPO (Exterior), BPO (Interior), Full Appraisal, Exterior Appraisal, AVM, Home Price Index, or Other)
Current Valuation Index Name
Current Valuation Provider
Current Valuation Date
Property Type
Year Built
Total Square Feet
Number of Bedrooms
Number of Bathrooms
Pool (Yes or No)
Current Occupancy Status (Occupied or Vacant)
Number of Days Vacant
Time to Rent (Months)
Lease Start Date
Lease End Date
Month-to-Month
Future Lease Start Date
Previous Lease (Yes or No)
Vacant – Previous Lease Start
Vacant – Previous Lease End
Original Length of Lease (Months)
Security Deposit
Section 8 (Yes or No)
Actual Contractual Rent (Annual)
Sch. X-6

BUSINESS.30586915.9

Previous Actual Contractual Rent (Annual)
Underwritten Rent (Monthly)
Underwritten GPR (Annual)
Underwritten Other Receipts (Annual)
Underwritten Gross Revenue (Annual)
Underwritten Concessions (Annual)
Underwritten Vacancy (Annual)
Underwritten Net Revenue (Annual)
Underwritten Repairs & Maintenance (Annual)
Underwritten Leasing & Marketing Expense (Annual)
Underwritten Turnover Expense (Annual)
Underwritten Pool Maintenance Expense (Annual)
Underwritten Property Management Fees (Annual)
Underwritten Property Taxes (Annual)
Previous Actual Property Taxes (Annual)
Underwritten HOA Fees (Annual)
Underwritten Insurance Expense (Annual)
Previous Actual Insurance Expense (Annual)
Underwritten Other Expense (Annual)
Underwritten Net Operating Income (before Capital Expenditure) (Annual)
Underwritten Capital Expenditure Reserve (Annual)
Underwritten Net Operating Income (after Capital Expenditure Reserve) (Annual)
Tenant Delinquent (Yes or No)
Tenant Delinquency Stage (0-30 days, 31-60, 61-90 days, or 90+ days)
Actual Delinquent Amount (Annual)
Concessions (Annual)
HOA(s) (Yes or No)
HOA Contact Information
HOA Payment Frequency (Monthly, Quarterly, Semi-Annually, or Annually)
Actual HOA Fees paid
HOA Annual Amount Prepaid (Yes or No)
HOA Fees –Delinquent amount
Senior Liens (Yes or No)
Title Insurance on Senior Liens (Yes or No)
Substituted Property (Yes or No)

Sch. X-7

BUSINESS.30586915.9

(h)Estimated Quarterly HOA Fees. Within sixty (60) days after the end of each calendar quarter, commencing with the calendar quarter beginning January 1, 2023, the following information for each HOA Property. All such information shall be presented in Excel format and shall be determined as of the last day of the applicable calendar quarter.8

Property ID
Manager
Property Address
City
Zip Code
MSA
County
State
Property in an HOA (Yes/No)
HOA Name
# of HOAs
Payment Frequency
Most Recent HOA Payment Due Date
1st Payment Month
2nd Payment Month
3rd Payment Month
Periodic Payment Amount
Annual HOA Fees
HOA Fees Due for such Calendar Quarter
HOA Fees Paid for such Calendar Quarter
8With respect to any property where HOA Fees are prepaid annually, all data fields may be completed as if the frequency were annual and the due date were the next anticipated prepayment date.
Sch. X-8

BUSINESS.30586915.9

SCHEDULE XI
VACANT PROPERTIES
Omitted.

Sch. XI-1

BUSINESS.30586915.9

SCHEDULE XII
ADVANCE RENT
Omitted.

Sch. XII-1

BUSINESS.30586915.9

SCHEDULE XIII
SECURITY DEPOSIT ACCOUNT
Omitted.

Sch. XIII-1

BUSINESS.30586915.9

SCHEDULE XIV
TERMINATED ACCOUNTS
Omitted.

Sch. XIV-1

BUSINESS.30586915.9

SCHEDULE XV
NON-STABILIZED PROPERTIES
Omitted.
    Sch. XV-1

BUSINESS.30586915.9

SCHEDULE XVI
MAJOR CONTRACTS
Omitted.

    Sch. XVI-1

BUSINESS.30586915.9

SCHEDULE XVII
COMPETITOR PROPERTY MANAGERS
Omitted.

    Sch. XVII-1

BUSINESS.30586915.9

SCHEDULE XVIII
RENT DEPOSIT ACCOUNT
Omitted.
    Sch. XVIII-1

BUSINESS.30586915.9

EXHIBIT A

FORM OF BLOCKED ACCOUNT CONTROL AGREEMENT
Omitted.
    A-1

BUSINESS.30586915.9

EXHIBIT B

FORM OF PROPERTY ACCOUNT CONTROL AGREEMENT
Omitted.
    B-1

BUSINESS.30586915.9

EXHIBIT C

FORM OF TENANT DIRECTION LETTER
Omitted.
    D-1

BUSINESS.30586915.9

EXHIBIT D

[FORM OF] REQUEST FOR RELEASE
Omitted.
    E-2

BUSINESS.30586915.9

EXHIBIT E

FORMS OF U.S. TAX COMPLIANCE CERTIFICATE
Omitted.
F-1

BUSINESS.30586915.9

EXHIBIT F

PROTECTIVE LENDER PROVISIONS FOR RELEASES
Omitted.
G-1

BUSINESS.30586915.9

EXHIBIT G

FORM OF CLOSING DATE BPO CERTIFICATE
Omitted.

BUSINESS.30586915.9

EXHIBIT H

FORM OF CLOSING DATE OSN CERTIFICATE
Omitted.

I-1

BUSINESS.30586915.9

EXHIBIT I

[FORM OF] REQUEST FOR RELEASE
OF A DISQUALIFIED PROPERTY
Omitted.

BUSINESS.30586915.9

EXHIBIT J

FORM OF COMPLIANCE CERTIFICATE
Omitted.

BUSINESS.30586915.9

EXHIBIT K

FORM OF SECURITY DEPOSIT AND ADVANCE RENT NOTICE
Omitted.

BUSINESS.30586915.9

EXHIBIT L

FORM OF AUTOMATIC SWEEP INSTRUCTIONS
Omitted.

BUSINESS.30586915.9